================================================================================

                                U.S. $225,000,000

                   THIRD AMENDED AND RESTATED CREDIT AGREEMENT

                            dated as of May 19, 2005,

                                      among

                      GENERAL ELECTRIC CAPITAL CORPORATION,
            individually and in its capacity as administrative agent,

                             BANK OF AMERICA, N.A.,
            individually and in its capacity as documentation agent,

                            CERTAIN OTHER LENDERS AND
                     FINANCIAL INSTITUTIONS PARTIES HERETO,

                         FINLAY FINE JEWELRY CORPORATION

                             CARLYLE & CO. JEWELERS

                                       and

                            FINLAY ENTERPRISES, INC.

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   Section 2.2.  REVOLVING CREDIT FACILITY COMMITMENT AND BORROWING

   Section 2.5.  TERMINATION OR REDUCTION OF REVOLVING CREDIT FACILITY

                                        i

                                   (CONTINUED)

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   Section 2A.5. REQUEST FOR INCURRENCE OF LETTER OF CREDIT OBLIGATIONS..    52

   Section 4.4.  REAL PROPERTY; MORTGAGES; LEASEHOLD MORTGAGES; TITLE

                                       ii

                                   (CONTINUED)

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   Section 5.11. REPAYENT OF PRIOR LENDER OBLIGATIONS. SATISFACTION OF
                    OUTSTANDING LETTERS OF CREDIT........................    63
   Section 5.12. APPROVALS...............................................    63
   Section 5.13. CAPITAL STRUCTURE: OTHER INDEBTEDNESS...................    63
   Section 5.14. DUE DILIGENCE...........................................    63
   Section 5.15. CONSUMMATION OF RELATED TRANSACTIONS....................    63

SECTION 6. CONDITIONS PRECEDENT TO EACH BORROWING AND ISSUANCE OF LETTERS

   Section 8.8.  PAY INDEBTEDNESS TO LENDERS AND PERFORM OTHER

                                       iii

                                   (CONTINUED)

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   Section 8.27. LANDLORDS' AGREEMENTS, MORTGAGE AGREEMENTS AND BAILEE
                    LETTERS..............................................    80
   Section 8.28. INTERCOMPANY CHARGES AND MANDATORY DIVIDENDS RELATING TO
                    FINLAY MERCHANDISING.................................    81
   Section 8.29. INTERCOMPANY CHARGES AND MANDATORY DIVIDENDS RELATING TO

                                       iv

                                   (CONTINUED)

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                                        v

                                   (CONTINUED)

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                                       vi

                                   (CONTINUED)

                                                                            PAGE

SCHEDULES AND EXHIBITS
Schedule 2A.1(a)      -   Letters of Credit
Schedule 2A.1(b)      -   Bank of America Letters of Credit
Schedule 4.4          -   Real Property Mortgages
Schedule 4.4(a)(ii)   -   Excluded Leases
Schedule 8.3          -   Insurance
Schedule 8.22         -   Lockbox Accounts
Schedule 9.2          -   Existing Liens
Schedule 9.3          -   Indebtedness
Schedule 9.4          -   Outstanding Investments
Schedule 9.9          -   Compensation Policies
Schedule 9.21         -   Indenture Guarantees
Schedule 11.1         -   Subsidiaries
Schedule 11.5         -   Real Property
Schedule 11.7         -   Trademarks, Patents, Etc.
Schedule 11.8         -   Taxes
Schedule 11.13        -   ERISA
Schedule 11.16        -   Environmental Matters
Schedule 11.19        -   Collection, Concentration and Special Accounts
Schedule 11.20        -   Employment Agreements
Schedule 11.21        -   Labor Matters
Schedule 11.22        -   Other Ventures
Schedule 11.24        -   Material Contracts
Schedule 11.25        -   License Agreements

Exhibit A             -   Lenders, Commitments and Initial Eurodollar Offices
Exhibit B             -   Form of Indemnification Agreement
Exhibit C             -   Form of Master Agreement for Documentary
                             Letters of Credit
Exhibit D             -   Form of Master Agreement for Standby Letters of Credit
Exhibit 2.1(c)(ii)    -   Form of Swing Line Note
Exhibit 2.3(a)        -   Form of Revolving Note
Exhibit 2.4           -   Form of Borrower's Certificate
Exhibit 4.1(a)        -   Form of Pledge Agreement
Exhibit 4.2           -   Form of Trademark, Patent and Copyright
                             Security Agreement
Exhibit 4.3(a)        -   Form of Security Agreement
Exhibit 4.8           -   Form of Guaranty
Exhibit 4.9(a)        -   Assignment of Life Insurance
Exhibit 4.9(b)        -   Assignment of Business Interruption Insurance
Exhibit 5.1           -   Form of Opinion of Counsel for the Credit Parties
Exhibit 8.1(p)        -   Form of Borrowing Base Certificate
Exhibit 8.14          -   Form of Consignor Letter
Exhibit 9.2(j)        -   Form of Collateral Description Regarding Gold
                             Consignment Documents
Exhibit 12.15(c)      -   Form of Assignment

                                       vii

                                                                  EXECUTION COPY

          THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of May 19, 2005, among FINLAY FINE JEWELRY CORPORATION, a Delaware corporation ("Finlay" or
"Borrower Representative") and Carlyle & Co. Jewelers, a Delaware corporation
("Carlyle") (Finlay and Carlyle are collectively referred to herein as the
"Borrowers" and individually as a "Borrower"), FINLAY ENTERPRISES, INC., a
Delaware corporation (the "Parent"), GENERAL ELECTRIC CAPITAL CORPORATION, a
Delaware corporation having an office at 201 Merritt 7, Norwalk, CT 06856 ("GE
Capital"), individually and as administrative agent for each of the Lenders hereunder (GE Capital, in such capacity, together with any successor administrative agent under Section 12.13 hereof, being the "Agent"), BANK OF
AMERICA, N.A. ("Bank of America"), individually and as documentation agent for each of the Lenders hereunder (Bank of America, in such capacity, being the
"Documentation Agent"), and the other banks and other financial institutions named herein and whose signatures appear on the signature pages hereto (GE
Capital, Bank of America, and such other banks and other financial institutions and their respective successors and assigns, individually, a "Lender" and collectively, the "Lenders").

          WHEREAS, Finlay borrowed certain sums pursuant to the Credit Agreement dated as of May 26, 1993 among Finlay, the Parent, the Lenders thereunder and GE
Capital, individually as a Lender thereunder and as agent for the Lenders thereunder (such Credit Agreement, as amended, is referred to herein as the
"Original Credit Agreement");

          WHEREAS, the Original Credit Agreement was amended and restated in its entirety pursuant to the Amended and Restated Credit Agreement dated as of
September 11, 1997 among the Borrower, the Parent, the Lenders thereunder and GE
Capital, individually as a Lender thereunder and as agent for the Lenders thereunder (such Amended and Restated Credit Agreement, as amended, is referred to herein as the "First Amended and Restated Credit Agreement");

          WHEREAS, the First Amended and Restated Credit Agreement was amended and restated in its entirety pursuant to the Second Amended and Restated Credit
Agreement dated as of January 22, 2003 among Finlay, the Parent, the Lenders thereunder and GE Capital, individually as a Lender thereunder and as agent for the Lenders thereunder (such Second Amended and Restated Credit Agreement, as amended, is referred to herein as the "Second Amended and Restated Credit
Agreement");

          WHEREAS, pursuant to the Agreement and Plan of Merger dated as of the date hereof, by among Finlay, FFJ Acquisition Corp., Carlyle, certain stockholders of Carlyle and Russell L. Cohen, as stockholders' agent, Finlay acquired Carlyle, resulting in Carlyle being a wholly owned subsidiary of
Finlay;

          WHEREAS, Finlay has requested that the Lenders continue to make secured revolving credit advances from time to time for the purposes set forth in Section 7 hereof;

          WHEREAS, the Credit Parties have requested that the Agent, the Lenders and the L/C Issuer amend and restate the Second Amended and Restated Credit
Agreement; and

          WHEREAS, (a) this Agreement shall amend and restate the Second Amended and Restated Credit Agreement in its entirety as of the Closing Date on the terms and subject to the conditions set forth herein, (b) this Agreement shall not constitute a novation of the obligations and liabilities existing under the
Second Amended and Restated Credit Agreement or evidence payment of all or any of such obligations and liabilities and (c) from and after the Closing Date, the
Second Amended and Restated Credit Agreement shall be of no further force or effect, except to (i) evidence the Obligations (as defined therein) incurred,
(ii) the representations and warranties made and (iii) the actions or omissions performed, or required to be performed, thereunder prior to the Closing Date.

          NOW, THEREFORE, IT IS AGREED THAT THE SECOND AMENDED AND RESTATED
CREDIT AGREEMENT IS HEREBY AMENDED AND RESTATED IN ITS ENTIRETY TO READ AS
FOLLOWS:

          SECTION 1. DEFINITIONS AND ACCOUNTING TERMS

          Section 1.1. CERTAIN DEFINED TERMS. For all purposes of this
Agreement, unless the context otherwise requires, the following terms shall have the meanings set forth below (the following meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "A Rated Bank" shall have the meaning set forth in Section 9.4(b).

          "Account Debtor" means any Person who may become obligated to any
Credit Party under, with respect to, or on account of, an Account, Chattel Paper or General Intangibles (including a payment intangible).

          "Accounts" means all "accounts," as such term is defined in the UCC, now owned or hereafter acquired by any Credit Party, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper or Instruments) (including any such obligations that may be characterized as an account or contract right under the UCC), (b) all of each Credit Party's rights in, to and under all purchase orders or receipts for goods or services, (c) all of each Credit
Party's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all rights to payment due to any Credit Party for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit
Party), (e) all health care insurance receivables and (f) all collateral security of any kind, given by any Account Debtor or any other Person with respect to any of the foregoing. Without limiting the foregoing, "Accounts"
shall include amounts payable to Finlay under License Agreements as provided in the second paragraph of the definition of Eligible Receivables.

          "Acquisition" shall mean the purchase by Finlay of all of the outstanding capital stock of Carlyle pursuant to the Acquisition Agreement.

          "Acquisition Agreement" shall mean the Agreement and Plan of Merger dated as of May 19, 2005 by and among Finlay FFJ Acquisition Corp., Carlyle, certain stockholders of Carlyle and Russell L. Cohen, as stockholder agent.

          "Additional Indebtedness" shall mean all Obligations other than principal of Revolving Advances and interest thereon.

          "Additional Repurchase Amount" shall mean as of the Fiscal Year ending on the Saturday closest to January 31, 2005, and each Fiscal Year end thereafter, 50% of the amount of net income (without giving effect to extraordinary gains or losses or gains or losses resulting from the repurchase, acquisition or redemption of Senior Notes) of Finlay and its Subsidiaries.

          "Adjusted Eurodollar Rate" shall mean, with respect to each Interest
Period for a Eurodollar Advance, the rate obtained by dividing (i) the
Eurodollar Rate for such Interest Period by (ii) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day that is two (2)
Eurodollar Business Days prior to the beginning of such Interest Period
(including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency
Liabilities" in Regulation D of the Federal Reserve Board) that are required to be maintained by a member bank of the Federal Reserve System, and adding thereto the Applicable Eurodollar Margin.

          "Adverse Environmental Condition" shall mean any of the matters referred to in clause (i), (ii) or (iii) of the definition of Environmental
Claim, which could give rise to an Environmental Claim.

          "Affiliate" of any specified Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or which is a director, officer or partner (limited or general) of such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the possession, direct or indirect, of the power to vote five percent (5%) or more of the securities having ordinary voting power for the election of directors or the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and
"controlled" have meanings correlative to the foregoing.

          "Agent" shall have the meaning set forth in the preamble to this
Agreement.

          "Aggregate Borrowing Base" shall mean as of any date of determination, an amount equal to (i) the sum of the Carlyle Borrowing Base and the Finlay
Borrowing Base; less (ii) any reserves except to the extent already deducted therefrom.

          "Aggregate Revolving Commitments" shall mean at any time the sum of the Revolving Commitments of the Lenders at such time.

          "Agreement" shall mean this Third Amended and Restated Credit
Agreement, as amended, restated, modified or supplemented from time to time.

          "Applicable Eurodollar Margin" shall mean the per annum interest rate margin from time to time in effect and payable in addition to the Eurodollar
Rate applicable to the Revolving Loan, as determined by reference to Section
2.6(f) of this Agreement.

          "Applicable Index Margin" shall mean the per annum interest rate margin from time to time in effect and payable in addition to the Index Rate applicable to the Revolving Loan, as determined by reference to Section 2.6(f)
of this Agreement.

          "Applicable Margins" means collectively the Applicable Index Margin and the Applicable Eurodollar Margin.

          "Approved Delegate" shall have the meaning set forth in Section
12.13(n) hereof.

          "Assignment Agreement" shall have the meaning set forth in Section
12.15(c) hereof.

          "Assignment of Business Interruption Insurance" shall have the meaning set forth in Section 4.9 hereof.

          "Assignment of Life Insurance" shall have the meaning set forth in
Section 4.9 hereof.

          "Authorized Representative" shall mean each Person designated from time to time, as appropriate, in a Written Notice of the Borrower Representative
to the Agent for the purposes of giving notices of borrowing, requests for issuances of Letters of Credit or guaranties thereof, or conversion or renewal of, Revolving Advances, which designation shall continue in force and effect until terminated in a Written Notice to the Agent.

          "Base Rate" shall mean a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall be equal to the Index
Rate plus the Applicable Index Margin.

          "Base Rate Advance" shall mean the portion of any Revolving Advance which is not a Eurodollar Advance.

          "Base Repurchase Amount" shall mean the sum of (i) $5,000,000 plus
(ii) as of the Fiscal Year ending on the Saturday closest to January 31, 2005, and each Fiscal Year end thereafter, 25% of the amount of net income (without giving effect to extraordinary gains or losses or gains or losses resulting from the repurchase, acquisition or redemption of Senior Notes) of the Finlay and its
Subsidiaries.

          "Blocked Accounts" shall mean each deposit account (including all funds on deposit therein) of each Borrower and its Domestic Subsidiaries designated as "Blocked Accounts" on Schedule 11.19 hereto and such other deposit accounts as the Agent may from time to time approve in writing as "Blocked
Accounts" for purposes of this Agreement.

          "Blocked Account Agreement" means, with respect to any deposit account, an agreement, in form and substance satisfactory to the Agent, among the Collecting Bank, the Agent and the applicable Borrower, in each case as amended, supplemented or otherwise modified from time to time with the prior written consent of the Agent, effective to grant "control" (as defined under the applicable UCC) over such account to the Agent.

          "Board" shall mean the Board of Governors of the Federal Reserve
System or any successor agency or entity performing substantially the same functions.

          "Borrower" shall have the meaning set forth in the preamble to this
Agreement.

          "Borrower's Certificate" shall have the meaning set forth in Section
2.4 hereof.

          "Borrower Representative" shall have the meaning set forth in the preamble to this Agreement.

          "Borrowing Base Certificate" shall have the meaning set forth in
Section 8.1(p) hereof.

          "Borrowing Limit" shall have the meaning set forth in Section 2.2(a)
hereof.

          "Business Day" shall mean:

          (a) for all portions of the Revolving Advances on which interest accrues based upon the Base Rate, any day other than a Saturday, Sunday or other day on which banks in New York, New York are authorized or required to close,
and

          (b) for portions of the Revolving Advances on which interest accrues based upon the Adjusted Eurodollar Rate, the Business Days described in the immediately preceding subclause (a) for the definition of Business Day, but excluding therefrom any day on which commercial banks are not open for dealings in Dollar deposits in the London (England) interbank market.

          "Capital Expenditures" shall mean, for any Person, any expenditures or costs (excluding any Initial License Expense) made by such Person for the acquisition, maintenance or repair of fixed or capital assets (which are required to be capitalized into the fixed asset caption on the balance sheet of such Person in accordance with GAAP), including, without limitation, the incurrence or assumption of

any Indebtedness in respect of such fixed or capital asset, and, without double counting, any payment made in respect of such incurrence or assumption.

          "Capital Lease" of any Person shall mean any lease of any property
(whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of such Person.

          "Capitalized Lease Obligations" of any Person shall at any time mean all obligations under Capital Leases of such Person in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP at such time.

          "Carlyle" shall mean Carlyle & Co. Jewelers, a Delaware corporation and wholly owned Subsidiary of Finlay.

          "Carlyle Blocked Account" means a Blocked Account held by a Carlyle
Credit Party.

          "Carlyle Borrowing Base" shall mean, at any time, an amount equal to
(a) the Carlyle Borrowing Base Percentage of the value of Carlyle Eligible
Inventory; minus (b) Excess Lay-Away Deposits, minus (c) at the option of the
Agent, reserves from time to time established by the Agent in accordance with the Agent's customary business practices, plus (c) 50% of the book value of all repair parts held by a Carlyle Credit Party up to a maximum amount of $300,000.
In no event shall the Carlyle Borrowing Base be attributable to Foreign
Inventory.

          The Agent reserves the right to adjust the Carlyle Borrowing Base in its reasonable judgment by revising standards of eligibility, establishing reserves, and/or subject to the following sentence increasing or decreasing from time to time the percentages set forth above, in which case "Carlyle Borrowing
Base" shall be defined to include such revisions, reserves or altered percentages. Notwithstanding the foregoing, any increase in the percentages set forth above shall require the consent of the Majority Lenders."

          "Carlyle Borrowing Base Percentage" shall mean the lesser of (a) 60%
of net amount of Carlyle Eligible Inventory and (b) 85% of the GOB Appraisal
Value.

          "Carlyle Credit Parties" shall mean, collectively, Carlyle,
Montgomery, J.E. Caldwell and Park Promenade.

          "Carlyle Credit Party Management, Services and Allocation Agreements"
shall have the meaning set forth in Section 9.7(b) hereof.

          "Carlyle Concentration Account" means the Blocked Account at the
Carlyle Concentration Account Bank with account no. 0000-2114-5537, or such other account acceptable to the Agent.

          "Carlyle Concentration Account Bank" means Bank of America, N.A. or such other banking institution acceptable to the Agent.

          "Carlyle Eligible Inventory" shall mean such of the Domestic Inventory
(valued at the lower of cost (on a first-in, first-out basis) or fair market value) of the Carlyle Credit Parties, which the Agent, in its reasonable discretion, shall deem eligible, less such reserves as the Agent, in its reasonable discretion, shall from time to time deem appropriate and shall exclude, in any event, the categories of Inventory of any Carlyle Credit Party deemed ineligible as set forth on the Borrowing Base Certificate most recently delivered by the Borrower Representative prior to the Closing Date. The Agent does not intend to treat an item of Inventory as eligible if any warranty or representations contained in any of the Loan Documents applicable either to
Eligible Inventory in general or to any such specific Inventory has been breached with respect to such Inventory. Without limiting the discretion of the Agent to establish other criteria of ineligibility, Carlyle Eligible
Inventory shall not include any Inventory:

     (a) that is not owned by a Carlyle Credit Party;

     (b) (i) that is not subject to the Agent's Liens, which are perfected as to such Inventory, or (ii) that is subject to any other Lien whatsoever; provided that Inventory subject to the Rolex Security Agreement shall not be deemed to be ineligible solely because of the provisions of this clause (ii);

     (c) that does not consist of finished goods or raw materials;

     (d) that consists of work-in-process, "suspense", scrap, chemicals, samples, prototypes, supplies, or packing and shipping materials;

     (e) that is not in good condition, is unmerchantable, is defective, or does not meet all standards imposed by any Governmental Authority having regulatory authority over such goods, their use or sale;

     (f) that is not currently either usable or salable, at prices approximating at least cost, in the normal course of a Carlyle Credit Party's business, or that is slow moving or stale;

     (g) that is located outside the United States of America (or that is in-transit from vendors or suppliers);

     (h) that is located in a public warehouse or in possession of a bailee or in a facility, other than stores operated by a Carlyle Credit Party or its
Subsidiaries in the ordinary course of business, leased by a Carlyle Credit
Party, if the warehouseman, or the bailee, or the lessor has not delivered to the Agent, if requested by the Agent, a subordination agreement in form and substance satisfactory to the Agent or if a reserve for rents or storage charges has not been established for Inventory at that location;

     (i) that contains or bears any proprietary rights licensed to a Carlyle
Credit Party by any Person, if the Agent is not satisfied that it may sell or otherwise dispose of such Inventory in accordance with the terms of the Security
Agreement without infringing the rights of the licensor of such proprietary rights or violating any contract with such licensor (and without payment of any royalties other than any royalties due with respect to the sale or disposition of such Inventory pursuant to the existing license agreement), and, as to which a Carlyle Credit Party has not delivered to the Agent a consent or sublicense agreement from such licensor in form and substance acceptable to the Agent if requested; provided, however, there shall be included as Carlyle Eligible
Inventory (i) all Rolex Inventory and (ii) certain Inventory subject to the DAR
License Agreement with an aggregate cost value of $500,000;

     (j) that is not reflected in the details of a current perpetual inventory report; or

     (k) that is Inventory placed on consignment.

     If any Inventory at any time ceases to be Eligible Inventory, such
Inventory shall promptly be excluded from the calculation of Carlyle Eligible
Inventory.

          "Carlyle Employment Agreements" shall mean the Carlyle Executives
Employment Agreements and each other written employment agreement between
Carlyle and any other full time employee of Carlyle in effect at any time, as each may be amended, modified, supplemented, restated, renewed, replaced or extended from time to time in accordance with its terms and the limitations set forth in Section 9.12 hereof.

          "Carlyle Executives Employment Agreements" shall mean the John Cohen
Employment Agreement and the Russell Cohen Employment Agreement.

          "Carlyle/Finlay Lease" shall have the meaning set forth in Section
9.7(b) hereof.

          "Carlyle Intercompany Services and Allocation Agreements" shall have the meaning set forth in Section 9.7(b) hereof.

          "Carlyle License Agreement" shall mean any Trade Name License
Agreement entered into on or at any time after the Closing Date among Finlay
Merchandising and any one or more of the Carlyle Credit Parties (as any such agreement may be amended, modified, or supplemented from time to time in accordance with its terms and the terms hereof) which shall provide for the licensing back to such Carlyle Credit Parties of any Trademarks previously transferred by the Carlyle Credit Parties to Finlay Merchandising pursuant to
Section 9.5(j) on licensing terms substantially similar to those provided for in the Finlay License Agreement.

          "Cash Collateral Account" shall have the meaning set forth in Section
2A.3(a) hereof.

          "Cash Collateral Agreement" shall have the meaning set forth in
Section 4.10 hereof.

          "Cash Equivalents" shall have the meaning set forth in Section 2A.3(a)
hereof.

          "Cash Interest Expense" shall mean, for any period, the aggregate amount of cash required to be applied by the Parent and its Subsidiaries to
Interest Expense of Finlay and its Subsidiaries during such period.

          "Certificate of Exemption" shall have the meaning set forth in Section
2.22(c).

          "Change of Control" shall mean a "Change of Control" as such term is defined in the Senior Note Indenture.

          "Charge" shall mean all Federal, state, county, city, municipal, local, foreign or other governmental taxes at the time due and payable, levies, assessments, charges, liens, claims or encumbrances upon or relating to (i) any
Collateral, (ii) any Obligations, (iii) any of the Parent's or any of its
Subsidiaries' employees, payroll, income or gross receipts, (iv) the Parent's or any of its Subsidiaries' ownership or use of any of its assets, or (v) any other aspect of the Parent's or any of its Subsidiaries' business.

          "Chattel Paper" means any "chattel paper," as such term is defined in the UCC, including electronic chattel paper, now owned or hereafter acquired by any Credit Party.

          "Claims" shall have the meaning set forth in Section 2.12(c) hereof.

          "Clean Down Period" shall mean each period which begins on or after
December 15 of a calendar year and ends on the last day in February of the immediately succeeding calendar year.

          "Closing Date" shall mean May 19, 2005.

          "COBRA" shall have the meaning set forth in Section 11.13 hereof.

          "Code" shall mean, at any date, the Internal Revenue Code of 1986, as the same shall be in effect at such date.

          "Collateral" shall mean all property and interests therein (real or personal, tangible or intangible) in which a Lien is now or hereafter granted to the Agent or any one or more of the Lenders by any Credit Party or any
Subsidiary thereof as security for all or any portion of the Obligations or any guarantee thereof.

          "Collecting Bank" means the banks listed on Schedule 11.19 hereto under the heading "Blocked Accounts" and such other banks as the Agent may from time to time approve in writing as "Collecting Banks" for purposes of this
Agreement.

          "Consignment Agreement" shall mean (i) each written consignment agreement existing as of the Closing Date or entered into after the Closing Date and as to which Finlay has complied with Section 8.14 hereof, in each case, as in effect from time to time, and (ii) each consignment arrangement, which is not evidenced by or memorialized in a writing signed by the consignor and as to which Finlay has complied with Section 8.14 hereof, in each case, under which
Finlay or any Domestic Subsidiary thereof is the consignee thereunder.

          "Consignment Inventory" shall mean, at any time, each item of merchandise which (i) at such time is in the possession of the Borrowers or any
Domestic Subsidiary thereof as consignee pursuant to a Consignment Agreement which, if not in a writing signed by the consignor, has been approved in writing by the Agent, (ii) at such time is identified by item number in the computer records of the Borrowers or any Domestic Subsidiary thereof (to which the Agent has on-line access to the extent required by Section 8.7(b) hereof) as being
"memo" or "consigned" inventory, (iii) as of such time has not been sold or deemed sold to or by the Borrowers or any Domestic Subsidiary thereof, (iv) to which ownership, at such time, is retained by a consignor under such Consignment
Agreement or other consignment arrangement until such item of merchandise is sold or deemed sold by the consignor to the consignee, and (v) accordingly, at such time, is not an asset of the Borrowers or any Domestic Subsidiary thereof.
Ownership of an item of merchandise described in the foregoing sentence is deemed to be retained by such consignor until, in accordance with the applicable
Consignment Agreement or other consignment arrangement, ownership is transferred
(or deemed to be transferred) to a buyer, the Borrowers or any Domestic
Subsidiary thereof, regardless of whether any procedures have been performed to protect the third party's title to such item of merchandise. Additionally,
"Consignment Inventory" (a) includes, at any time, any item of merchandise
(including the gold content thereof) which (i) contains gold which is leased by or consigned or lent to the Borrowers or any Domestic Subsidiary thereof, and
(ii) complies at such time with clauses (ii) and (iii) of the first sentence of this definition, and (b) excludes all cash and non-cash proceeds of any item of merchandise (and any gold content thereof) which constituted Consignment
Inventory.

          "Consignor Letter" shall mean a letter agreement executed and delivered by a consignor of "memo" or "consigned" inventory to the Borrowers substantially in the form of Exhibit 8.14 attached hereto (it being understood and agreed that a letter agreement substantially in the form of the corresponding exhibit to the Original Credit Agreement or the First or Second
Amended and Restated Credit Agreement shall be acceptable).

          "Contingent Obligations" of any Person shall mean any direct or indirect liability, contingent or otherwise, of such Person:

               (i) with respect to any indebtedness, lease, dividend, letter of credit or other obligation of another if the primary purpose or intent in creating such liability is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof;

               (ii) under any letter of credit issued for the account of such
          Person or for which such Person is otherwise liable for reimbursement thereof;

               (iii) under any Hedge Agreement; or

               (iv) to advance or supply funds or otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof.

Contingent Obligations shall include, without limitation:

          (a) the direct or indirect guarantee, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, and

          (b) any liability of such Person for the obligations of another through any agreement (contingent or otherwise):

               (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise);

               (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another; or

               (iii) to make take-or-pay or similar payments if required
          regardless of non-performance by any other party or parties to an agreement,

if in the case of any agreement described under subclause (i) or (ii) of this sentence the primary purpose or intent thereof is as described in the immediately preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.

          "Contracts" means all "contracts," as such term is defined in the UCC, now owned or hereafter acquired by any Credit Party, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel
Paper, Documents or Instruments) in or under which any Credit Party may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

          "Control Agreement" means a letter agreement between Agent and (i) the issuer of uncertificated securities with respect to uncertificated securities in the name of any Credit Party, (ii) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of any Credit
Party, (iii) a futures commission merchant or clearing house, as applicable, with respect to commodity accounts and commodity contracts held by any Credit
Party, effective to grant "control" (as defined under the applicable UCC) over such account to the Agent.

          "Controlled Securities Accounts" means each securities account or commodity account (including all financial assets held therein and all certificates and instruments, if any, representing or evidencing such financial assets) that is the subject of an effective Control Agreement and that is maintained by any Credit Party with a securities intermediary or commodity intermediary approved by the Agent.

          "Copyright License" means any and all rights now owned or hereafter acquired by any Credit Party under any written agreement granting any right to use any Copyright or Copyright registration.

          "Copyrights" means all of the following now owned or hereafter adopted or acquired by any Credit Party: (a) all copyrights and General Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

          "Credit Card Services Account" shall mean that certain deposit account maintained with Bank of America, N.A., account no. 684073343, established in connection with the Credit Card Services Agreement.

          "Credit Card Services Agreement" shall mean that certain Merchant
Credit Card Agreement dated as of May 9, 2002 by and among Carlyle, certain
Subsidiaries of Carlyle and Paymentech Merchant Services, Inc. or any similar agreement acceptable to the Agent providing for credit card services and amending or replacing such agreement.

          "Credit Parties" shall mean and include the Borrowers, the Parent and each other Guarantor.

          "Current Liabilities" of any Person, determined at any time, shall mean all liabilities of such Person which would, in accordance with GAAP, be classified as current liabilities excluding Revolving Advances and excluding the current portion of long-term Indebtedness for Borrowed Money.

          "DAR License Agreement" shall mean that certain Licensing Agreement effective January 1, 2003 between National Society Daughters of the American
Revolution and J.E. Caldwell, as the same has been, or may hereafter be, amended, supplemental, extended or otherwise modified from time to time.

          "Default" shall mean an event, act or condition which with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

          "Deposit Accounts" means all "deposit accounts" as such term is defined in the UCC, now or hereafter held in the name of any Credit Party.

          "Designated Officer" shall mean the chief financial officer, president, any vice president having responsibility for financial affairs, treasurer or controller of the Parent or the Borrowers, as the case may be.

          "Disbursement Account" shall mean with respect to each Borrower, the zero-balance accounts of such Borrower into which shall be deposited funds for the purpose of managing disbursements, payroll and withholding tax and the
Master Disbursement Accounts.

          "Disqualified Stock" shall mean any capital stock which, by its terms
(or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to date on which the Senior Debentures mature.

          "Documentation Agent" shall have the meaning set forth in the preamble to this Agreement.

          "Documents" means all "documents," as such term is defined in the UCC, now owned or hereafter acquired by any Credit Party, wherever located.

                                       10

          "Domestic Inventory" shall mean Inventory (i) owned by any Finlay
Credit Party or Carlyle Credit Party and (ii) located in the United States of
America.

          "Domestic Subsidiary" shall mean any Subsidiary of the Parent which is not a Foreign Subsidiary.

          "EBITDA" shall mean, for the Parent and its Subsidiaries, on a consolidated basis for any period, the sum of:

               (i) the net income (or net loss) from operations of the Parent and its Subsidiaries on a consolidated basis (determined in accordance with GAAP) for such period without giving effect to any extraordinary gains or non-cash extraordinary losses, but giving effect to cash extraordinary losses; plus

               (ii) to the extent that any of the items referred to in any of clauses (A) through (C) below were deducted in calculating such net income:

                    (A) Interest Expense of the Parent and its Subsidiaries, on
               a consolidated basis for such period;

                    (B) income tax expense of the Parent and its Subsidiaries, on a consolidated basis with respect to operations for such period; and

                    (C) the amount of all depreciation and amortization of the
               Parent and its Subsidiaries, on a consolidated basis for such period; plus (or minus)

               (iii) without double counting items taken into account in clause
          (C) above, all other non-cash charges or credits including any "LIFO"
          charges or credits of the Parent and its consolidated Subsidiaries for such period provided that such non-cash charges (or credits) cannot become cash in accordance with GAAP;

               (iv) any losses or gains resulting from the repurchase,
          acquisition or redemption of Senior Notes.

          "eFinlay" shall mean eFinlay, Inc., a Delaware corporation and wholly-owned Subsidiary of Finlay.

          "eFinlay Agreements" shall mean, collectively, the eFinlay
Contribution Agreement, the eFinlay FFJC Services Agreement, the eFinlay FMBI
Services Agreement and the eFinlay Lease Agreement.

          "eFinlay Contribution Agreement" shall mean that certain Contribution
Agreement dated as of September 29, 2000 between Finlay and eFinlay (as originally in effect, without any waivers or modifications materially adverse to the Lenders not consented to by the Majority Lenders) pursuant to which Finlay transferred certain assets to eFinlay.

          "eFinlay FFJC Services Agreement" shall mean that certain Services
Agreement dated as of September 29, 2000 between Finlay and eFinlay (as originally in effect, without any waivers or modifications materially adverse to the Lenders not consented to by the Majority Lenders) pursuant to which Finlay provides certain managerial advice, direction and services to eFinlay.

          "eFinlay FMBI Services Agreement" shall mean that certain Services
Agreement dated as of September 29, 2000 between Finlay Merchandising and
eFinlay (as originally in

                                       11

effect, without any waivers or modifications materially adverse to the Lenders not consented to by the Majority Lenders) pursuant to which Finlay Merchandising provides certain merchandising and buying services to eFinlay.

          "eFinlay Lease Agreement" shall mean that certain Lease Agreement dated as of September 29, 2000 between Finlay and eFinlay (as originally in effect, without any waivers or modifications materially adverse to the Lenders not consented to by the Majority Lenders) pursuant to which Finlay leases certain space in its Connecticut distribution center to eFinlay.

          "Eligible Inventory" shall mean, collectively, Finlay Eligible
Inventory and Carlyle Eligible Inventory.

          "Employee Plan" shall mean an "employee benefit plan" as defined in
Section 3(3) of ERISA, which is maintained for, or contributions are made on behalf of, employees of any Credit Party, and any ERISA Affiliate, other than a
Multiemployer Plan.

          "Employment Agreements" shall mean the Finlay Employment Agreements and the Carlyle Employment Agreements.

          "Environmental Claim" shall mean any written notice of violation, claim, demand, abatement or other order by any Governmental Authority or any person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or deed or use restrictions, resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden, accidental or nonaccidental Releases), of, or exposure to, any Hazardous Material or any substance, chemical, material, pollutant, contaminant, odor or audible noise in, into or onto the environment
(including, without limitation, the air, ground, water or any surface) at, in, by or from any of the Facilities, (ii) the environmental aspects of the transportation, storage, treatment or disposal of materials in connection with the operation of any of the Facilities or (iii) the violation, or alleged violation by the Parent or any of its Subsidiaries, of any statutes, ordinances, orders, rules, regulations, Permits or licenses of or from any Governmental
Authority, agency or court relating to environmental matters connected with any of the Facilities, under any applicable Environmental Law.

          "Environmental Laws" shall mean the Comprehensive Environmental
Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.), the
Hazardous Material Transportation Act (49 U.S.C. Section 1801 et seq.), the
Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the
Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Oil
Pollution Act of 1990 (P.L. 101-380), the Safe Drinking Water Act (42 U.S.C.
Section 300(f), et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.),
the Toxic Substances Control Act, as amended (15 U.S.C. Section 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 et
seq.), and the Occupational Safety and Health Act (29 U.S.C. Section 651 et
seq.), as such laws have been and hereafter may be amended or supplemented, and any analogous future federal, or any analogous present or future, and applicable, state or local, statutes and regulations promulgated pursuant thereto, or any other federal, state or local statute, ordinance or regulation which regulates or creates liability with respect to a Hazardous Material.

          "Equipment" means all "equipment," as such term is defined in the UCC, now owned or hereafter acquired by any Credit Party, wherever located and, in any event, including all such Credit Party's machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto,

                                       12

replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

          "Equity Interests" shall mean capital stock and all warrants, options or other rights to acquire capital stock or that are measured by the value of capital stock (but excluding any debt security that is convertible into, or exchangeable for, capital stock).

          "ERISA" shall mean, at any date, the Employee Retirement Income
Security Act of 1974 and the regulations promulgated and rulings issued thereunder, all as the same shall be in effect at such date.

          "ERISA Affiliate" shall mean any trade or business (whether or not incorporated), any individual, trust, firm, partnership or joint venture that for purposes of Title I and Title IV of ERISA and Section 412 of the Code is a
member of any Credit Party's controlled group or is under common control with any Credit Party within the meaning of Section 414(b), (c), (m) or (o) of the
Code, and the regulations promulgated and rulings issued thereunder.

          "ERISA Event" shall mean, with respect to any Credit Party or any
ERISA Affiliate and with respect to any Pension Benefit Plan subject to Title IV of ERISA or Section 412 of the Code, (a) a Reportable Event (other than a
Reportable Event for which the 30-day notice to the PBGC has been waived under section 4043 of ERISA and the regulations promulgated thereunder), (b) the withdrawal of any Credit Party or any ERISA Affiliate from a Pension Benefit
Plan during a plan year in which it was a "substantial employer" as defined in
Section 4001(a)(2) of ERISA, (c) the provision of a notice of intent to terminate a Pension Benefit Plan under Section 4041 of ERISA, resulting in a material liability (d) the institution of proceedings to terminate a Pension
Benefit Plan by the PBGC under Section 4042 of ERISA, (e) the failure to make required contributions which would result in the imposition of a Lien under
Section 412 of the Code or Section 302 of ERISA, or (f) any other event or condition which might reasonably be expected to constitute grounds under Section
4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Benefit Plan or to cause the imposition of any material liability on any Credit Party or any ERISA Affiliate under Title IV of ERISA.

          "Eurodollar Advance" shall mean the portion of any Revolving Advance designated to bear interest based upon the Adjusted Eurodollar Rate as provided in Section 2 of this Agreement.

          "Eurodollar Rate" shall mean, with respect to any Eurodollar Advance for any Interest Period, a rate of interest determined by Agent equal to the offered rate for deposits in U.S. dollars for the applicable Interest Period that appears on Telerate Page 3750 as of 11:00 a.m. (London time), on the second full Eurodollar Business Day next preceding the first day of such Interest
Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used), subject, however, to the provisions of
Section 2.11 hereof. If such interest rates shall cease to be available from
Telerate News Service, the Eurodollar Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to the Borrower and the Agent. The term "Eurodollar Business Day" means a
Business Day on which banks in London, England are generally open for interbank or foreign exchange transactions.

          "Events of Default" shall have the meaning set forth in Section 10.1 hereof.

          "Excess Availability" shall mean, as of any date of determination, the excess, if any, of (a) the lesser of (i) the Aggregate Borrowing Base or (ii)
the aggregate Revolving Credit Facility Commitment minus (b) the aggregate outstanding Loans and Letter of Credit Obligations at such time.

                                       13

          "Excess Lay-Away Deposits" shall mean the amount of deposits received by a Carlyle Credit Party in respect of in-stock merchandise pursuant to
Carlyle's lay-away program in excess of $500,000.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Excluded Claims" shall have the meaning set forth in Section 2.12(c)
hereof.

          "Excluded Taxes" shall mean (A) franchise taxes and taxes upon or determined by reference to any Lender's net income, in each case, imposed by the
United States of America or any political subdivision or taxing authority thereof or therein or by any jurisdiction in which the Initial Eurodollar Office or other branch of any Lender is located, is resident or in which any Lender is organized or has its principal or registered office (including, without limitation, branch taxes imposed by the United States or similar taxes imposed by any subdivision thereof), (B) any United States withholding taxes payable with respect to payments hereunder or the Notes or under the Loan Documents under laws (including any statute, treaty or regulation) in effect on the
Closing Date (or, in the case of (i) an assignee, the date of the Assignment
Agreement, (ii) a successor Agent, the date of the appointment of such Agent, and (iii) a successor L/C Issuer, the date such L/C Issuer becomes an L/C
Issuer) applicable to such Lender, such L/C Issuer or the Agent, as the case may be, but not excluding any United States withholding tax payable with respect to interest arising under a Loan Document as a result of any change in such laws occurring after the Closing Date (or the date of such Assignment Agreement or the date of such appointment of such Agent or the date such L/C Issuer becomes an L/C Issuer), (C) any other United States federal taxes, and (D) all liabilities, penalties and interest with respect to any of the foregoing.

          "Existing Carlyle Credit Agreement" shall mean the Fourth Amended and
Restated Credit Agreement dated as of November 18, 2004 between Bank of America,
N.A. and Carlyle.

          "Facilities" shall mean real property owned, operated or leased by any
Credit Party.

          "Factor Guaranties" shall mean collectively the factor guaranties dated as of December 9, 2002 issued by GE Capital Commercial Services, Inc. to
Finlay, guaranteeing receivables from certain customers of Finlay and any future factor guaranties in form and substance similar to the existing factor guaranties or otherwise reasonably acceptable to the Agent, including the
Assignment of Factoring Credit Balances to be entered into pursuant to Section
8.24.

          "Federal Bankruptcy Code" shall mean Title 11 of the United States
Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto.

          "Federal Funds Rate" shall mean, for any day, a floating rate equal to the weighted average of the rates on overnight Federal funds transactions among members of the Federal Reserve System, as determined by the Agent.

          "Fee Letters" shall mean, collectively, those certain fee letters, each dated as of the date hereof between GE Capital and the Borrowers.

          "Financial Statements" shall mean the financial statements most recently delivered to the Agent prior to the Closing Date pursuant to Section
8.1 of the First Amended and Restated Credit Agreement.

          "Finlay" shall have the meaning set forth in the preamble to this
Agreement.

          "Finlay Blocked Account" means a Blocked Account held by a Finlay
Credit Party.

                                       14

          "Finlay Borrowing Base" shall mean, at any time, the sum of (i) an amount equal to sixty percent (60%) of the aggregate value (lower of cost (on a first-in-first-out basis consistent with Finlay's practices) and current market value) of Finlay Eligible Inventory plus (ii) an amount equal to eighty-five percent (85%) of the Net Amount of Eligible Receivables of the Finlay Credit
Parties; in each case as indicated on the most recent monthly Borrowing Base
Certificate delivered to the Agent by Finlay as of such time, unless a more recent Borrowing Base Certificate has been requested by the Agent pursuant to
Section 8.1 and delivered by Finlay to the Agent, in which case as indicated on such more recent Finlay Borrowing Base Certificate. In no event shall the Finlay
Borrowing Base be attributable to Foreign Inventory and Foreign Receivables.

          The Agent reserves the right to adjust the Finlay Borrowing Base in its reasonable judgment by revising standards of eligibility, establishing reserves, and/or subject to the following sentence increasing or decreasing from time to time the percentages set forth above, in which case "Finlay Borrowing
Base" shall be defined to include such revisions, reserves or altered percentages. Notwithstanding the foregoing, any increase in the percentages set forth above shall require the consent of the Majority Lenders.

          "Finlay Credit Parties" shall mean, collectively, Finlay, Finlay
Jewelry, Finlay Merchandising and eFinlay.

          "Finlay Eligible Inventory" shall mean such of the Domestic Inventory
(valued at the lower of cost (on a first-in-first-out basis) and current market value) of the Finlay Credit Parties which is subject to no Lien (other than in favor of the Agent or otherwise permitted by the Loan Documents) and which the
Agent, in its reasonable discretion, shall deem eligible, less such reserves as the Agent, in its reasonable discretion, shall from time to time deem appropriate and shall exclude, in any event, the categories of Inventory deemed ineligible as set forth on the Borrowing Base Certificate most recently delivered by the Borrower Representative prior to the Closing Date. The Agent does not intend to treat an item of Inventory as eligible if any warranty or representations contained in any of the Loan Documents applicable either to
Eligible Inventory in general or to any such specific Inventory has been breached with respect to such Inventory.

          "Finlay Eligible Receivables" shall mean (A) amounts payable to a
Finlay Credit Party, whether or not due under the License Agreements (and attributable to an underlying sale of inventory to a customer of the host store), including, without limitation, at any time during any calendar month (or other relevant calculation period under a License Agreement), amounts which, based on gross sales in accordance with the terms of the License Agreements, the
Finlay Credit Parties has calculated will become due and payable to the Finlay
Credit Parties under the License Agreements as of the end of such calendar month
(or other relevant calculation period under a License Agreement), in each case, less (B) (a) all amounts payable by a Finlay Credit Party (by set-off or otherwise), whether or not due under the License Agreements, including, without limitation, at any time during any calendar month (or other relevant calculation period under a License Agreement), all amounts which, based on the terms of such
License Agreement or otherwise, the Finlay Credit Parties have calculated will become due and payable (by set-off or otherwise) by the Finlay Credit Parties
(including, without limitation, by means of offset or deduction from amounts payable to the Finlay Credit Parties under the License Agreements) as of the end of such calendar month (or other relevant calculation period under a License
Agreement), such amounts payable by the Finlay Credit Parties to include, without limitation, the percentage of sales, net sales or other amount which is withheld from the Finlay Credit Parties by the other party thereto as a license fee, rental fee or otherwise, all amounts denominated as "Other Costs" or any similar term under any License Agreement, including, without limitation, discounts payable in respect of credit card sales, interest, carrying or service charges collected by the other party to any License Agreements, and charges payable by or charged to the Finlay Credit Parties in respect of advertising or promotion, (b) the amount of all sales in respect of which goods have been returned and (c) all other amounts or adjustments which, based on the License
Agreements or otherwise, was or as of the end of any calendar month (or other relevant

                                       15

calculation period) will be deducted from amounts payable to the Finlay Credit
Parties or will be payable by the Finlay Credit Parties under the License
Agreements (the excess of (A) over (B), the "Net Amount of Eligible
Receivables"), in each case, as such amounts and deductions described in clauses
(A) and (B) are set forth on the most recent Borrowing Base Certificate delivered by the Finlay Credit Parties under Section 8.1(p) hereof or pursuant to the request of the Agent, in each case, except to the extent that the Agent has determined that any amount payable to the Finlay Credit Parties under any one or more License Agreements is not an Eligible Receivable or has determined that any amount payable by the Finlay Credit Parties should be increased, and less such reserves as the Agent shall reasonably deem appropriate.

          For the purposes of this Agreement, the term "Account" shall also include, with respect to any License Agreement, amounts described in clause (A)
of this definition payable to the Finlay Credit Parties under such License
Agreement (whether or not due), less the amounts described in clauses (B)(a),
(B)(b) and (B)(c) of this definition which have been or will be deducted therefrom or will be payable by the Finlay Credit Parties.

          Without in any way limiting the discretion of the Agent to deem or not deem any Account arising from any License Agreement as an Eligible Receivable,
Agent does not currently intend to treat an Account as eligible if:

          (a) any warranty or representation contained in any of the Loan
Documents applicable either to Accounts in general or to any such specific
Account or related License Agreement has been breached with respect to such
Account or License Agreement;

          (b) 50% or more of the outstanding Accounts from the Account Debtor which constituted Eligible Receivables at the time they arose have become, or been determined by the Agent, in its reasonable credit judgment, to be, ineligible;

          (c) such Account is owed by an Account Debtor which has commenced a voluntary case under the bankruptcy or insolvency laws of any jurisdiction, or made an assignment for the benefit of creditors, or against which a decree or order for relief has been entered by a court in an involuntary case under the bankruptcy or insolvency laws of any jurisdiction, or against which any other petition or other application for relief under the bankruptcy or insolvency laws of any jurisdiction has been filed, or which has suspended business or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs (except that such an Account shall not be deemed ineligible under this clause (c) if the
Agent, in its reasonable discretion, deems such Account as not ineligible or to the extent that and only so long as the Account Debtor on such Account shall have a debtor-in-possession credit facility or other credit support, in each instance reasonably satisfactory to the Agent, to assure timely payment of such
Account and such Account (to the extent not covered by credit insurance) shall constitute a post-petition claim against such Account Debtor);

          (d) any amount payable in respect of such Account is more than 60 days past due;

          (e) the License Agreement under which such Account arises has been terminated (or notice of termination given) or is otherwise not in full force or effect (or, if not in effect because such License Agreement has been approved as a reasonably acceptable arrangement by the Agent, if the Agent's approval has been rescinded), Finlay or the licensor thereunder is in material default under such License Agreement, the licensor under such License Agreement is entitled to withhold amounts which may be withheld only upon default by Finlay thereunder, or the Account Debtor under such License Agreement has no place of business in the United States;

          (f) the Account Debtor is an Affiliate or employee of the Parent or any of its Subsidiaries;

                                       16

          (g) such Account is denominated in other than United States dollars or is payable outside the United States;

          (h) such Account is subject to any claim or dispute by the Account
Debtor, in which event such Account will be deemed ineligible to the extent of such claim or dispute;

          (i) such Account may become subject to any setoff (not already taken into account in clauses (B)(a), (B)(b) or (B)(c) of this definition) by the
Account Debtor, in which event such Account will be deemed ineligible to the extent of such setoff;

          (j) such Account is not subject to an enforceable and duly perfected first priority Lien in favor of the Agent as security for the Obligations, or such Account is not owned by Finlay free and clear of all Liens, claims, defenses or rights of others except the Liens granted to the Agent pursuant to the Loan Documents or otherwise permitted hereunder;

          (k) any sale taken into account in determining the amount payable to
Finlay in respect of such Account by the Account Debtor was made other than in accordance with the terms of the applicable License Agreement;

          (l) such Account is not a genuine, bona fide obligation of the Account
Debtor or is not valid, binding and enforceable against the Account Debtor in accordance with its terms;

          (m) such Account is evidenced by any note, draft, trade acceptance or other instrument for the payment of money which has not been delivered in pledge to the Agent (endorsed in a manner acceptable to the Agent); or

          (n) such Account is assigned to the credit insurance company pursuant to the Factor Guaranties.

          "Finlay Employment Agreements" shall mean (a) the written employment agreement dated as of January 30, 2005 between Finlay and Arthur E. Reiner, (b)
the letter agreement dated April 18, 1997 by the Parent in favor of Joseph M.
Melvin, and (c) each other written employment agreement between Finlay and any other full time employee of Finlay in effect at any time, as each may be amended, modified, supplemented, restated, renewed, replaced or extended from time to time in accordance with its terms and the limitations set forth in
Section 9.12 hereof.

          "Finlay Jewelry" shall mean Finlay Jewelry, Inc., a Delaware corporation.

          "Finlay License Agreement" shall mean the Trade Name License Agreement dated as of October 28, 1998 among Finlay Merchandising, Finlay and the Parent, as such may be amended, modified or supplemented from time to time in accordance with its terms and the terms hereof.

          "Finlay Merchandising" shall mean Finlay Merchandising & Buying, Inc., a Delaware corporation and wholly owned Subsidiary of Finlay.

          "FIRREA" shall mean the Financial Institutions Reform, Recovery, and
Enforcement Act of 1989, as amended from time to time.

          "First Amended and Restated Credit Agreement" shall have the meaning set forth in the second "WHEREAS" clause to this Agreement.

          "First Supplemental Indenture" shall mean, collectively, the
Supplemental Indentures to the Senior Indenture and the respective Subsidiary
Guarantees relating thereto pursuant to which each of the Carlyle Credit Parties shall guaranty the Senior Notes, each dated the date hereof.

                                       17

          "Fiscal Year" shall mean, with respect to the Parent and its consolidated Subsidiaries, each annual accounting period which begins on the day immediately following the end of the preceding period and ends on the Saturday closest to January 31 of each year.

          "Fixed Charges" shall mean, for any period, the sum of (i) Cash
Interest Expense for such period, plus (ii) the amount of payments of principal on Indebtedness for Borrowed Money, including, without limitation, Capitalized
Lease Obligations, scheduled to be made during such period excluding payments of principal on the Revolving Loan or in respect of reimbursement of Letters of
Credit (or guaranties thereof), plus (iii) dividends paid in cash by the Parent during such period plus (iv) to the extent the aggregate amount of Senior Notes repurchased after January 31, 2005 under Section 9.6(b)(ii) hereof exceeds the
Base Repurchase Amount, the amount of such excess; provided that, to avoid duplication, in calculating Fixed Charges for a test period, any amount under clause (iv) included in the calculation of Fixed Charges for any prior test period shall be deducted from the aggregate amount of Senior Notes repurchased.

          "Fixed Charge Coverage Ratio" shall mean, for any period, the ratio of
(a) the excess, if any, of (i) EBITDA of the Parent and its Subsidiaries for
such period over the sum of (x) the amount of cash applied by the Parent to the payment of income taxes of the Parent and its Subsidiaries in respect of such period, whether directly or pursuant to the Tax Allocation Agreement plus (y)
the amount of Capital Expenditures made by the Parent and its Subsidiaries during such period to (b) Fixed Charges.

          "Fixtures" means all "fixtures" as such term is defined in the UCC, now owned or hereafter acquired by any Credit Party.

          "Foreign Lender" shall have the meaning set forth in Section 2.22(c).

          "Foreign Subsidiary" shall mean a Subsidiary of the Parent organized under the laws of a country other than the United States or any State thereof.

          "GAAP" shall mean, for the Parent or any of its Subsidiaries, generally accepted accounting principles in the United States of America, consistent with those applied in the preparation of the financial statements of the Parent and its Subsidiaries from time to time; provided, however, that for the purposes of determining compliance with the financial covenants contained in
Section 8.17 hereof (and the definitions contained herein to the extent employed in determining such compliance) only, GAAP shall mean such accounting principles as in effect and as applied on the Closing Date.

          "GE Capital" shall have the meaning set forth in the preamble to this
Agreement.

          "General Intangibles" means all "general intangibles," as such term is defined in the UCC, now owned or hereafter acquired by any Credit Party, including all right, title and interest that such Credit Party may now or hereafter have in or under any Contract, all payment intangibles, customer lists, IP Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual
Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any
Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment
Property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including

                                       18

without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Credit Party or any computer bureau or service company from time to time acting for such Credit
Party.

          "GOB Appraisal Value" shall mean that value, net of expenses, established by the appraisal conducted by the GB Asset Advisors on September 9,
2004 and each other periodic appraisal delivered pursuant to Section 8A(c)
hereof.

          "Gold Consignment Agreement" shall mean the Amended and Restated Gold
Consignment Agreement dated as of March 30, 2001 among Finlay, eFinlay,
Sovereign Bank and Commerzbank International S.G. as amended, restated, modified or supplemented from time to time in accordance with its terms and the limitations set forth in Section 9.12 hereof.

          "Gold Consignment Documents" shall mean and include the Gold
Consignment Agreement and each of the Consignment Documents (as defined therein), other than the Sovereign Intercreditor Agreement, in each case, as amended, modified or supplemented from time to time in accordance with its terms and the limitations set forth in Section 9.12 hereof; provided that the Gold
Consignment Documents shall be subject at all times to the terms and provisions of the Sovereign Intercreditor Agreement.

          "Goods" means all "goods" as defined in the UCC, now owned or hereafter acquired by any Credit Party, wherever located, including embedded software to the extent included in "goods" as defined in the UCC, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

          "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantor" shall mean, at any time, each present or future direct and indirect Subsidiary of the Borrowers, or other Person, in any case, which shall have executed and delivered a Guaranty as of such time.

          "Guaranty" shall mean any guaranty executed and delivered pursuant to
Section 4.8 hereof, as each may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

          "Guaranty Obligations" shall mean the obligations of any Guarantor under the Loan Documents to which such Guarantor is a party.

          "Hazardous Material" shall mean any pollutant, contaminant, chemical, or industrial or hazardous or toxic waste, substance or material, as defined in or regulated by any Environmental Law and any other toxic, reactive, or flammable chemicals, including (without limitation) any asbestos, any petroleum
(including crude oil or any fraction), any radioactive substance and any polychlorinated biphenyls; provided, in the event that any Environmental Law is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment; and
provided, further, to the extent that the applicable laws of any state establish a meaning for "hazardous material," "hazardous substance," "hazardous waste,"
"solid waste" or "toxic substance" which is broader than that specified in any
Environmental Law, such broader meaning shall apply.

          "Hedge Agreements" shall mean and include (i) interest rate swap agreements, currency swap agreements, interest rate cap agreements and interest rate collar agreements, (ii) other agreements or arrangements designed to hedge against fluctuations in interest rates or foreign exchange rates and (iii)
precious metal options and futures contracts and other precious metal hedging obligations.

                                       19

          "Indebtedness" of any Person shall mean all items which, in accordance with GAAP, would be included in determining total liabilities of such Person as shown on the liability side of a balance sheet as at the date Indebtedness of such Person is to be determined and, in any event, shall include (without limitation and without duplication):

               (i) all trade accounts payable of such Person;

               (ii) any liability of such Person secured by any Lien on property owned or acquired by such Person, whether or not such liability shall have been assumed;

               (iii) all Contingent Obligations of such Person;

               (iv) letters of credit issued for the account of such Person or an Affiliate thereof, and all obligations of such Person relating thereto;

               (v) all obligations (other than obligations to pay fees in connection therewith) of such Person in respect of Hedge Agreements;
          and

               (vi) all obligations of such Person under the Gold Consignment
          Documents, whether or not due; provided that if in accordance with
          GAAP any such obligations under the Gold Consignment Documents would not be included in determining total liabilities of such Person as shown on the liability side of a balance sheet of such Person, then for purposes of the calculation of the financial covenants in Section
          8.17 hereof, such excluded obligations shall not constitute
          "Indebtedness".

          "Indebtedness for Borrowed Money" of any Person shall mean all
Indebtedness for borrowed money or evidenced by notes, bonds, debentures or similar evidences of Indebtedness of such Person (including in the event that any obligations of such Person under the Gold Consignment Documents would, in accordance with GAAP, be included in determining total liabilities of such
Person as shown on the liability side of a balance sheet of such Person, such obligations under the Gold Consignment Documents), all obligations of such
Person for the deferred and unpaid purchase price of any property, service, or business (other than trade accounts payable incurred in the ordinary course of business and constituting Current Liabilities and other than Hedge Agreements), and all obligations of such Person under Capitalized Lease Obligations and finance leases.

          "Indemnification Agreements" shall mean, collectively, each of the
Indemnification Agreements among the Parent and Finlay, and each of their (and their Subsidiaries') respective directors and executive officers, substantially in the form of Exhibit B attached hereto, as each may be amended, modified or supplemented from time to time in accordance with its terms and the terms hereof.

          "Indemnified Party" shall have the meaning set forth in Section
2.12(c) hereof..

          "Independent Retail Store" shall mean a retail store location operated by any of the Carlyle Credit Parties as an independent retail establishment (and not as a department in an establishment owned or operated by another person)
selling fine jewelry and fine giftware and related products and services in a location consisting of a standalone store or a store located in a shopping mall or similar location.

          "Index Rate" shall mean, for any day, a floating rate equal to the higher of (i) the rate publicly quoted from time to time by The Wall Street
Journal as the "prime rate" (or, if The Wall Street Journal ceases quoting a
"prime rate", the highest per annum rate of interest published by the Federal
Reserve Board in Federal Reserve statistical release H.15 (519) entitled
"Selected Interest Rates" as the Bank prime loan rate or its equivalent), and
(ii) the Federal Funds Rate plus fifty (50) basis points per

                                       20

annum. Each change in any interest rate provided for in this Agreement based upon the Index Rate shall take effect at the time of such change in the Index
Rate.

          "Initial Adjustment Date" shall have the meaning set forth in Section
2.6(f) hereof.

          "Initial Eurodollar Office" shall mean, for any Lender, the branch or
Affiliate of such Lender designated as the Initial Eurodollar Office of such
Lender in Exhibit A hereto.

          "Initial License Expense" shall mean any franchise or other fee or other expense paid in cash by Finlay or a Foreign Subsidiary as consideration for the initial granting of a license under a License Agreement.

          "Instruments" means all "instruments," as such term is defined in the
UCC, now owned or hereafter acquired by any Credit Party, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

          "Intellectual Property" means any and all IP Licenses, Patents,
Copyrights, Trademarks, and the goodwill associated with such Trademarks.

          "Interest Expense" shall mean, with respect to any Person for any period, the interest expense (whether cash or accretion) of such Person during such period determined in accordance with GAAP, and shall include in any event, without limitation, interest expense with respect to Indebtedness for Borrowed
Money (including with respect to Finlay, in the event that the obligations and liabilities of Finlay under the Gold Consignment Documents would, in accordance with GAAP, be included in determining total liabilities of Finlay as shown on the liability side of a balance sheet of Finlay, "Daily Consignment Fees" as such term is defined in the Gold Consignment Agreement as in effect on the date of execution thereof) and payments under Hedge Agreements that are designed to hedge against fluctuations in interest rates and shall exclude the write off of deferred financing fees.

          "Interest Payment Date" shall mean, with respect to each Eurodollar
Advance, the last day of the Interest Period for such Eurodollar Advance;
provided, however, that with respect to each Interest Period for any Eurodollar
Advance of a duration of more than three months, interest shall be payable at three-month intervals and on the last day of such Interest Period.

          "Interest Period" shall mean, with respect to each Eurodollar Advance, initially, the period commencing on, as the case may be, the borrowing or conversion date with respect to such Eurodollar Advance and ending one, two, three or (if available) six months thereafter, as selected by Borrowers; and
thereafter, each period commencing on the last day of the next preceding
Interest Period applicable to such Eurodollar Advance and ending one, two, three or (if available) six months thereafter, as selected by Borrowers; provided, however, that no Interest Period may be selected for a Eurodollar Advance which expires later than the Maturity Date; provided, further, that any Interest
Period in respect of a Eurodollar Advance which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to the foregoing proviso, end on the last Business Day of a calendar month.
Notwithstanding the above, all Interest Periods shall be adjusted in accordance with Section 12.11 hereof.

          "Inventory" means all "inventory," as such term is defined in the UCC, now owned or hereafter acquired by any Credit Party, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of any Credit Party for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in such Credit Party's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies

                                       21

and embedded software. Without limiting the foregoing, "Inventory" shall include such inventory as is on consignment to third party consignees, leased to customers of the Borrowers, or otherwise temporarily out of the custody or possession of the Borrowers, excluding any Consignment Inventory.

          "Investment" shall have the meaning set forth in Section 9.4 hereof.

          "Investment Property" means all "investment property" as such term is defined in the UCC now owned or hereafter acquired by any Credit Party, wherever located, including (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Credit Party, including the rights of any Credit
Party to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii)
all securities accounts of any Credit Party; (iv) all commodity contracts of any
Credit Party; and (v) all commodity accounts held by any Credit Party.

          "IP License" means any Copyright License, Patent License, Trademark
License or other license of rights or interests now held or hereafter acquired by any Credit Party.

          "J.E. Caldwell" shall mean J.E. Caldwell Co., a Pennsylvania corporation.

          "John Cohen Employment Agreement" shall mean the Employment Agreement dated as of the date hereof (as originally in effect or as amended in accordance with its terms and the limitations set forth in Section 9.12 hereof) among John
K. Cohen and Carlyle.

          "L/C Issuer" shall have the meaning set forth in Section 2A.1 hereof.

          "L/C Sublimit" shall have the meaning set forth in Section 2A.1 hereof.

          "Land" shall have the meaning set forth in the definition of Real
Estate herein.

          "Landlord's Certificate" shall have the meaning set forth in Section
4.3 hereof.

          "Lease" shall mean each lease or sublease of real property existing on the date hereof under which any Credit Party is the lessee or sublessee and each future lease or sublease of real property under which any Credit Party is the lessee or sublessee; provided, however, that in no event shall the term "Lease"
be deemed to include any License Agreement. The exclusion of License Agreements from the defined term "Lease" shall not be construed as an admission, determination or opinion of the Agent or any Lender that the License Agreements are not leases or executory contracts for the purposes of Section 365 of the
Federal Bankruptcy Code.

          "Leasehold Mortgage" shall have the meaning set forth in Section
4.4(a)(ii) hereof.

          "Lee Group" shall mean THL Equity Partners, L.P., together with its
Affiliates and their respective successors and assigns.

          "Lender" and "Lenders" shall have the respective meanings set forth in the preamble to this Agreement.

          "Letter of Credit Cash Collateral" shall have the meaning set forth in
Section 3.1(a) hereof.

          "Letter of Credit Fee" shall have the meaning set forth in Section
2A.4 hereof.

                                       22

          "Letter of Credit Obligations" means all outstanding obligations incurred by Agent and Lenders at the request of Borrower Representative, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of Letters of Credit by Agent or another L/C Issuer or the purchase of a participation as set forth in Section 2A with respect to any Letter of
Credit. The amount of such Letter of Credit Obligations shall equal the maximum amount that may be payable by Agent or Lenders thereupon or pursuant thereto.

          "Letters of Credit" means documentary or standby letters of credit issued for the account of either Borrower by any L/C Issuer, and bankers'
acceptances issued by any Borrower, for which Agent and Lenders have incurred
Letter of Credit Obligations, and shall include such letters of credit outstanding on the Closing Date issued pursuant to the Original Credit Agreement or the First Amended and Restated Credit Agreement.

          "Letter-of-Credit Rights" means letter-of-credit rights as such term is defined in the UCC, now owned or hereafter acquired by any Credit Party, including rights to payment or performance under a letter of credit, whether or not such Credit Party, as beneficiary, has demanded or is entitled to demand payment or performance.

          "Leverage Ratio" shall mean, as of the end of any period, the ratio of
(a) the aggregate principal amount of all Indebtedness for Borrowed Money of the
Parent and its Subsidiaries as of the end of such period to (b) EBITDA of the
Parent and its Subsidiaries, for such period.

          "License Agreement" shall mean an agreement (or an arrangement not in writing which has been described by Finlay in writing to the Agent and approved by the Agent in writing) (i) between Finlay and another Person (which is not an
Affiliate of Finlay), whether entered into prior to or after the Closing Date, granting to Finlay the right to operate a fine jewelry department in an establishment owned or operated by such Person or (ii) between eFinlay and another Person (which is not an Affiliate of Finlay), whether entered into prior to or after the Closing Date, granting eFinlay the right to sell fine jewelry through a website owned or operated by such Person, in each case in the form as in effect on the Closing Date or as amended, modified, extended or supplemented in accordance with the terms thereof and hereof. If a License Agreement which is an approved arrangement as of the Closing Date is memorialized in a writing signed by the licensor after the Closing Date, it shall be deemed entered into and effective as of the Closing Date. The failure of Finlay to obtain the written approval of the Agent for an Unapproved License Agreement, shall result in such arrangement not constituting a License Agreement hereunder (including, without limitation, for the purpose of the definition of Eligible Receivables)
but shall not be an Event of Default hereunder.

          The Agent reserves the right, in its reasonable judgment, to withdraw at any time its approval with respect to any License Agreement which is not evidenced by a written agreement and immediately upon such withdrawal of its approval of such arrangement, such arrangement shall cease to constitute a
License Agreement for purposes of this Agreement.

          "Lien" shall mean any lien, mortgage, pledge, security interest or other type of charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property and any financing statement filed in respect of any of the foregoing. For the purposes of this Agreement, a Credit
Party shall be deemed to be the owner of any property which it has placed in trust for the benefit of the holder of Indebtedness of such Credit Party (or any agent or trustee of such holder) which Indebtedness is deemed to be extinguished under GAAP but for which such Credit Party or trust remains legally liable, and such trust shall be deemed to be a Lien.

          "Loan" shall mean the Revolving Loan.

          "Loan Account" shall have the meaning set forth in Section 2.21.

                                       23

          "Loan Documents" shall mean this Agreement, each Security Document, each Guaranty, the Notes, the Master Standby Agreement, the Master Documentary
Agreement, the Borrower's Certificate, each Borrowing Base Certificate, each
Landlord's Certificate, each Collecting Bank Agreement, the Fee Letter, and each other document or instrument now or hereafter delivered to the Agent or any
Lender pursuant to or in connection herewith or therewith.

          "Long Term Incentive Plan" shall mean the Long Term Incentive Plan of the Parent, as amended, modified, supplemented, restated, renewed or replaced from time to time in accordance with its terms and the terms hereof, which shall include the 1997 Long Term Incentive Plan of the Parent.

          "Master Disbursement Accounts" shall mean Finlay's deposit account at
Deutsche Bank Trust Company Americas, number 00-224-178 and Carlyle's deposit account at Bank of America, N.A., number 0006-8407-3301.

          "Majority Lenders" shall mean, at any time, (a) in the event there are at least two or more Lenders at such time, at least two Lenders having at least fifty-one percent (51%) of the amount of the Aggregate Revolving Commitments of the Lenders at such time or (b) in the event there is only one Lender at such time, such Lender having one hundred percent (100%) of the amount of the
Aggregate Revolving Commitments at such time.

          "Master Documentary Agreement" means the Master Agreement for
Documentary Letters of Credit, in substantially the form of Exhibit C, dated as of the Closing Date between Borrowers, as Applicant, and GE Capital, as Issuer.

          "Master Standby Agreement" means the Master Agreement for Standby
Letters of Credit, in substantially in the form of Exhibit D, dated as of the
Closing Date between Borrowers, as Applicant, and GE Capital, as Issuer.

          "Material Adverse Effect" shall mean a material adverse effect on (i)
the business, assets, operations or financial or other condition of the Parent and its Subsidiaries, taken as a whole, (ii) the Parent's, the Borrowers' and their Subsidiaries' collective ability to pay the Obligations in accordance with the terms thereof or (iii) the Agent's Lien on any material portion of the
Collateral or the priority of any such Lien.

          "Maturity Date" shall mean the earliest of (a) January 15, 2008, (b)
the date of termination of Lenders' obligations to make Revolving Advances and to incur Letter of Credit Obligations or permit existing Revolving Advances to remain outstanding pursuant to Section 10.1, and (c) the date of indefeasible prepayment in full by Borrowers of the Loan and the cancellation and return (or stand-by guarantee) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to Section 2A, and the permanent reduction of the Revolving Commitment to zero dollars ($0).

          "Maximum Lawful Rate" shall have the meaning set forth in Section
2.18(a) hereof.

          "Maximum Permissible Rate" shall have the meaning set forth in Section
2.18(b) hereof.

          "Montgomery" shall mean Carlyle & Co. of Montgomery, an Alabama corporation.

          "Mortgage" shall have the meaning set forth in Section 4.4(a)(i)
hereof.

          "Multiemployer Plan" shall mean a "multiemployer plan" (as defined in
Section 4001(a)(3) in ERISA) maintained or contributed to for employees of (i)
the Parent or any of its Subsidiaries; (ii) any Credit Party; or (iii) any ERISA
Affiliate.

                                       24

          "Net Amount of Eligible Receivables" shall have the meaning set forth in the definition of "Eligible Receivables" contained herein.

          "Net Cash Proceeds" shall mean, with respect to any transaction, (i)
cash (freely convertible into U.S. dollars) received by a Credit Party from such transaction (including cash received as consideration for the assumption or incurrence of liabilities incurred in connection with or anticipation of such transaction), after (a) provision for all income, title, recording or other taxes measured by or resulting from such transaction, (b) payment of all brokerage commissions, reasonable investment banking and legal fees and other fees and expenses related to such transaction, (c) deduction of appropriate amounts to be provided by such Credit Party as a reserve, in accordance with
GAAP, against any liabilities associated with the assets sold or disposed of in such transaction and retained by such Credit Party after such transaction, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such transaction and (d) amounts paid to satisfy Indebtedness (other than any
Obligations) which are required to be repaid in connection with any such transaction and (ii) promissory notes received by such Credit Party from such transaction or such other disposition upon the liquidation or conversion of such notes into cash.

          "Notes" shall mean and include each of the Revolving Notes and the
Swing Line Note.

          "Obligations" shall mean and include all Revolving Advances (including
Swing Line Advances), Letter of Credit Obligations, and all other Indebtedness
(including, without limitation, Additional Indebtedness) owing at any time by any Credit Party to the Agent or any one or more of the Lenders (including, without limitation, all principal, interest, fees, indemnities, costs, charges and other amounts payable under the Loan Documents) arising under or in connection with this Agreement, the Notes, any Security Document, any of the other Loan Documents, any Guaranty in favor of the Agent or any one or more of the Lenders, whether absolute or contingent, secured or unsecured, due or not, arising by operation of law or otherwise, and all interest and other charges thereon.

          "Original Credit Agreement" shall have the meaning set forth in the first "WHEREAS" clause to this Agreement.

          "Other Taxes" shall have the meaning set forth in Section 2.22(a)
hereof.

          "Parent" shall have the meaning set forth in the preamble to this
Agreement.

          "Park Promenade" shall mean Park Promenade, Inc., a Florida corporation.

          "Patent License" means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right with respect to any invention on which a Patent is in existence.

          "Patents" means all of the following in which any Credit Party now holds or hereafter acquires any interest: (a) all letters patent of the United
States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

          "Payment Accounts" shall have the meaning set forth in Section 2.4(c)
hereof.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereof under ERISA.

                                       25

          "Pension Benefit Plan" shall mean any Employee Plan which is an
"employee pension benefit plan" (as defined in Section 3(2) of ERISA).

          "Permits" shall mean any permit, approval, authorization, license or variance required from a Governmental Authority having jurisdiction under an applicable Environmental Law.

          "Person" shall mean an individual, trust, firm, partnership, limited liability company, corporation (including business trust), unincorporated association, joint venture, government or any political subdivision or agency thereof or any other form of public, private or governmental entity or authority.

          "Pledge Agreement" shall have the meaning set forth in Section 4.1 hereof.

          "Prior Lender" shall mean the lenders under the Existing Carlyle
Credit Agreement.

          "Prior Lender Obligations" shall mean the Obligations as defined in the Existing Carlyle Credit Agreement.

          "pro rata" shall mean, with respect to each Lender, a percentage equal to the ratio that the Revolving Commitment of such Lender bears to the Aggregate
Revolving Commitments of all Lenders.

          "Proceeds" means "proceeds," as such term is defined in the UCC, including (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Credit Party from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of Governmental Authority), (c) any claim of any Credit Party against third parties (i) for past, present or future infringement of any Patent or
Patent License, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (d) any recoveries by any Credit Party against third parties with respect to any litigation or dispute concerning any of the Collateral including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral, (e) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment
Property and pledged Stock, and (f) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.

          "Purchased Accounts" shall mean all accounts receivable of the Carlyle
Credit Parties that are purchased by the Receivables Purchaser pursuant to the
Receivables Purchase Agreements.

          "Qualified Assignee" means (a) any Lender, any Affiliate of any Lender and, with respect to any Lender that is an investment fund that invests in commercial loans, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor, and (b) any commercial bank, savings and loan association or savings bank or any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case, which has a rating of BBB or higher from S&P and a rating of Baa2 or higher from Moody's at the date that it becomes a Lender and which in the case of any person of the type under clause (a) or (b), through its applicable lending office, is capable of lending to Borrower without the imposition of any withholding or similar taxes; provided that no Person determined by Agent to be acting in the capacity of a vulture fund or distressed debt purchaser shall be a
Qualified Assignee and no Person or Affiliate of

                                       26

such Person (other than a Person that is already a Lender) holding Subordinated
Debt or Stock issued by any Credit Party shall be a Qualified Assignee.

          "Real Estate" shall mean all of those plots, pieces or parcels of land now owned or hereafter acquired by Finlay and its Domestic Subsidiaries or any interest therein (the "Land"), including, without limitation, those listed on
Schedule 11.5 hereto and more particularly described in the Mortgages, together with the right, title and interest of Finlay and its Domestic Subsidiaries, if any, in and to the streets, the land lying in the bed of any streets, roads or avenues, opened or proposed, in front of, adjoining, or abutting the Land to the center line thereof, the air space and development rights pertaining to the Land and right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments, and appurtenances belonging or in any way appertaining thereto, awards from any condemnation or eminent domain proceedings and insurance proceeds resulting from any casualty or other damage to the buildings and other improvements on the Land, all fixtures, all easements now or hereafter benefiting the Land and all royalties and rights appertaining to the use and enjoyment of the Land, including, without limitation, all alley, vault, drainage, mineral, water, oil, coal, gas, timber and other similar rights, together with all of the buildings and other improvements now or hereafter erected on the Land, all fixtures and all additions thereto and substitution and replacement thereof.

          "Receivables Intercreditor Agreement" shall mean (i) that certain
Intercreditor Agreement and Assignment of Proceeds dated as of the date hereof by and among the Agent, the Receivables Purchaser and Carlyle, as from time to time amended, supplemented or replaced or (iii) any replacement Intercreditor
Agreement by and among Agent, Carlyle and any replacement Receivables Purchaser as provided for in clause (ii) of the definition of "Receivables Purchaser"
below.

          "Receivables Purchaser" shall mean (i) Hudson United Bank, doing business through its unincorporated division Shoppers Charge Accounts Co., as purchaser of the accounts receivable pursuant to the Receivables Purchase
Agreements or (ii) any replacement receivables purchaser provided such receivables purchaser has entered into an intercreditor agreement with the Agent in form and substance identical to the Receivables Intercreditor Agreement in effect on the Closing Date.

          "Receivables Purchase Agreements" shall mean (i) that certain Credit
Card Program and Security Agreement dated September 28, 1998 between Carlyle and the Receivables Purchaser, that certain Operating Agreement, undated, between
Carlyle and the Receivables Purchaser, and all related documents and agreements executed or delivered in connection with the Receivables Purchase Program, as amended, supplemented or restated from time to time with the written consent of the Agent or (ii) any replacement receivables purchase agreement between Carlyle and a receivables purchaser qualifying as a "Receivables Purchaser" under clause
(ii) of the definition of "Receivables Purchaser" above in form and substance substantially similar and no less advantageous to Carlyle and its subsidiaries than the Receivables Purchase Agreement in effect on the Closing Date and all related documents and agreements executed and delivered in connection therewith.

          "Receivables Purchase Program" shall mean the credit card account purchase program between Carlyle and the Receivables Purchaser established pursuant to the Receivables Purchase Agreements.

          "Reference Date" shall mean January 31, 2004.

          "Refinancing" shall mean the repayment in full of the Prior Lender
Obligations on the Closing Date.

          "Registration Rights Agreement" shall mean the registration rights agreement dated as of May 26, 1993 among the Parent, certain existing holders of the common stock of the Parent and the Lee Group, as such may be amended, modified, supplemented, restated, renewed or replaced from time to time in accordance with its terms and the terms hereof.

                                       27

          "Regulation D" shall mean Regulation D of the Board as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

          "Reiner Employment Agreement" shall mean the Employment Agreement dated as of January 30, 2005 (as originally in effect or as amended in accordance with its terms and the limitations set forth in Section 9.12 hereof)
among Arthur E. Reiner, Finlay and the Parent.

          "Related Party" shall mean with respect to any Person (i) any controlling stockholder, general or limited partner, 80% (or more) owned subsidiary, or spouse or immediate family member (in the case of an individual)
of such Person or (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or persons beneficially holding an
80% or more controlling interest of which consist of such Person and/or such other persons referred to in the immediately preceding clause (i), and with respect to the Parent, "Related Party" shall include any full-time employee of the Thomas H. Lee Company or an Affiliate thereof.

          "Related Transactions" shall mean the borrowing under the Revolving
Loan on the Closing Date, the Acquisition, the Refinancing, the payment of all fees, costs and expenses associated with all of the foregoing and the execution and delivery of all of the Related Transactions Documents.

          "Related Transactions Documents" shall mean the Loan Documents, the
Acquisition Agreement and Rolex Intercreditor Agreement, the Receivables
Intercreditor Agreement and all other agreements or instruments executed in connection with the Related Transactions.

          "Release" shall mean any releasing, spilling, escaping, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, leaching, disposing or dumping. The meaning of the term shall also include any threatened
Release.

          "Remedial Action" shall mean all actions required by any Environmental
Law to (1) clean up, remove, treat or dispose of Hazardous Materials in the indoor or outdoor environment; (2) prevent the Release or minimize the further
Release of Hazardous Materials so they do not migrate or otherwise endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (3) perform pre-remedial studies and investigations and post-remedial monitoring and care in respect of actions contemplated in the preceding clauses (1) and (2).

          "Reportable Event" shall have the meaning set forth in Section
8.12(b)(i) hereof.

          "Repurchase Basket" shall mean $25,000,000 plus the Additional
Repurchase Amount.

          "Revolving Advance" shall have the meaning set forth in Section 2.1(a)
hereof and shall include, except where the context otherwise requires, Swing
Line Advances.

          "Revolving Commitment" as to any Lender shall have the meaning set forth in Section 2.2(b) hereof.

          "Revolving Credit Facility" shall mean, collectively, the facilities provided by the Agent and the Lenders to the Borrowers hereunder to make
Revolving Advances (including Swing Line Advances) and to incur Letter of Credit
Obligations.

          "Revolving Credit Facility Commitment" shall mean, at any time, an amount equal to $225,000,000 or such lesser amount after giving effect to each reduction of the Revolving Credit Facility Commitment pursuant to Section 2.5 hereof.

          "Revolving Loan" shall have the meaning set forth in Section 2.1(a)
hereof.

                                       28

          "Revolving Note" and "Revolving Notes" shall have the respective meanings set forth in Section 2.3(a) hereof.

          "Rolex Intercreditor Agreement" shall mean that certain Intercreditor
Agreement dated as of the date hereof by and between Rolex Watch U.S.A. and the
Agent.

          "Rolex Security Agreement" shall mean that certain Security Agreement dated as of the date hereof by and between Rolex Watch U.S.A. and Carlyle, in form and substance acceptable to the Agent.

          "Russell Cohen Employment Agreement" shall mean the Employment
Agreement dated as of the date hereof (as originally in effect or as amended in accordance with its terms and the limitations set forth in Section 9.12 hereof)
among Russell L. Cohen and Carlyle.

          "Security Agreement" shall have the meaning specified in Section 4.3 hereof.

          "Security Documents" shall have the meaning specified in Section 4.3 hereof.

          "Senior Note Indenture" shall mean the indenture dated as of June 3,
2004 between Finlay and HSBC Bank USA, as trustee under which the Senior Notes were issued.

          "Senior Notes" shall mean the Borrower's 8.375% Senior Notes due 2012 in the original principal amount of $200,000,000 and any notes that may subsequently be issued in exchange therefor that are substantially identical in all material respects (other than with respect to any transfer restrictions).

          "Services Agreement" shall mean the Services Agreement dated as of
October 28, 1998 between Finlay Merchandising and Finlay, as such may be amended, modified or supplemented from time to time in accordance with its terms and the terms hereof.

          "Shareholders Agreement" shall mean the stockholders' agreement dated as of March 6, 1995 among the Parent and certain existing holders of the common stock of the Parent, as such may be amended, modified, supplemented, restated, renewed or replaced from time to time in accordance with its terms and the limitations set forth in Section 9.12 hereof.

          "Software" means all "software" as such term is defined in the UCC, now owned or hereafter acquired by any Credit Party, other than software embedded in any category of goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

          "Solvent" and "Solvency" shall mean, with respect to any Person on a particular date, that on such date,

          (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person; and

          (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such
Person on its debts as they become absolute and matured; and

          (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and

                                       29

          (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital.

          "Sonab Entities" shall mean, collectively, Sonab Holdings and Sonab
International.

          "Sonab Holdings" shall mean Sonab Holdings, Inc., a Delaware corporation.

          "Sonab International" shall mean Sonab International, Inc., a Delaware corporation.

          "Sovereign Intercreditor Agreement" shall mean the Amended and
Restated Intercreditor Agreement dated as of March 30, 2001 between the Agent and Sovereign Bank and acknowledged by Finlay and eFinlay, as amended, modified or supplemented from time to time in accordance with its terms.

          "Specified Default" shall mean an Event of Default under Sections
10.1(a), including, without limitation, by virtue of any payment required under
Sections 3.1 or 3.2 hereof, 10.1(b), 10.1(d), 10.1(f), 10.1(g), 10.1(h) (to the extent such Event of Default involves a judgment of $5,000,000 or more),
10.1(j), 10.1(k) or 10.1(l) hereof or, to the extent arising from a Default under Section 8.1(c), Section 8.1(g), Section 8.1(p), Section 8.6 (to the extent such Default involves the maintenance of existence of the Borrowers or the
Parent), Section 8.17, Section 8.22, any one or more of Sections 9.1 through 9.9 inclusive, 9.12, 9.14 or 9.20 hereof.

          "Stock" means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule
3a11-1 of the General Rules and Regulations promulgated by the Securities and
Exchange Commission under the Securities Exchange Act of 1934).

          "Subordinated Debt" means any Indebtedness of any Credit Party subordinated to the Obligations in a manner and form satisfactory to Agent and
Lenders in their sole discretion, as to right and time of payment and as to any other rights and remedies thereunder.

          "Subsidiary" of any Person shall mean any corporation or other business entity of which more than fifty percent (50%) of the issued and outstanding securities having ordinary voting power for the election of directors is owned or controlled, directly or indirectly, by a Person and/or one or more of its Subsidiaries. The use of the term Subsidiary in the phrase Parent and its Subsidiaries on a consolidated basis, or the like, shall only include
Subsidiaries whose accounts or financial reports are consolidated with Parent in accordance with GAAP, and in any event shall include the Borrower.

          "Supporting Obligations" means all supporting obligations as such term is defined in the UCC, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments,
or Investment Property.

          "Swing Line Advance" has the meaning assigned to it in Section
2.1(c)(i).

          "Swing Line Availability" has the meaning assigned to it in Section
2.1(c)(i).

          "Swing Line Commitment" shall mean, as to the Swing Line Lender, the commitment of the Swing Line Lender to make Swing Line Loans in the amount of up to $15,000,000, which commitment constitutes a subfacility of the Revolving
Commitment of the Swing Line Lender.

          "Swing Line Lender" shall mean GE Capital.

                                       30

          "Swing Line Loan" shall mean, as the context may require, at any time, the aggregate amount of Swing Line Advances outstanding to the Borrowers.

          "Swing Line Note" has the meaning assigned to it in Section
2.1(c)(ii).

          "Tax Allocation Agreement" shall mean the tax allocation agreement dated as of November 1, 1992 between the Parent and Finlay, as such may be amended, modified or supplemented from time to time in accordance with its terms and the terms hereof.

          "Taxes" means any and all taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding Excluded
Taxes.

          "Trade Name License Agreements" shall mean the Carlyle License
Agreement and the Finlay License Agreement.

          "Trademark, Patent and Copyright Security Agreement" shall have the meaning set forth in Section 4.2 hereof.

          "Trademark License" means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any
Trademark.

          "Trademarks" means all of the following now owned or hereafter adopted or acquired by any Credit Party: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

          "U.S. dollars" and "$" shall mean lawful currency of the United States of America.

          "U.S. Lender" shall mean each Lender, each L/C Issuer or each Agent that is a United States person as defined in Section 7701(a)(30) of the Code.

          "UCC" shall mean the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, that to the extent that the UCC is used to define any term herein or in any Loan
Document and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent's or any Lender's Lien on any Collateral is
governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the
Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

          "Unapproved License Agreement" shall mean an unwritten arrangement
(not yet approved in writing by the Agent or as to which the approval of the
Agent has been withdrawn) between Finlay or a Foreign Subsidiary and another
Person, granting to Finlay or a Foreign Subsidiary the right to operate a fine jewelry department in an establishment owned or operated by such Person.

          "Written Notice" and "in writing" shall mean any form of written communication or a communication by means of electronic mail, telex, telecopier device, telegraph or cable.

                                       31

          Section 1.2. TERMS DEFINED IN THE UNIFORM COMMERCIAL CODE. Each term defined in the UCC of the State of New York and used herein shall have the meaning given therein unless otherwise defined herein.

          Section 1.3. COMPUTATION OF TIME PERIODS. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" shall mean "from and including," the words "to" and "until" each shall mean "to but excluding" and the word "through" shall mean "to and including."

          Section 1.4. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed, as to a specified Person, in accordance with
GAAP.

          Section 1.5. OTHER PROVISIONS REGARDING DEFINITIONS. (a) The words
"hereof," "herein" and "hereunder" and words of similar import when used in this
Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

          (b) The terms defined in this Section 1, unless the context requires otherwise, will have the meanings applied to them in this Section 1, references to an "Exhibit," "exhibit," "Schedule" or "schedule" are, unless otherwise specified, to one of the exhibits or schedules attached to this Agreement and references to a "section" or "Section" are, unless otherwise specified, to one of the sections of this Agreement.

          (c) The term "or" is not exclusive.

          SECTION 2 . AMOUNT AND TERMS.

          Section 2.1. REVOLVING ADVANCES; SWING LINE FACILITY. (a) Each of the
Lenders severally agrees to lend to the Borrowers, subject to and upon the terms and conditions herein set forth, at any time or from time to time on or after the Closing Date and before the Maturity Date, such Lender's pro rata share, as determined under Section 2.4(c) hereof, of such borrowings as may be requested or be deemed requested by the Borrower Representative in accordance with the terms of this Agreement (each such borrowing, a "Revolving Advance" and the outstanding principal balance of all Revolving Advances (including Swing Line
Advances) from time to time, the "Revolving Loan"), subject to the limitations contained in Section 2.2 hereof.

          (b) Each Revolving Advance shall be in an amount equal to $100,000 or any integral multiple of $100,000 and shall be made on the date specified in the
Written Notice as described in Section 2.4(a) hereof; provided, however, that if the Borrowers shall be deemed to request a Revolving Advance under Section 2A.2 hereof, no notice of a borrowing by the Borrowers shall be necessary and such
Revolving Advance shall be in the amount of the reimbursement obligation of the
Borrowers for the drawing made under the Letter of Credit for which such
Revolving Advance is deemed requested. Each Revolving Advance shall be either a
Base Rate Advance or a Eurodollar Advance, or a combination thereof, as the
Borrowers shall request, subject to and in accordance with the provisions of this Agreement. Any portion of a Revolving Advance which shall be a Eurodollar
Advance shall be in an amount equal to $1,000,000 or any greater integral multiple thereof.

          (c) Swing Line Facility. (i) Agent shall notify the Swing Line Lender upon Agent's receipt of any Written Notice requesting a Revolving Advance.
Subject to the terms and conditions hereof, the Swing Line Lender may, in its discretion, make available from time to time until the Maturity Date advances
(each, a "Swing Line Advance") in accordance with any such notice. The aggregate amount of Swing Line Advances outstanding shall not exceed the lesser of (A) the
Swing Line Commitment and (B) the Aggregate Borrowing Base less the outstanding balance of the Revolving Loan and Letter of Credit Obligations at such time
("Swing Line Availability"). Until the Maturity Date, Borrowers may from time to time borrow, repay and reborrow under this Section 2.1(c). Each Swing

                                       32

Line Advance shall be made pursuant to a Written Notice of Revolving Advance delivered to Agent by Borrower Representative in accordance with Section 2.4(a)
hereof. Those notices must be given no later than 12:00 noon (New York time) on the Business Day of the proposed Swing Line Advance. Notwithstanding any other provision of this Agreement or the other Loan Documents, the Swing Line Loan shall constitute a Base Rate Advance and a Revolving Advance. Borrowers shall repay the aggregate outstanding principal amount of the Swing Line Loan upon demand therefor by Agent.

               (ii) Borrowers shall execute and deliver to the Swing Line Lender a promissory note to evidence the Swing Line Commitment. The note shall be in the principal amount of the Swing Line Commitment of the
          Swing Line Lender, dated the Closing Date and substantially in the form of Exhibit 2.1(c)(ii) (the "Swing Line Note"). The Swing Line
          Note shall represent the obligation of Borrowers to pay the amount of the Swing Line Commitment or, if less, the aggregate unpaid principal amount of all Swing Line Advances made to the Borrowers together with interest thereon. The entire unpaid balance of the Swing Line Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Maturity Date if not sooner paid in full.

               (iii) Refunding of Swing Line Loans. The Swing Line Lender, at
          any time and from time to time in its sole and absolute discretion
          (but no less frequently than once per week), may on behalf of
          Borrowers (and the Borrowers hereby irrevocably authorize the Swing
          Line Lender to so act on its behalf) request each Lender (including the Swing Line Lender) to make a Revolving Advance to the Borrowers
          (which shall be a Base Rate Advance) in an amount equal to such
          Lender's pro rata share of the principal amount of the Borrowers'
          Swing Line Loan (the "Refunded Swing Line Loan") outstanding on the date such notice is given. Unless any of the events described in
          Section 10 shall have occurred (in which event the procedures of this
          Section shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving
          Advance are then satisfied, each Lender shall disburse directly to
          Agent, its pro rata share of a Revolving Advance on behalf of the
          Swing Line Lender, prior to 3:00 p.m. (New York time), in immediately available funds on the date such notice is given. The proceeds of such
          Revolving Advances shall be immediately paid to the Swing Line Lender and applied to repay the Swing Line Loan of the Borrower.

               (iv) Participation in Swing Line Loans. If, prior to refunding a
          Swing Line Loan with a Revolving Advance pursuant to Section
          2.1(c)(iii), one of the events described in Section 10 shall have occurred, then, subject to the provisions of Section 2.1(c)(v) below, each Lender will, on the date such Revolving Advance was to have been made for the benefit of the Borrowers, purchase from the Swing Line
          Lender an undivided participation interest in the Swing Line Loan to the Borrowers in an amount equal to its pro rata share of such Swing
          Line Loan. Upon request, each Lender will promptly transfer to the
          Swing Line Lender, in immediately available funds, the amount of its participation.

               (v) Lenders' Obligations Unconditional. Each Lender's obligation to make Revolving Advances in accordance with Section 2.1(c)(iii) and to purchase participating interests in accordance with Section
          2.1(c)(iv) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, Borrowers or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Default or Event of Default; (C) any inability of Borrowers to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such participating interest is to be purchased; or (D) any other circumstance, happening

                                       33

          or event whatsoever, whether or not similar to any of the foregoing.
          If any Lender does not make available to Agent or the Swing Line
          Lender, as applicable, the amount required pursuant to Section
          2.1(c)(iii) or 2.1(c)(iv), as the case may be, the Swing Line Lender shall be entitled to recover such amount on demand from such Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds
          Rate for the first two Business Days and at the Base Rate thereafter.

          Section 2.2. REVOLVING CREDIT FACILITY COMMITMENT AND BORROWING LIMIT.
(a) The aggregate unpaid principal amount of the Revolving Loan (including the
Swing Line Loan) outstanding to the Borrowers at any time, when added to the aggregate amount of Letter of Credit Obligations of the Borrowers at such time, shall not exceed an amount (the "Borrowing Limit") equal to the lesser of (i)
the Revolving Credit Facility Commitment at such time and (ii) except in the case of Revolving Advances to be made under Section 2A.2 hereof as to which this clause (ii) shall not apply to prevent such Revolving Advances (but this exception shall not limit the application of Section 3.1(a) hereof), an amount equal to the Aggregate Borrowing Base at such time. Moreover, the sum of the
Revolving Loan (including the Swing Line Loan) and the amount of Letter of
Credit Obligations outstanding to any Borrower shall not exceed at any time (x)
in the case of Finlay, the Finlay Borrowing Base at such time and (y) in the case of Carlyle, the Carlyle Borrowing Base at such time. Notwithstanding the foregoing, except for Revolving Advances to be made under Section 2A.2 hereof, no Revolving Advance shall be made if, after giving effect to the making of such
Revolving Advance, a prepayment would be required under Section 3.1(a) hereof.

          (b) Subject to the limitations of Sections 2 and 3 hereof, the
Borrowers may borrow, repay and reborrow the Revolving Loan. The portion of the
Revolving Loan to be funded by each Lender shall not exceed in aggregate principal amount at any one time outstanding, and no Lender shall have any obligation to fund its pro rata share of any Revolving Advance if, after giving effect thereto, the outstanding portions of Revolving Advances made by such
Lender shall be in the aggregate in excess of, the revolving commitment amount set forth opposite such Lender's name on Exhibit A hereto for the Revolving
Credit Facility Commitment, as reduced from time to time (for each Lender, its
"Revolving Commitment").

          Section 2.3. REVOLVING NOTES. (a) The pro rata portion of the
Revolving Advances made by each Lender shall be evidenced by, and be repayable with interest in accordance with the terms of, a promissory note issued by the
Borrowers payable to the order of such Lender or its registered assignees, in the maximum principal amount of such Lender's Revolving Commitment and in the form of Exhibit 2.3(a) hereto (together with any replacement, modification, renewal or substitution thereof, individually, a "Revolving Note" and collectively, the "Revolving Notes").

          (b) Each Revolving Note shall be dated the Closing Date and be duly completed, executed and delivered by the Borrowers and such Revolving Notes shall replace the Revolving Notes previously delivered by Finlay to the Lenders in connection with the Original Credit Agreement, the First Amended and Restated
Credit Agreement or the Second Amended and Restated Credit Agreement.

          (c) Each Lender shall record that portion of the amount of each
Revolving Advance which it has made to each Borrower and the amount of each payment or prepayment of principal thereon in its records; provided, however, that the failure of any Lender to make any such recordation shall not in any manner affect the obligation of the Borrowers to repay to such Lender the portion of the Revolving Advance advanced by such Lender under the applicable
Revolving Note held by such Lender. Any such recordation shall represent conclusive evidence of the date and amount of such Lender's pro rata share of any Revolving Advance or payment or prepayment of principal thereon, absent manifest error.

          (d) Each of the Revolving Notes shall mature on the Maturity Date, and shall be subject to payment and prepayment as provided in Sections 2 and 3 hereof.

                                       34

          Section 2.4. NOTICE OF BORROWING; BORROWERS' CERTIFICATE; APPOINTMENT
OF BORROWER REPRESENTATIVE. (a) Subject to Section 3.2(e) hereof, whenever any
Borrower desires to make a borrowing of a Revolving Advance, Borrower
Representative on behalf of the applicable Borrower shall give the Agent, at its address set forth in Section 12.4 hereof, not later than 12:00 noon (New York time), at least three (3) Business Days' prior Written Notice (or same day prior
Written Notice in the case of a Revolving Advance which shall be a Base Rate
Advance) from an Authorized Representative (which notice shall be irrevocable)
of its desire to make a borrowing of a Revolving Advance. Each notice of borrowing under this Section 2.4(a) shall be substantially in the form of
Exhibit 2.4 hereto (each a "Borrower's Certificate") and specify the date on which such Borrower desires to make a borrowing of a Revolving Advance (which in each instance shall be a Business Day), the amount of such borrowing, whether such borrowing shall be a Base Rate Advance or a Eurodollar Advance or a combination thereof, and, in the case of the selection of a Eurodollar Advance, the proposed Interest Period therefor, and shall refer to the most recent
Borrowing Base Certificate delivered by such Borrower to the Agent pursuant to
Section 8.1(p) hereof or at the request of the Agent and set forth the applicable Borrowing Base provided therein. If such notice shall be with respect to a borrowing of a Eurodollar Advance but fails to state an applicable Interest
Period therefor, then such notice shall be deemed to be a request for a one-month Interest Period. If (x) any Borrower shall fail to state in any such notice whether such Revolving Advance shall be a Base Rate Advance or a
Eurodollar Advance or (y) the Borrowers shall be deemed to make a borrowing of a
Revolving Advance pursuant to Section 2A.2 hereof, then the Borrowers shall be deemed to have selected a Base Rate Advance. Subject to the other provisions of this Agreement, Revolving Advances of more than one type may be outstanding at the same time; provided, however, that no more than seven (7) Eurodollar
Advances in the aggregate may be outstanding at any one time.

          (b) Borrowers shall not be permitted to select a borrowing of a
Eurodollar Advance (x) to the extent such selection would be prohibited by
Section 2.10 or Section 2.11 hereof or (y) if a Default or an Event of Default shall be in existence as of the date of selection or commencement of the applicable Interest Period.

          (c) Agent shall notify Lenders upon Agent's receipt of any Written
Notice requesting a Revolving Advance. Each Lender shall make available to the
Agent such Lender's pro rata portion of the Revolving Advance to be made on the date specified in the aforementioned notice (which for purposes of Revolving
Advances made pursuant to Section 2A.2 hereof shall be deemed to be the Business
Day after receipt of the written or telephonic notice by the Agent to each such
Lender of such borrowing) not later than 2:00 p.m. (New York time) on such specified date in U.S. dollars in immediately available funds, at the account of the Agent located at Deutsche Bank Trust Company Americas, New York, New York,
CFN 2173, ABA Number: 021-001-033, Account Title: GECC/CAF Depository, Account
Number: 50-232-854, Reference: Finlay Fine Jewelry/Carlyle & Co. Jewelers, or
such other accounts as the Agent may from time to time direct (the "Payment
Account"). The portion of each Revolving Advance to be funded by each Lender shall be an amount equal to (x) the dollar amount of the Revolving Advance requested or deemed requested by the Borrowers under Section 2.1(a) or 2A.2 hereof, multiplied by (y) the percentage set forth opposite such Lender's name on Exhibit A hereto for the Revolving Credit Facility Commitment.

          (d) Except for Revolving Advances made pursuant to Section 2A.2 hereof
(which Revolving Advances shall be applied to the reimbursement of drawings under the Letter of Credit for which such Revolving Advance was made in accordance with such Section 2A.2 hereof), proceeds of each Revolving Advance received by the Agent shall be made available to the Borrowers by the Agent at the Borrower's Disbursement Account upon satisfaction of all applicable conditions.

          (e) Carlyle hereby designates Finlay as its representative and agent on its behalf for the purposes of issuing notices of borrowing, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, requesting Letters of Credit, giving and receiving all

                                       35

other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants)
on behalf of Carlyle under the Loan Documents. Borrower Representative hereby accepts such appointment. Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from Borrower Representative as a notice or communication from both Borrowers, and may give any notice or communication required or permitted to be given to Carlyle or Borrowers hereunder to Borrower Representative on behalf of Borrowers. Carlyle agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by Borrower Representative shall be deemed for all purposes to have been made by Carlyle and shall be binding upon and enforceable against Carlyle to the same extent as if the same had been made directly by Carlyle.

          Section 2.5. TERMINATION OR REDUCTION OF REVOLVING CREDIT FACILITY
COMMITMENTS. (a) The Borrowers shall have the right, upon not less than three
(3) Business Days' prior Written Notice from the Borrower Representative to the
Agent (and the Agent shall promptly notify each Lender thereof in writing or by telephone confirmed promptly in writing), to terminate the Revolving Credit
Facility Commitment or, from time to time, to reduce ratably (as among the
Lenders) in part the amount of the Revolving Credit Facility Commitment;
provided, however, that:

               (i) any such partial reduction of the Revolving Credit Facility
          Commitment shall be in the aggregate amount of at least $25,000,000
          (or an integral multiple of $5,000,000 in excess thereof) or following the first partial reduction under this Section 2.5(a)(i), an amount equal to $50,000,000 minus the amount of such first partial reduction of the Revolving Credit Facility Commitment and shall be accompanied by prepayment of the Revolving Loan, together with the payment of any fees, premiums, costs and charges required to be paid by the Borrowers pursuant to Section 2.12 hereof, and accrued interest on the amount so prepaid to the date of such prepayment, to the extent, if any, that the aggregate principal amount of the sum of the Revolving Loan and the Letter of Credit Obligations then outstanding exceeds the
          Borrowing Limit at such time (after giving effect to such reduction in the Revolving Credit Facility Commitment); provided, however, that notwithstanding the foregoing, the Borrowers shall not (x) reduce
          (except in connection with a termination) the Revolving Credit
          Facility Commitment by more than $50,000,000 in the aggregate during the term of this Agreement or (y) reduce the Revolving Credit Facility
          Commitment to an amount which is less than the sum of the aggregate unpaid principal balance of the then outstanding Letter of Credit
          Obligations;

               (ii) any termination of the Revolving Credit Facility Commitment shall be accompanied by prepayment in full of the Revolving Loan
          (together with all other Obligations) then outstanding hereunder, together with the payment of any unpaid fees owing with respect to the
          Revolving Credit Facility Commitment, any fees, premiums, costs and charges required to be paid by the Borrowers pursuant to Section 2.12 hereof, and accrued interest on the amount so prepaid to the date of such prepayment, together with the cancellation or termination of any outstanding Letters of Credit (or the providing of Letter of Credit
          Cash Collateral equal to the undrawn amount under all outstanding
          Letters of Credit) and the reimbursement of any unreimbursed Letters of Credit; and

               (iii) any termination of the Revolving Credit Facility Commitment while Eurodollar Advances are outstanding thereunder and any reduction thereof that reduces the amount of the Revolving Credit Facility
          Commitment below the principal amount of such Eurodollar Advances then outstanding thereunder may be made only on the last day of the respective Interest Periods for such Eurodollar Advances.

          (b) Upon the giving of Written Notice of termination or reduction of the Revolving Credit Facility Commitment, the amount of Revolving Advances required to be prepaid in subsection (a) above shall be due and payable on the date therein specified for such reduction or termination, together

                                       36

with all accrued interest thereon to such date plus any fees, premiums, charges or costs provided for hereunder, and the Revolving Credit Facility Commitment shall be permanently reduced pro rata among Lenders by the amount of such reduction on the date specified in such Written Notice for such reduction or termination.

          Section 2.6. INTEREST. (a) Interest on Eurodollar Advances. Except as
provided in Section 2.6(c) hereof, each Borrower shall pay interest on the unpaid principal amount of each Eurodollar Advance made to it hereunder which is outstanding from time to time, on each Interest Payment Date with respect to such Eurodollar Advance, at the date of conversion of such Eurodollar Advance
(or portion thereof) to a Base Rate Advance and at maturity of such Eurodollar
Advance at an interest rate per annum equal during the Interest Period for such
Eurodollar Advance to the Adjusted Eurodollar Rate for the Interest Period in
effect for such Eurodollar Advance, and after maturity of such Eurodollar
Advance (whether by acceleration or otherwise) upon demand. Interest not paid when due shall be payable on demand.

          (b) Interest on Base Rate Advances. Except as provided in Section
2.6(c) hereof, each Borrower shall pay interest on the unpaid principal amount of each Base Rate Advance and, to the extent due and payable, Additional
Indebtedness incurred by it, in each case, which is outstanding from time to time at an interest rate per annum equal to the Base Rate in effect from time to time. Interest on Base Rate Advances shall be payable monthly in arrears on the first day of each month, upon conversion thereof to a Eurodollar Advance and at maturity (whether by acceleration or otherwise) and thereafter on demand.
Interest on Additional Indebtedness shall be payable upon demand.

          (c) Default Interest. During the continuation of any Event of Default, interest on the Eurodollar Advances, Base Rate Advances and, to the extent due and payable, Additional Indebtedness, and Letter of Credit fees pursuant to
Section 2A.4 hereof shall accrue and be payable at a rate two percentage points
(2%) in excess of the rate of interest or fee otherwise applicable to such
Eurodollar Advances, Base Rate Advances, Additional Indebtedness, or Letters of
Credit, as the case may be, and interest on any interest in default shall accrue and shall be payable upon demand at a rate equal to two percentage points (2%)
in excess of the rate then applicable to Base Rate Advances.

          (d) Eurodollar Rate Determination. The Agent, upon determining the
Eurodollar Rate and the Adjusted Eurodollar Rate for any Interest Period, shall promptly notify by telephone (confirmed promptly in writing) or in writing the
Borrowers and the Lenders thereof. Such determination shall, in the absence of manifest error, be conclusive and binding upon the Borrowers, the Agent and the
Lenders.

          (e) Changes in Index Rate. After each change in the Index Rate, the
Agent shall promptly notify the Borrowers and each Lender of the date of such change and the new Index Rate; provided, however, that the failure of the Agent to so notify the Borrowers or any Lender shall not affect the effectiveness of such change.

          (f) The Applicable Index Margin and Applicable Eurodollar Margin, will be 0.50% and 1.50% per annum, respectively, as of the Closing Date. The
Applicable Margins will then be adjusted (up or down) prospectively on a quarterly basis as determined by Parent's consolidated financial performance for the trailing four quarters most recently then ended, commencing (such date being the "Initial Adjustment Date") on the fifth Business Day after delivery of the
Parent's financial statements to Lenders for the fiscal quarter ending July 30,
2005. Adjustments in Applicable Margins will be determined by reference to the following grids:

            "IF LEVERAGE                     APPLICABLE        APPLICABLE
              RATIO IS                      INDEX MARGIN   EURODOLLAR MARGIN
            ------------                    ------------   -----------------
                   greater than or = 3.50       1.00%            2.00%
less than 3.50 but greater than or = 3.00       0.75%            1.75%

                                       37

            "IF LEVERAGE                     APPLICABLE        APPLICABLE
              RATIO IS                      INDEX MARGIN   EURODOLLAR MARGIN
            ------------                    ------------   -----------------
less than 3.00 but greater than or = 2.25       0.50%            1.50%
less than 2.25 but greater than or = 1.50       0.25%            1.25%
less than 1.50                                  0.00%            1.00%"

          All adjustments in the Applicable Margins will be implemented quarterly on a prospective basis, for each calendar month commencing after the date of delivery to Lenders of the quarterly unaudited or annual audited (as applicable) financial statements of the Parent evidencing the need for an adjustment. Concurrently with the delivery of those financial statements, the
Borrower Representative shall deliver to the Agent and Lenders a certificate, signed by its chief financial officer, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins. Failure to timely deliver such financial statements in accordance with Section 8.1 shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Applicable Margins to the highest level set forth in the foregoing grid, until the first day of the first calendar month following the delivery of those financial statements demonstrating that such an increase is not required. If an Event of Default shall have occurred and be continuing at the time any reduction in the Applicable Margins is to be implemented, that reduction shall be deferred until the first day of the first calendar month following the date on which such Event of Default is waived or cured.

          Section 2.7. CONVERSION OF BORROWINGS; RENEWALS. (a) The Borrowers
may, from time to time prior to the Maturity Date convert (i) all or a portion of outstanding Base Rate Advances to one or more Eurodollar Advances, except as provided in the last sentence of Section 2.4(a) or in Section 2.10 or 2.11 hereof, and only in amounts of $1,000,000 or more, or (ii) all or a portion of outstanding Eurodollar Advances to a Base Rate Advance so long as the aggregate principal balance of the portion of the Eurodollar Advances not being converted, if any, is $1,000,000 or any greater integral multiple thereof; provided, however, that Borrowers shall not be entitled to convert any Base Rate Advance, or portion thereof, to a Eurodollar Advance unless all accrued interest on the
Base Rate Advance, or portion thereof, to be converted through the date of such conversion shall have been paid in full. Each conversion by Borrowers of any
Revolving Advance or portion thereof (other than a conversion pursuant to
Section 2.10 or 2.11 hereof) shall be made not later than 12:00 noon (New York time) on a Business Day on at least three (3) Business Days' prior Written
Notice from an Authorized Representative to the Agent (and the Agent shall promptly notify each Lender thereof in writing or by telephone confirmed promptly in writing). Each such notice (which notice shall be irrevocable) shall specify (i) the date of the conversion and the amount to be converted, (ii) the particular Base Rate Advance, or portion thereof, to be converted, and (iii) in the case of conversion of any Base Rate Advance, or portion thereof, to a
Eurodollar Advance, the duration of the Interest Period for such Eurodollar
Advance. Notwithstanding the above, Borrowers shall not be entitled to convert any Base Rate Advance, or portion thereof, to a Eurodollar Advance if a Default or Event of Default shall have occurred and be continuing. Except as provided in
Section 2.10 hereof, any conversion of a Eurodollar Advance, or portion thereof, to a Base Rate Advance shall be made only on the last day of the Interest Period with respect to such Eurodollar Advance.

          (b) Each renewal by Borrowers of an outstanding Eurodollar Advance or portion thereof shall be made on Written Notice to the Agent (and the Agent shall promptly notify each Lender thereof in writing or by telephone confirmed promptly in writing) given not later than 12:00 noon (New York time) on the third Business Day prior to the last day of the Interest Period just ending for such Eurodollar Advance. Each notice (which notice shall be irrevocable) by
Borrowers of the renewal of a Eurodollar Advance or portion thereof, shall be in writing from an Authorized Representative and shall specify (i) the amount of such renewal of the Eurodollar Advance or portion thereof and (ii) the duration of the Interest Period for such renewal; provided, however, that if the
Borrowers fail to select the duration

                                       38

of any Interest Period for the renewal of such Eurodollar Advance or portion thereof, the duration of such Interest Period shall be one month.
Notwithstanding the above, Borrowers shall not be entitled to renew a Eurodollar
Advance or a portion thereof, (i) if at the time of the selection of such renewal there shall exist a Default or an Event of Default, or (ii) to the extent such renewal would be prohibited by the last sentence of Section 2.4(a)
or by Section 2.10 or 2.11 hereof.

          (c) Any Eurodollar Advance or portion thereof as to which the Agent shall not have received a proper notice of conversion or renewal as provided in
Section 2.7(a) or 2.7(b) hereof or notice of payment or prepayment by 12:00 noon
(New York time) at least three (3) Business Days prior to the last day of the
Interest Period just ending for such Eurodollar Advance shall (whether or not any Default or Event of Default has occurred) automatically be converted to a
Base Rate Advance on the last day of the Interest Period for such Eurodollar
Advance.

          Section 2.8. COMPUTATION OF INTEREST. Interest on Base Rate Advances
and Eurodollar Advances and fees and other amounts calculated on the basis of a rate per annum shall be computed on the basis of actual days elapsed over a
360-day year. Any rate of interest on the Loan, Additional Indebtedness or on interest which is computed on the basis of the Base Rate shall change when and as the Index Rate changes.

          Section 2.9. INCREASED COSTS. In the case of the pro rata share of any
Lender in any Eurodollar Advance, in the event any law, treaty, order, directive, rule or regulation shall be adopted, issued or become effective after the Closing Date or in the event of any change in any law, treaty, order, directive, rule or regulation from that in effect on the Closing Date or in the interpretation thereof by any governmental or other regulatory authority charged with the administration thereof (including, without limitation, Regulation D), in any case, which:

               (i) subjects such Lender or any branch or Affiliate of such
          Lender to any charge with respect to such share of such Eurodollar
          Advance (other than with respect to taxes and amounts relating thereto
          (payment with respect to which shall be governed by Section 2.22); or

               (ii) imposes, modifies or deems applicable any reserve, deposit or similar requirement against any assets held by, deposits with or for the account of, or loans or commitments by, an office of any
          Lender or any branch or Affiliate of such Lender; or

               (iii) imposes upon such Lender or any branch or Affiliate of such
          Lender any other condition with respect to such share of such
          Eurodollar Advance or this Agreement;

and the result of any of the foregoing is to increase the actual cost by an amount such Lender reasonably deems to be material to such Lender or any branch or Affiliate of such Lender of making, funding or maintaining such share of such
Eurodollar Advance hereunder, or to reduce the amount of any payment (whether of principal, interest, or otherwise) received or receivable by such Lender or any branch or Affiliate of such Lender, or to require such Lender or any branch or
Affiliate of such Lender to make any payment, in each case by or in an amount which such Lender in its sole judgment deems material, then and in any such case:

                    (1) such Lender shall promptly notify the Borrower
               Representative, the Agent and the other Lenders in writing of the happening of such event;

                    (2) such Lender shall promptly deliver to the Borrower
               Representative, the Agent and the other Lenders a certificate stating the change which has occurred, or the reserve
               requirements or other conditions which have been imposed on such
               Lender or branch or Affiliate of such Lender, or the request, directive or requirement with which it has complied, together with the

                                       39

               date thereof, the amount of such increased cost, reduction or payment and the way in which such amount has been calculated; and

                    (3) the Borrowers hereby agree to pay to the Agent for the benefit of such Lender on demand by such Lender (with a notice of such demand to be sent by such Lender to the Agent) such an amount or amounts as will compensate such Lender or its branch or
               Affiliate for such additional cost, reduction or payment.

The certificate of such Lender as to the additional amounts payable pursuant to this Section 2.9 delivered to the Borrower Representative and the Agent shall in the absence of manifest error be conclusive of the amount thereof. The protection of this Section 2.9 shall be available to such Lender regardless of any possible contention of invalidity or inapplicability of the law, regulation, treaty, order, directive, interpretation or condition which has been imposed.

          Section 2.10. CHANGE IN LAW RENDERING EURODOLLAR ADVANCES UNLAWFUL.
(a) Notwithstanding anything to the contrary herein contained, in the event that any law, treaty, order, directive, rule or regulation adopted, issued or becoming effective after the Closing Date or any change in any law, treaty, order, directive, rule or regulation from that in effect on the Closing Date or in the interpretation thereof by any governmental or other regulatory authority charged with the administration thereof (in any case, whether or not having the force of law), should make it unlawful for any Lender to fund any portion of a
Eurodollar Advance or to give effect to its obligations as contemplated hereby with respect to Eurodollar Advances, such Lender shall, upon the happening of such event, notify the Agent, the other Lenders and the Borrowers thereof in writing stating the reason therefor, and the obligation of such Lender to allow conversion to or selection or renewal with respect to its pro rata share of any
Eurodollar Advance by the Borrowers shall, upon the happening of such event, forthwith be suspended for the duration of such illegality and during such illegality such Lender shall fund its share of all Revolving Advances as Base
Rate Advances and there shall be no renewal of, or conversion to, any share of such Lender in any Eurodollar Advance. If and when such illegality ceases to exist, such suspension shall cease and such affected Lender shall similarly notify the Agent, the other Lenders and the Borrowers.

          (b) Notwithstanding anything to the contrary contained herein, in the event that any law, treaty, order, directive, rule or regulation adopted, issued or becoming effective after the Closing Date or any change in any law, treaty, order, directive, rule or regulation from that in effect on the Closing Date or in the interpretation thereof by any governmental or other regulatory authority charged with the administration thereof (in any case, whether or not having the force of law) shall make it commercially impracticable or unlawful for any
Lender to continue in effect the funding of any portion of a Eurodollar Advance previously made by it hereunder and then outstanding, such Lender shall, upon the happening of such event, notify the Agent, the other Lenders and the
Borrower Representative thereof in writing stating the reasons therefor, and such Lender's pro rata share of such Eurodollar Advance shall automatically be converted to a Base Rate Advance. The Borrowers shall pay to the Agent for the benefit of such Lender accrued interest owing on such converted portion of such
Eurodollar Advance made to the Borrowers through the date of such conversion, together with any amounts payable under Section 2.12 hereof with respect to such prepayment. After such notice shall have been given and until the circumstances giving rise to such notice no longer exist, each request for such Lender's pro rata share of a Eurodollar Advance or for conversion to or renewal of such
Lender's pro rata share of a Eurodollar Advance shall be deemed a request by
Borrowers for a Base Rate Advance. If and when such impracticability or illegality ceases to exist, such suspension shall cease and such affected Lender shall similarly notify the Agent, the other Lenders and the Borrowers.

          (c) Within 15 days after receipt by Borrowers of written notice and demand from any Lender (an "Affected Lender") for payment of additional amounts or increased costs as provided in Sections 2.9, 2.10 or 2.12(b), Borrowers may, at their option, notify Agent and such Affected Lender of

                                       40

its intention to replace the Affected Lender. So long as no Default or Event of
Default has occurred and is continuing, Borrowers, with the consent of Agent, may obtain, at Borrowers' expense, a replacement Lender ("Replacement Lender")
for the Affected Lender, which Replacement Lender must be reasonably satisfactory to Agent. If Borrowers obtain a Replacement Lender within 90 days following notice of its intention to do so, the Affected Lender must sell and assign its Loans and Revolving Commitments to such Replacement Lender for an amount equal to the principal balance of all Loans held by the Affected Lender and all accrued interest and fees with respect thereto through the date of such sale; provided, that Borrowers shall have reimbursed such Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment. Notwithstanding the foregoing, Borrowers shall not have the right to obtain a Replacement Lender if the Affected Lender rescinds its demand for increased costs or additional amounts within 15 days following its receipt of Borrowers' notice of intention to replace such Affected Lender. Furthermore, if Borrowers give a notice of intention to replace and do not so replace such Affected Lender within 90 days thereafter, Borrowers' rights under this Section 2.10(c) shall terminate and
Borrowers shall promptly pay all increased costs or additional amounts demanded by such Affected Lender pursuant to Sections 2.9, 2.10 and 2.12(b).

          Section 2.11. EURODOLLAR AVAILABILITY. (a) In the event, and on each occasion, that on the day two (2) Business Days prior to the commencement of any
Interest Period for a Eurodollar Advance, the Agent shall have determined in good faith that dollar deposits in the amount of the principal amount of such
Eurodollar Advance are not generally available in the London (England) interbank market, or that the rate at which such dollar deposits are being offered will not accurately reflect the cost to one or more Lenders of making or funding the principal amount of their portions of such Eurodollar Advance during such
Interest Period, or that reasonable means do not exist for ascertaining the
Eurodollar Rate, the Agent shall, as soon as practicable thereafter, give written or telephonic notice of such determination to the Lenders and the
Borrowers, and any request by Borrowers for a Eurodollar Advance pursuant to
Section 2.4 hereof or for conversion to or renewal of a Eurodollar Advance pursuant to Section 2.7 hereof shall thereupon, and until the circumstances giving rise to such notice no longer exist (as notified by the Agent to the
Borrowers and the Lenders), be deemed a request by the Borrowers for the making of or conversion to a Base Rate Advance.

          (b) If, at any time, the Agent shall have determined that any contingency has occurred which adversely affects the London (England) interbank market or that any law, treaty, order, directive, rule or regulation adopted, issued or becoming effective after the Closing Date or any change in any existing law, treaty, order, directive, rule or regulation from that in effect on the Closing Date or in the interpretation thereof (in any case, whether or not having the force of law) or other circumstance affecting one or more Lenders or the London (England) interbank market makes the funding of any portion of a
Eurodollar Advance impracticable, the Agent shall, as soon as practicable thereafter, give written or telephonic notice of such determination to the
Lenders and the Borrowers and any request by Borrowers for a Eurodollar Advance pursuant to Section 2.4 hereof or for conversion to or renewal of a Eurodollar
Advance pursuant to Section 2.7 hereof shall thereupon, and until the circumstances giving rise to such notice no longer exist (as notified by the
Agent to the Borrowers and the Lenders), be deemed a request by the Borrowers for the making of or conversion to a Base Rate Advance.

          Section 2.12. INDEMNITIES. (a) Each of Borrowers and Parent hereby indemnifies each Lender on demand against any loss or reasonable expense which such Lender or its branch or Affiliate may sustain or incur as a consequence of:

               (i) any default in payment or prepayment of the principal amount of any Eurodollar Advance made to the Borrowers or any portion of any thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by irrevocable notice of payment or prepayment, or otherwise),

                                       41

               (ii) the effect of the occurrence of any Event of Default upon any Eurodollar Advance made to it, including, but not limited to, any loss or reasonable expense sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Eurodollar Advance or any portion thereof,

               (iii) the payment or prepayment of the principal amount of any
          Eurodollar Advance made to it or any portion thereof, pursuant to
          Section 2 or 3 hereof, or otherwise, on any day other than the last day of an Interest Period or the payment of any interest on any
          Eurodollar Advance made to it, or portion thereof, on a day other than an Interest Payment Date for such Eurodollar Advance, or

               (iv) the failure by Borrowers to accept or make a borrowing of a
          Eurodollar Advance or a conversion to or renewal of a Eurodollar
          Advance after it has given notice of such borrowing, conversion or renewal.

Each Lender shall provide to the Borrowers, the Agent and the other Lenders a statement, supported where applicable by documentary evidence, explaining the amount and calculation of any such loss or expense it incurs, which statement shall be conclusive absent manifest error.

          (b) If any law, treaty, order, directive, rule or regulation shall be adopted, issued or becoming effective after the Closing Date or if any change in any law, treaty, order, directive, rule or regulation from that in effect on the
Closing Date or in the interpretation thereof by any governmental or other regulatory authority charged with the administration thereof (and including in any event all risk based capital guidelines heretofore adopted by the
Comptroller of the Currency, the Board or any other banking regulatory agency, domestic or foreign, to the extent that any provision contained therein does not have to be complied with as of the date hereof) shall, or if the compliance by any Lender with any guideline or request from any central bank or other
Governmental Authority, shall:

               (i) impose upon, modify, require, make or deem applicable to any one or more Lenders, or any of their Affiliates or branches, any reserve requirement, special deposit requirement, insurance assessment or similar requirement against or affecting the Revolving Commitment of such Lender or Lenders or such Affiliates or branches, or

               (ii) impose any condition upon or cause in any manner the
          addition of, any supplement to or any increase of any kind to the capital or cost base of such Lender or Lenders, or such Affiliates or branches thereof, for extending or maintaining the Revolving
          Commitment of such Lender, which results in an increase in the capital requirement supporting the Revolving Commitment, or

               (iii) impose upon, modify, require, make or deem applicable to such Lender or Lenders or any such Affiliates or branches any capital requirement, increased capital requirement or similar requirement,

and the result of any events referred to in clause (i), (ii) or (iii) above shall be to (A) increase the amount of capital required or expected to be required to be maintained by such Lender or any such Affiliate or branch and such Lender determines that the amount of such capital requirement is incurred by or based on the Revolving Commitment of such Lender or other commitments of this type or (B) increase the costs or decrease the benefit in any way to such
Lender or Lenders, or any such Affiliate or branch, of extending or maintaining the Revolving Commitment or extending or maintaining such Lender's or Lenders'
portion of the Loan or holding any Collateral;

then and in such event the Borrowers shall, on or prior to the tenth (10th)
Business Day after the giving of Written Notice of such increased costs and/or decreased benefits to the Borrowers and the Agent by such Lender or Lenders (or any such Affiliate or branch), pay to the Agent for the benefit of such Lender
or

                                       42

Lenders all such additional amounts which in the good faith calculation of such
Lender or Lenders are properly allocable to the Revolving Commitment of such
Lender, such Lender's or Lenders' portion of the Loan and/or the Collateral, as the case may be, and which:

                    (1) in the case of events referred to in clause (i) above, shall be sufficient to compensate it for all such increased costs and/or decreased benefits, and/or

                    (2) in the case of events referred to in clauses (ii) and
               (iii) above, shall be an amount equal to the reduction, as reasonably determined by such Lender, in the after-tax rate of return on such Lender's capital resulting from any such capital or increased capital or similar requirement (including, without limitation, any such Lender's or Lender's Affiliates' or
               branches' cost of taking action in anticipation of the
               effectiveness of any event described in clause (ii) or (iii) in order to enable such Lender, Lenders, Affiliate or branch to be in compliance therewith upon such effectiveness), all as
               certified by such Lender or Lenders in said Written Notice to the
               Borrowers. Such certification shall be conclusive and binding on the Borrowers absent manifest error.

          (c) Each Credit Party hereby indemnifies and holds harmless the Agent and each Lender and their respective Affiliates, directors, officers, agents, representatives, counsel and employees and each other Person, if any, controlling them or any of their Affiliates within the meaning of either Section
15 of the Securities Act of 1933, as amended, or Section 20(a) of the Securities
Exchange Act of 1934 (each an "Indemnified Party"), from and against any and all losses, claims, damages, costs, expenses (including reasonable counsel fees and disbursements) and liabilities which may be incurred by or asserted against such
Indemnified Party with respect to or arising out of the financing contemplated by this Agreement, the commitments hereunder to make, or the making of the
Revolving Advances or the financings contemplated hereby, the other Loan
Documents, the Collateral (including, without limitation, the use thereof by any of such Persons or any other Person, the exercise by the Agent or any Lender of rights and remedies or any power of attorney with respect thereto, and any action or inaction of the Agent or any Lender under any Security Document), the use of proceeds of any financial accommodations provided hereunder, any investigation, litigation or other proceeding brought or threatened relating thereto, or the role of any such Person or Persons in connection with the foregoing whether or not they or any other Indemnified Party is named as a party to any legal action or proceeding ("Claims"). No Credit Party will, however, be responsible to any Indemnified Party hereunder for any Claims to the extent that any such Claim shall have arisen out of or resulted from actions taken or omitted to be taken by such Indemnified Party which constitute the gross negligence or willful misconduct of such Indemnified Party ("Excluded Claims").
Further, should any of the Agent's or any of the Lender's employees be involved in any legal action or proceeding in connection with the transactions contemplated hereby (other than relating to an Excluded Claim), each Credit
Party hereby agrees to pay to the Agent and each Lender an amount equal to the actual per diem compensation for each employee for each day or portion thereof that such employee is involved in preparation and testimony pertaining to any such legal action or proceeding. The Indemnified Party shall give the Borrowers prompt written notice of any Claim setting forth a description of those elements of the Claim of which such Indemnified Party has knowledge. The Borrowers shall have the right at any time during which a Claim is pending to select counsel to defend and settle any Claims so long as in any such event the Borrowers shall have stated in a writing delivered to the applicable Indemnified Party that, as between the Borrowers and such Indemnified Party, the Borrowers are responsible to such Indemnified Party with respect to such Claim; provided, however, that the Borrowers shall not be entitled to control the defense of any Claim in the event that there are defenses available to the Indemnified Party which are not available to the Borrowers. In any other case, the Indemnified Party shall have the right to select counsel and control the defense of any Claims; provided, however, that no Indemnified Party shall settle any Claim as to which it is controlling the defense without the consent of the Borrowers, which consent shall not be unreasonably withheld or delayed. With respect

                                       43

to any Claim for which the Borrowers are entitled to select counsel, each
Indemnified Party shall have the right, at its expense, to participate in the defense of such Claim. In the event that, with respect to any Claim, more than one Indemnified Party shall be permitted hereunder to select counsel to defend such Claim at the expense of the Borrowers and shall decide to do so, then all such Indemnified Parties shall select the same counsel to defend such
Indemnified Parties with respect to such Claim; provided, however, that if any such Indemnified Party shall in its reasonable opinion (or in the reasonable opinion of its counsel) consider that the retention of one joint counsel as aforesaid shall result in a conflict of interest to it, such Indemnified Party may, at the reasonable expense of the Borrowers, select its own counsel to defend such Indemnified Party with respect to such Claim. The Indemnified
Parties and the Borrowers and their respective counsel shall cooperate with each other in all reasonable respects in any investigation, trial and defense of any such Claim and any appeal arising therefrom.

          (d) If for any reason the foregoing indemnity is unavailable to any
Indemnified Party or insufficient to hold it free and harmless as contemplated by the preceding paragraph (c), then the Borrowers shall contribute to the amount paid or payable by the Indemnified Party as a result of any Claim in such proportion as is appropriate to reflect, not only the relative benefits received by the Borrowers on the one hand and such Indemnified Party on the other hand, but also the relative fault of the Borrowers and such Indemnified Party, as well as any other relevant equitable considerations.

          (e) Notwithstanding anything to the contrary set forth herein, no indemnity is provided, nor may any Claim be made, pursuant to this Section 2.12 with respect to taxes (and amounts relating thereto), the indemnification for which shall be governed solely and exclusively by Section 2.22.

          Section 2.13. DISBURSEMENT. Each Revolving Advance shall be disbursed by the Agent to the Disbursement Account as provided in Section 2.4(d) hereof and shall be charged, together with interest, fees and other amounts payable by
Borrowers hereunder, to the account of the Borrowers on the books of the Agent from time to time.

          Section 2.14. AGENT'S AVAILABILITY ASSUMPTION. (a) Unless the Agent
shall have been notified by any Lender by Written Notice prior to a borrowing date that such Lender does not intend to make available to the Agent such
Lender's pro rata portion of any Revolving Advance which it shall be obligated to make on such date, the Agent may assume that such Lender has made such amount available to the Agent on the date for such borrowing and the Agent may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender on such date of borrowing, the Agent shall be entitled to recover such corresponding amount on demand from such Lender, which demand shall be made in a reasonably prompt manner. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Lenders and the Borrowers and the Borrowers shall pay such corresponding amount to the Agent on demand.

          (b) The Agent shall also be entitled to recover from such Lender or the Borrower interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the
Borrowers to the date such corresponding amount is recovered by the Agent, at a rate per annum equal to (x) if paid by such Lender, the cost to the Agent of funding such amount as notified in writing by the Agent to such Lender, or (y)
if paid by Borrowers, the applicable rate for Base Rate Advances or Eurodollar
Advances, as the case may be.

          (c) In the event that any Lender shall fail to fund its pro rata share of any Revolving Advance or letter of credit participation under Section 2A.2 hereof, the Agent on behalf of the L/C Issuer shall be entitled to recover such amount on demand from such Lender, which demand shall be made in a reasonably prompt manner. If such Lender does not pay such amount forthwith upon the
Agent's demand therefor, the Agent shall notify promptly the Lenders and the
Borrowers thereof and the Borrowers shall pay such amount to the Agent. The
Agent on behalf of the L/C Issuer, shall also be entitled to recover from such
Lender or the Borrowers, as the case may be, interest on such corresponding amount in respect

                                       44

of each day from the date such Revolving Advance was made, or the date such purchase was to have been made or funded, to the date such amount is recovered by the Agent, at a rate per annum equal to (x) if paid by such Lender, the cost to the L/C Issuer of funding the payment of the drawing under the Letter of
Credit for which the Revolving Advance was made or participation purchased under
Section 2A.2 hereof, or (y) if paid by the Borrowers, the applicable rate for
Base Rate Advances in the case of a Revolving Advance made or participation purchased under Section 2A.2 hereof.

          (d) Nothing herein shall be deemed to relieve any Lender from its obligation to fund or purchase its pro rata share of any Revolving Advance or purchase any participation as required hereunder, or to prejudice any rights which Borrowers may have against any Lender as a result of any default by such
Lender hereunder. No Lender shall be responsible for any default of any other
Lender in respect of any other Lender's obligation to make its pro rata share of any Revolving Advances hereunder nor shall the Revolving Commitment of any
Lender hereunder be increased as a result of such default of any other Lender.
Each Lender shall be obligated to the extent provided herein regardless of the failure of any other Lender to fulfill its obligations hereunder.

          (e) Notwithstanding anything contained herein to the contrary, so long as any Lender shall be in default in its obligation to fund its pro rata share of any Revolving Advance (as notified to such Lender by the Agent; the Agent agreeing to use good faith efforts to give such notification promptly following the occurrence of such default) or shall have rejected any such commitment, then such Lender shall not be entitled to receive any payments of principal of or interest on its pro rata share of the Revolving Loan or its share of any commitment or other fees payable hereunder unless and until (x) the Loan and all interest thereon has been paid in full, (y) such failure to fulfill its obligation to fund is cured and such Lender shall have paid, as and to the extent provided in this Section 2.14, to the applicable party, if any, interest on the amount of funds that such Lender failed to timely fund or (z) the
Obligations under this Agreement shall have been declared or shall have become immediately due and payable, and until the earlier to occur of (x) or (y) above, for purposes of voting or consenting to matters with respect to the Loan
Documents, such Lender shall be deemed not to be a "Lender" hereunder and such
Lender's Revolving Commitment shall be deemed to be zero (0). No Revolving
Commitment of any Lender shall be increased or otherwise affected by any such failure or rejection by any Lender. Any payments of principal of or interest on
Obligations which would, but for this paragraph (e), be paid to any Lender, shall be paid to the Lenders who shall not be in default under their respective
Revolving Commitments and who shall not have rejected any Revolving Commitment, for application to Obligations or to provide Letter of Credit Cash Collateral in such manner and order (pro rata among such Lenders) as shall be determined by the Agent.

          Section 2.15. PRO RATA TREATMENT AND PAYMENTS. Except as contemplated by this Agreement, including, without limitation, Sections 2.1(c), 2.9, 2.10,
2.12, 2.13, 2.14, 2.18, 12.1, 12.5 and 12.13(h) hereof, each Revolving Advance and each payment (including each prepayment) on account of the principal of and interest on the Loan and fees described in this Agreement shall be made pro rata to each Lender according to the respective percentages of each Lender set forth opposite its name on Exhibit A hereto. The Agent will distribute each payment to the Lenders in accordance with Section 2.19 hereof.

          Section 2.16. EURODOLLAR OFFICES. Each Lender intends to initially fulfill its commitment with respect to such Lender's pro rata share of any
Eurodollar Advance by causing the Initial Eurodollar Office of such Lender to make such Lender's proportionate share of such Eurodollar Advance; provided, however, that each Lender may at its option fulfill such commitment by causing another branch or an Affiliate of such Lender to make such Lender's pro rata share of such Eurodollar Advance; and provided, further, that the selection by such Lender of the Initial Eurodollar Office of such Lender or any other such branch or Affiliate shall not affect the obligations of the Borrowers to repay such Lender's pro rata share of the Eurodollar Advances in accordance with the terms of this Agreement.

          Section 2.17. TELEPHONIC NOTICE. Without in any way limiting
Borrowers' obligation to confirm in writing any telephonic notice of a borrowing, conversion or renewal, the Agent may act

                                       45

without liability upon the basis of telephonic notice believed by the Agent in good faith to be from an Authorized Representative of any Borrower or Borrower
Representative prior to receipt of written confirmation.

          Section 2.18. MAXIMUM INTEREST. (a) No provision of this Agreement or any Revolving Note shall require the payment to any Lender or permit the collection by any Lender of interest in excess of the maximum rate permitted by applicable law (the "Maximum Lawful Rate").

          (b) If the amount of interest computed without giving effect to this
Section 2.18 and payable on any interest payment date in respect of the preceding interest computation period would exceed the amount of interest computed in respect of such period at the maximum rate of interest from time to time permitted (after taking into account all consideration which constitutes interest) by laws applicable to any Lender (such maximum rate being such
Lender's "Maximum Permissible Rate"), the amount of interest payable to such
Lender on such date in respect of such period shall be computed at such Lender's
Maximum Permissible Rate.

          (c) If at any time and from time to time (i) the amount of interest payable to any Lender on any interest payment date shall be computed at such
Lender's Maximum Permissible Rate pursuant to the preceding paragraph (b) and
(ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at such Lender's Maximum Permissible
Rate, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at such
Lender's Maximum Permissible Rate until the amount of interest payable to such
Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to the preceding paragraph (b).

          Section 2.19. RECEIPT OF PAYMENTS. (a) Each payment by any Borrower under this Agreement shall be made without deduction, set-off, defense, recoupment, claim or counterclaim, all of which are waived, not later than 12:00 noon (New York time) on the day when due in lawful money of the United States of
America in immediately available funds to the Payment Account of the Agent. The
Agent will, upon any such payment to the Payment Account, promptly thereafter
(and in any event on the same Business Day as the date when received if such payment is received at or prior to 12:00 noon (New York time) (or, if sent by wire transfer in immediately available funds, if such wire is initiated by such time)), cause to be distributed like funds relating to the payment of principal or interest ratably to the Lenders or as otherwise provided above, and like funds relating to the payment of any other amount payable to any Lender to such
Lender, in each case to be applied in accordance with the terms of this
Agreement.

          (b) Pursuant and subject to Section 8.22 hereof, the Borrowers have agreed to cause all Proceeds to be deposited into Blocked Accounts, and to cause all such Proceeds to be transferred to the Payment Account in accordance with
Section 8.22 and the Blocked Account Agreements. Subject to Section 2.20(a)
hereof, on each Business Day, the Agent shall apply to Obligations effective as of such Business Day, all Proceeds credited in immediately available funds to the Payment Account on such Business Day (and which shall not have theretofore been credited to Obligations) to the Revolving Loan, until the Revolving Loan shall have been paid in full and any remaining amount shall be turned over to the Borrowers. In the event any Borrower (or any Affiliate of any Borrower or any Person acting for or in concert with the Borrower) shall, notwithstanding the existence of any cash management arrangement referred to in this Agreement, receive any monies, checks, drafts or other similar negotiable items of payment made with respect to Accounts (other than payments made to any Borrower in respect of accommodation sales and other miscellaneous transactions which are not store settlements so long as such monies, checks, drafts or similar items are deposited as required by this sentence no less frequently than once every week and in any event when the undeposited amount of such monies, checks, drafts or similar items equals or exceeds $750,000 in the aggregate during November,
December or January of each year or $450,000 in the aggregate at any other time), each Borrower shall no later than the first Business Day

                                       46

following receipt thereof deposit or cause the same to be deposited, in kind, in a Blocked Account or as otherwise directed by the Agent. Notwithstanding anything to the contrary herein, all such items of payment shall, solely for purposes of determining the occurrence of an Event of Default, be deemed received upon actual deposit to the Payment Account, unless the same shall be subsequently dishonored for any reason whatsoever in which case such payment will not be deemed so received.

          Section 2.20. APPLICATION OF PROCEEDS. (a) So long as no Event of
Default has occurred and is continuing and except as otherwise provided hereunder, all payments applied to a particular Revolving Loan shall be applied ratably to the portion thereof held by each Lender pro rata, first to any portion of Revolving Loans which constitute Base Rate Advances and then to such portion of the Revolving Loan comprising Eurodollar Rate Advances. On and after an Event of Default and while such Event of Default continues, each Borrower irrevocably (x) waives the right to direct the application of any and all payments received at any time or times during such period by the Agent or any
Lender from or on behalf of the Borrowers pursuant to the terms of this
Agreement, and (y) agrees that the Agent and Lenders shall have the continuing exclusive right to apply any and all such payments against any Obligations as the Agent may deem advisable or as otherwise provided herein. Unless otherwise provided herein (including, without limitation, under Section 2.19(b) hereof) or in the absence of a specific determination by the Agent with respect thereto, the same shall, when in the form of immediately available funds, be applied in the following order: (i) then due and payable fees and expenses owing under the
Loan Documents; (ii) then due and payable interest and the principal outstanding on the Swing Line Loan; (iii) then due and payable interest payments on the
Obligations; (iv) principal outstanding under the Revolving Loan until paid in full; and (v) other Obligations then due and payable (including being held as
Letter of Credit Cash Collateral). Any amounts remaining after application of all items in clauses (i) through (v) above shall be deposited in the account of the Agent as provided in paragraph (b) below.

          (b) Subject to paragraph (a) above, all amounts remaining after application as provided in the last sentence of paragraph (a) above shall be deposited into an account maintained by the Agent. So long as no Event of
Default or Default shall be continuing the Borrowers may direct in writing that the Agent release any and all amounts (and earnings thereon) from such account.
Any amounts on deposit in such account may be, unless and until withdrawn by
Borrowers, applied by the Agent to the payment of Obligations under the Loan
Documents as provided in paragraph (a) above.

          (c) The Agent is authorized to, and at its option may, make advances on behalf of the Borrowers for payment of all fees, expenses, charges, costs, principal and interest incurred by the Borrowers hereunder. Such advances shall be made when and as any Borrower fails to promptly pay such fees, expenses, charges, costs, principal and interest and, at the Agent's option and to the extent permitted by law and within the Revolving Commitments of the Lenders, shall be deemed Revolving Advances constituting part of the Revolving Loan hereunder. Any advance made by the Agent under the paragraph (c) shall be deemed an Advance to Finlay. Promptly following any advance made by the Agent under this paragraph (c), the Agent shall deliver a notice of such advance to the
Borrower; provided, however, that the Agent shall have no liability to the
Borrowers as a result of the failure of the Agent to deliver such notice to the
Borrowers.

          Section 2.21. ACCOUNTING. Agent, acting as agent for the Lenders and, solely for purposes of Treasury Regulation Section 5f.103-1(c) under this
Section 2.21, each Borrower, shall maintain a loan account (the "Loan Account")
on its books to record: all Revolving Advances, all Loans, all Swing Line Loans,
all Letter of Credit Obligations, the amount of the reimbursement obligations of the Borrower for each drawing made under a Letter of Credit, all payments made by such Borrower, and all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations, and Borrowers and Agent shall treat each Person whose name is entered in the Loan Account as a Lender or as an L/C Issuer, as the case may be, as such for all purposes hereunder, and amounts due and owing to Agent, the Lenders and the L/C Issuers, as the case may be, by any Borrower will be paid only to those

                                       47

Persons entered in the Loan Account as such. The Agent will provide a monthly accounting of transactions under the Revolving Loan to the Borrowers. Each and every such accounting shall (absent manifest error) be deemed final, binding and conclusive upon the Borrowers in all respects as to all matters reflected therein, unless the Borrowers, within 30 days after the date any such accounting is rendered, shall notify the Agent in writing of any objection which the
Borrowers may have to any such accounting, describing the basis for such objection with specificity. In that event, only those items expressly objected to in such notice shall be deemed to be disputed by the Borrowers. The Agent's determination, based upon the facts available, of any item objected to by the
Borrowers in such notice shall (absent manifest error) be final, binding and conclusive on the Borrowers, unless Borrowers shall commence a judicial proceeding to resolve such objection within 90 days following the Agent's notifying the Borrowers in writing of such determination.

          Section 2.22. TAXES. Except as otherwise provided in Section
2.22(c)(v) below, (a) any and all payments by Borrowers or any other Credit
Party hereunder or under the Notes or any other Loan Document shall be made, in accordance with this Section 2.22, free and clear of and without deduction for or on the account of any and all present or future Taxes. If any Borrower or any other Credit Party shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Notes or any other Loan
Document, (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.22) Agent, Lenders or L/C Issuers, as applicable, receive an amount equal to the sum they would have received had no such deductions been made, (ii) Borrowers or such other Credit Party shall make such deductions, and (iii) Borrowers or such other Credit Party shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within 30 days after the date of any payment of Taxes,
Borrowers shall furnish to Agent the original or a certified copy of a receipt evidencing payment thereof. Except as provided in Section 2.22(c)(vi), Agent,
Lenders and L/C Issuers shall not be obligated to return or refund any amounts received pursuant to this Section.

          In addition, each Borrower and each of the Credit Parties agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies by any state, county, city or other political subdivision within the United States or by any applicable foreign jurisdiction, and all liabilities with respect thereto, which arise in respect of this
Agreement, any Note, any other Loan Document, the Obligations, the Collateral or any modification hereof or thereof (collectively, "Other Taxes"). Within thirty
(30) days after the date of any payment of Other Taxes, Borrowers shall furnish to Agent the original or certified copy of a receipt evidencing payment thereof.

          (b) Each of Borrowers and Parent shall jointly and severally indemnify and, within 10 days of demand therefor, pay Agent and each Lender and each L/C
Issuer for the full amount of Taxes and Other Taxes (including any Taxes or
Other Taxes imposed by any jurisdiction on amounts payable under this Section
2.22) paid by Agent or such Lender or such L/C Issuer, as appropriate, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted.

          (c) (i) Each Lender, each L/C Issuer and each Agent that is not a
United States person as defined in Section 7701(a)(30) of the Code (each a
"Foreign Lender") as to which payments to be made under this Agreement or under the Notes are exempt from United States withholding tax under an applicable statute or tax treaty shall provide to Borrowers and Agent a properly completed and executed IRS Form W-8ECI or Form W-8BEN or other applicable form, certificate or document prescribed by the IRS or the United States certifying as to such Foreign Lender's entitlement to such exemption (a "Certificate of
Exemption"). Any Person that is not a United States person as defined in Section
7701(a)(30) of the Code that seeks to become a Lender or an L/C Issuer, as applicable, under this Agreement shall provide a Certificate of Exemption to
Borrowers and Agent prior to becoming a Lender or an L/C Issuer, as applicable, hereunder. No Person that is not a United States person as defined in Section
7701(a)(30) of the Code may become a Lender or an L/C Issuer, as applicable, hereunder if such

                                       48

Person fails to deliver a Certificate of Exemption in advance of becoming a
Lender or an L/C Issuer, as applicable.

               (ii) Each U.S. Lender shall provide to Borrowers and Agent a properly completed and executed IRS Form W-9 (certifying that such
          U.S. Lender is entitled to an exemption from United States backup withholding tax) or any successor form. Solely for purposes of this section 2.22(c), a U.S. Lender shall not include a Lender, an L/C
          Issuer or an Agent that may be treated as an exempt recipient based on the indicators described in Treasury Regulation Section
          1.6049-4(c)(1)(ii).

               (iii) Each U.S. Lender and Foreign Lender, from time to time after submitting the forms referred to above, shall submit to the
          Borrowers and the Agent such additional duly completed and signed copies of one or the other such forms (or such successor forms or other documents as shall be adopted from time to time by the relevant
          United States taxing authorities) as may be (1) reasonably requested in writing by the Borrowers or the Agent and (2) appropriate under then current United States law or regulations to avoid United States withholding taxes on payments in respect of any amounts to be received by such Lender pursuant to this Agreement and/or the Notes.

               (iv) If any Lender which is not a "United States person"
          determines that it is unable to submit to the Borrowers or the Agent any form or certificate that such Lender is requested to submit pursuant to the preceding paragraph, or that it is required to withdraw or cancel any such form or certificate, or that any such form or certificate previously submitted has otherwise become ineffective or inaccurate, such Lender shall promptly notify the Borrowers and the
          Agent of such fact.

               (v) No Credit Party shall be required to pay any additional amount in respect of Taxes to any Lender if and only to the extent that (A) such Lender becomes subject to Taxes subsequent to the date this Agreement (or, if applicable, an Assignment Agreement) is executed by such Lender above (or in the case of a Lender which is not a "United States person," the first date on which it delivers the appropriate form or certificate to the Borrowers and the Agent as referred to in paragraph (c)(i) of this Section) as a result of any change in the circumstances of such Lender, other than a change in applicable law (including without limitation an increase in any applicable tax rate), including without limitation a change in the residence, place of incorporation or principal place of business of the Lender, a change in the branch or lending office of the Lender participating in the transactions set forth herein or as a result of the sale by the Lender of participating interests in such Lender's creditor position(s) hereunder; provided, however, that the Credit
          Parties will be required to pay any additional amount in respect of
          Taxes to any Lender to the extent that after a change in the circumstances (as described above) of such Lender a subsequent change in any applicable law results in an additional amount that such Lender is subject to with respect to Taxes; or (B) such Taxes would not have been incurred but for the failure of such Lender to file with the appropriate tax authorities and/or provide to the Borrowers or the
          Agent any form or certificate that it was required so to do pursuant to paragraph (c) of this Section and entitled so to do under applicable law.

               (vi) Within thirty (30) days after the written reasonable request of the Borrowers, each Lender shall execute and deliver to such
          Borrower such certificates, forms or other documents which can be furnished consistent with the facts and which are reasonably necessary to assist such Borrower in applying for refunds of Taxes paid by such
          Borrower hereunder or making payment of Taxes hereunder; provided, however, that no Lender shall be required to furnish to the Borrowers any financial information

                                       49

          with respect to itself or other information which it in its reasonable discretion considers confidential. Upon the written request of the
          Borrowers made to the Lender, and at the Borrowers' expense, such
          Lender shall apply for a refund with respect to any Tax for which such
          Lender has been indemnified by, and has received payment from, the
          Borrowers pursuant to this Section 2.22, and for which such Lender believes, in its reasonable discretion, that it is entitled to receive. If the Lender receives such refund and in its reasonable discretion determines that such refund is of Taxes for which it has been indemnified by, and has received payment from, the Borrowers or another Credit Party pursuant to this Section 2.22, such Lender shall remit such refund to the Borrowers without interest (other than interest, if any, included in such refund), net of all costs and expenses of such Lender and any taxes payable with respect to the receipt of such refund and interest. Lender shall be required to remit such refund to Borrowers only after the expiration of the statue of limitations applicable to the Taxes refunded.

          (d) Without prejudice to the survival of any other agreement of the
Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 2.22 shall survive the payment in full of principal and interest hereunder and under the Notes indefinitely.

          SECTION 2A. LETTERS OF CREDIT.

          Section 2A.1. ISSUANCE. (a) Subject to the terms and conditions of this Agreement, Agent and Lenders agree to incur, from time to time prior to the
Maturity Date, upon the request of the Borrower Representative and on behalf of the applicable Borrower, Letter of Credit Obligations by causing Letters of
Credit to be issued by GE Capital or a Subsidiary thereof or a bank or other legally authorized Person selected by or acceptable to Agent in its sole discretion (each, an "L/C Issuer") for the applicable Borrower's account and guaranteed by Agent; provided, that if the L/C Issuer is a Lender, then such
Letters of Credit shall not be guaranteed by Agent but rather each Lender shall, subject to the terms and conditions hereinafter set forth, purchase (or be deemed to have purchased) risk participations in all such Letters of Credit issued with the written consent of Agent, as more fully described in Section
2A.2(b) below. The aggregate amount of all such Letter of Credit Obligations shall not at any time exceed the least of (i) Thirty Million Dollars
($30,000,000) (the "L/C Sublimit"), (ii) the Revolving Credit Facility
Commitment less the aggregate outstanding principal balance of the Revolving
Loan, and (iii) the Aggregate Borrowing Base less the aggregate outstanding principal balance of the Revolving Loan. Moreover, the aggregate amount of all
Letter of Credit Obligations outstanding to any Borrower shall not at any time exceed (x) in the case of Finlay, the Finlay Borrowing Base at such time and (y)
in the case of Carlyle, the Carlyle Borrowing Base at such time. Except as set forth on Schedule 2A.1 (a) no such Letter of Credit shall have an expiry date that is more than one year following the date of issuance thereof, unless otherwise determined by Agent in its sole discretion, and neither Agent nor
Lenders shall be under any obligation to incur Letter of Credit Obligations in respect of, or purchase risk participations in, any Letter of Credit having an expiry date that is later than the Maturity Date.

          (b) The letters of credit set forth on Schedule 2A.1(b) issued by Bank of America, N.A. shall be deemed to be Letters of Credit issued under this
Agreement (the "BofA Letters of Credit") and shall represent Letter of Credit
Obligations under this Agreement, provided that such BofA Letters of Credit shall be subject to the terms set forth in this Agreement; and provided, further, that such BofA Letters of Credit shall not be amended, supplemented, extended or otherwise modified.

          Section 2A.2. ADVANCES AUTOMATIC; PARTICIPATIONS. (a) In the event that Agent or any Lender shall make any payment on or pursuant to any Letter of
Credit Obligation, such payment shall then be deemed automatically to constitute a Revolving Advance under Section 2.1(a) of this Agreement regardless of whether a Default or Event of Default has occurred and is continuing and notwithstanding any Borrower's failure to satisfy the conditions precedent set forth in Section
6, and each Lender shall be obligated to pay its pro rata share thereof in accordance with this Agreement. The failure of any Lender to make available to
Agent for Agent's own account its pro rata share of any such

                                       50

Revolving Advance or payment by Agent under or in respect of a Letter of Credit shall not relieve any other Lender of its obligation hereunder to make available to Agent its pro rata share thereof, but no Lender shall be responsible for the failure of any other Lender to make available such other Lender's pro rata share of any such payment.

          (b) If it shall be illegal or unlawful for Borrowers to incur
Revolving Advances as contemplated by Section 2A.2(a) above because of an Event of Default described in Sections 10.1(f) or (g) or otherwise or if it shall be illegal or unlawful for any Lender to be deemed to have assumed a ratable share of the reimbursement obligations owed to an L/C Issuer, or if the L/C Issuer is a Lender, then (i) immediately and without further action whatsoever, each
Lender shall be deemed to have irrevocably and unconditionally purchased from
Agent (or such L/C Issuer, as the case may be) an undivided interest and participation equal to such Lender's pro rata share (based on the Revolving
Commitments) of the Letter of Credit Obligations in respect of all Letters of
Credit then outstanding and (ii) thereafter, immediately upon issuance of any
Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such L/C Issuer, as the case may be) an undivided interest and participation in such Lender's pro rata share (based on the Revolving Commitments) of the Letter of Credit Obligations with respect to such Letter of Credit on the date of such issuance. Each Lender shall fund its participation in all payments or disbursements made under the Letters of Credit in the same manner as provided in the Agreement with respect to Revolving
Advances.

          Section 2A.3. CASH COLLATERAL. (a) If Borrowers are required to provide cash collateral for any Letter of Credit Obligations pursuant to the
Agreement prior to the Maturity Date, Borrowers will pay to Agent for the ratable benefit of itself and Lenders cash or cash equivalents acceptable to
Agent ("Cash Equivalents") in an amount equal to 105% of the maximum amount then available to be drawn under each applicable Letter of Credit outstanding. Such funds or Cash Equivalents shall be held by Agent in a cash collateral account
(the "Cash Collateral Account") maintained at a bank or financial institution acceptable to Agent. The Cash Collateral Account shall be in the name of
Borrowers and shall be pledged to, and subject to the control of, Agent, for the benefit of Agent and Lenders, in a manner satisfactory to Agent. Borrowers hereby pledge and grant to Agent, on behalf of itself and Lenders, a security interest in all such funds and Cash Equivalents held in the Cash Collateral
Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations and other
Obligations, whether or not then due. This Agreement shall constitute a security agreement under applicable law.

          (b) If any Letter of Credit Obligations, whether or not then due and payable, shall for any reason be outstanding on the Maturity Date, Borrowers shall either (A) provide cash collateral therefor in the manner described above, or (B) cause all such Letters of Credit and guaranties thereof, if any, to be canceled and returned, or (C) deliver a stand-by letter (or letters) of credit in guarantee of such Letter of Credit Obligations, which stand-by letter (or letters) of credit shall be of like tenor and duration (plus 30 additional days)
as, and in an amount equal to 105% of the aggregate maximum amount then available to be drawn under, the Letters of Credit to which such outstanding
Letter of Credit Obligations relate and shall be issued by a Person, and shall be subject to such terms and conditions, as are be satisfactory to Agent in its reasonable discretion.

          (c) From time to time after funds are deposited in the Cash Collateral
Account by Borrowers, whether before or after the Maturity Date, Agent may apply such funds or Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, and in such order as Agent may elect, as shall be or shall become due and payable by Borrowers to Agent and Lenders with respect to such Letter of Credit Obligations of Borrowers and, upon the satisfaction in full of all Letter of Credit Obligations of Borrowers, to any other Obligations then due and payable.

          (d) Neither Borrowers nor Parent nor any Person claiming on behalf of or through Borrowers or Parent shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Account, except that upon the termination of all Letter of Credit Obligations and the

                                       51

payment of all amounts payable by Borrowers to Agent and Lenders in respect thereof, any funds remaining in the Cash Collateral Account shall be applied to other Obligations then due and owing and upon payment in full of such
Obligations, any remaining amount shall be paid to Borrowers or as otherwise required by law. Interest earned on deposits in the Cash Collateral Account shall be for the account of Agent.

          Section 2A.4. FEES AND EXPENSES. Borrowers agree to pay to Agent for the benefit of Lenders, as compensation to Lenders for Letter of Credit
Obligations incurred hereunder, (i) all reasonable costs and expenses incurred by Agent or any Lender on account of such Letter of Credit Obligations, and (ii)
for each month during which any Letter of Credit Obligation shall remain outstanding, a fee (the "Letter of Credit Fee") in an amount equal to the
Applicable Eurodollar Margin from time to time in effect multiplied by the then maximum amount available from time to time to be drawn under the applicable
Letter of Credit. Such fee shall be paid to Agent for the benefit of the Lenders in arrears, on the first day of each month and on the Maturity Date. In addition, Borrowers shall pay to any L/C Issuer, on demand, such reasonable fees
(including all per annum fees), charges and expenses of such L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

          Section 2A.5. REQUEST FOR INCURRENCE OF LETTER OF CREDIT OBLIGATIONS.
Borrower Representative shall give Agent at least three (3) Business Days' prior written notice requesting the incurrence of any Letter of Credit Obligation for the account of either Borrower. The notice shall be accompanied by the form of the Letter of Credit (which shall be acceptable to the L/C Issuer).
Notwithstanding anything contained herein to the contrary, Letter of Credit applications by Borrowers and approvals by Agent and the L/C Issuer may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established by and among Borrowers, Agent and the L/C Issuer.

          Section 2A.6. OBLIGATION ABSOLUTE. The obligation of Borrowers to reimburse Agent and Lenders for payments made with respect to any Letter of
Credit Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities, and the obligations of each Lender to make payments to Agent with respect to Letters of
Credit shall be unconditional and irrevocable. Such obligations of Borrowers and
Lenders shall be paid strictly in accordance with the terms hereof under all circumstances including the following:

               (i) any lack of validity or enforceability of any Letter of
          Credit or the Agreement or the other Loan Documents or any other agreement;

               (ii) the existence of any claim, setoff, defense or other right that each Borrower or any of its Affiliates or any Lender may at any
          time have against a beneficiary or any transferee of any Letter of
          Credit (or any Persons or entities for whom any such transferee may be acting), Agent, any Lender, or any other Person, whether in connection with the Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between Borrowers or any of their
          Affiliates and the beneficiary for which the Letter of Credit was procured);

               (iii) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (iv) payment by Agent (except as otherwise expressly provided in
          Section 2A.7(b)(C) below) or any L/C Issuer under any Letter of Credit or guaranty thereof against presentation of a demand, draft or certificate or other document that does not comply with the terms of such Letter of Credit or such guaranty;

                                       52

               (v) any other circumstance or event whatsoever, that is similar to any of the foregoing; or

               (vi) the fact that a Default or an Event of Default has occurred and is continuing.

          Section 2A.7. INDEMNIFICATION; NATURE OF LENDERS' DUTIES. (a) In
addition to amounts payable as elsewhere provided in the Agreement, each
Borrower hereby agrees to pay and to protect, indemnify, and save harmless Agent and each Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys'
fees and allocated costs of internal counsel) that Agent or any Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or guaranty thereof, or (B) the failure of Agent or any
Lender seeking indemnification or of any L/C Issuer to honor a demand for payment under any Letter of Credit or guaranty thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than (i) to the extent as a result of the gross negligence or willful misconduct of Agent or such Lender (as finally determined by a court of competent jurisdiction), and
(ii) with respect to taxes (and amounts relating thereto), the indemnification for which shall be governed solely and exclusively by Section 2.22.

          (b) As between Agent and any Lender and Borrowers, Borrowers assume all risks of the acts and omissions of, or misuse of any Letter of Credit by beneficiaries of any Letter of Credit. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law neither Agent nor any
Lender shall be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of
Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit; provided, that in the case of any payment by Agent or L/C Issuer under any Letter of Credit or guaranty thereof, Agent or L/C Issuer shall be liable to the extent such payment was made solely as a result of its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit or guaranty thereof complies on its face with any applicable requirements for a demand for payment under such
Letter of Credit or guaranty thereof; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they may be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or guaranty thereof or of the proceeds thereof; (G) the credit of the proceeds of any drawing under any Letter of Credit or guaranty thereof; and (H)
any consequences arising from causes beyond the control of Agent or any Lender.
None of the above shall affect, impair, or prevent the vesting of any of Agent's or any Lender's rights or powers hereunder or under the Agreement.

          (c) Nothing contained herein shall be deemed to limit or to expand any waivers, covenants or indemnities made by Borrowers in favor of any L/C Issuer in any letter of credit application, reimbursement agreement or similar document, instrument or agreement between any Borrower and such L/C Issuer, including an Application and Agreement for Documentary Letter of Credit or a
Master Documentary Agreement and a Master Standby Agreement entered into with
Agent.

          SECTION 3. PAYMENTS AND PREPAYMENTS.

          Section 3.1. MANDATORY PAYMENTS. (a) If at any time the sum of (i) the then outstanding principal amount of the Revolving Loan (including the Swing
Line Loan) plus (ii) the outstanding amount of Letter of Credit Obligations exceeds the Borrowing Limit at such time, the

                                       53

Borrowers shall immediately eliminate such excess by prepaying the Revolving
Loan. In the event that reducing the Revolving Loan to zero will not eliminate such excess, then the Borrowers shall provide to the Agent, cash collateral, on terms and pursuant to documents and agreements (each of which shall constitute a
Security Document) satisfactory in all respects to the Agent, for all outstanding Letter of Credit Obligations (hereinafter, "Letter of Credit Cash
Collateral") in an amount sufficient to eliminate such excess, the Letter of
Credit Obligations being deemed reduced by the amount of Letter of Credit Cash
Collateral so provided.

          (b) In the event that for any reason the Letter of Credit Obligations exceed $30,000,000 at any time, the Borrowers shall immediately provide Letter of Credit Cash Collateral in an amount sufficient to eliminate such excess, the
Letter of Credit Obligations being deemed reduced by the amount of Letter of
Credit Cash Collateral so provided.

          (c) The Borrowers shall cause for a period of at least 30 consecutive days during each Clean Down Period (i) the aggregate outstanding principal balance of the Revolving Loan to be reduced to an amount equal to $50,000,000 or less and (ii) the Letter of Credit Obligations to be reduced to an amount equal to $20,000,000 or less; provided, however, that in the event the Letter of
Credit Obligations exceed $20,000,000 at any time, the Borrowers may provide
Letter of Credit Cash Collateral in an amount sufficient to eliminate such excess and the Letter of Credit Obligations shall be deemed reduced by the amount of Letter of Credit Cash Collateral so provided.

          (d) Any prepayment of principal of the Revolving Loan pursuant to this
Section 3.1 shall be made without premium or penalty but shall be subject to payment of any applicable indemnity obligations pursuant to Section 2.12 hereof.
Each prepayment of principal of the Revolving Loan required under Section 3.1 or
Section 3.2 hereof shall be accompanied by the payment of interest and fees accrued and unpaid on the amount of such prepayment through the date of prepayment.

          Section 3.2. CERTAIN PAYMENTS. (a) Upon receipt by either of the
Borrowers or Parent or any of their respective Subsidiaries or by the Agent of any proceeds of any insurance or condemnation on any tangible property of the
Borrowers or any of their Subsidiaries, such Borrower shall immediately prepay the principal of the Revolving Loan to such Borrower in the amount of such proceeds.

          (b) Upon the receipt by the Borrowers or any of their Domestic
Subsidiaries of any Net Cash Proceeds from the sale by the Borrowers or any of their Domestic Subsidiaries of any property, other than sales of Inventory in the ordinary course of business, such Borrower shall immediately prepay the principal of the Revolving Loan to such Borrower in the amount of such Net Cash
Proceeds.

          (c) Upon receipt by the Parent, the Borrowers or any of their Domestic
Subsidiaries of any Net Cash Proceeds from any source not referred to in paragraphs (a), (b) or (f) of this Section 3.2 (other than sales of Inventory in the ordinary course of business and other than proceeds of Accounts and, in the case of Parent, dividends and distributions from Borrowers to the extent permitted hereunder and to the extent used by the Parent as set forth hereunder), such Borrower shall immediately prepay the principal of the
Revolving Loan to such Borrower in the amount of such Net Cash Proceeds.

          (d) In the event that (i) the amount of proceeds or Net Cash Proceeds in respect of which a prepayment is required to be paid under paragraph (a),
(b), (c) or (f) of this Section 3.2 exceeds the amount of outstanding principal of the Revolving Loan, then such excess shall be immediately paid to the Agent to be held as Letter of Credit Cash Collateral and (ii) the excess referred to in clause (i) of this paragraph (d) exceeds the amount of Letter of Credit
Obligations, then the amount of such excess (whether such excess is created at the time of establishment of the Letter of Credit Cash Collateral or occurs by virtue of the reduction of Letter of Credit Obligations or otherwise) shall be held by the Agent as cash collateral pursuant to the Cash Collateral Agreement and released from time to time in accordance with paragraph (e) of this Section
3.2. Interest earned and paid on such cash collateral shall be for the

                                       54

account of the Borrowers or their Domestic Subsidiary as provided in the Cash
Collateral Agreement and until release as provided in paragraph (e) of this
Section 3.2 shall be added to such cash collateral.

          (e) In the event that the Agent is holding cash collateral under clause (ii) of Section 3.2(d) hereof or Letter of Credit Cash Collateral under clause (i) of Section 3.2(d) hereof, the Agent shall release all or any portion of same to the applicable Borrower to the extent requested by the Borrowers upon
Written Notice by Borrower Representative to the Agent, so long as, at the time of such Written Notice by the Borrower, the Borrowers are in compliance with clauses (i) and (ii) of Section 6.1 hereof and so certifies in its Written
Notice and so long as there is no requirement under any other provision of this
Agreement that the Letter of Credit Cash Collateral be maintained.
Notwithstanding the foregoing, the Borrowers shall request release of and exhaust cash collateral held under clause (ii) of Section 3.2(d) hereof prior to making any request for release of Letter of Credit Cash Collateral and, notwithstanding anything to the contrary contained in Section 2 hereof, shall give no notice of borrowing under Section 2.4 hereof while the Agent is holding any Letter of Credit Cash Collateral or cash collateral under Section 3.2(d)
hereof; provided, however, that the Borrowers may give a notice of borrowing in the event that Letter of Credit Cash Collateral is being held other than as required under Section 3.2(d) hereof.

          (f) Upon receipt by the Parent of any Net Cash Proceeds from any issuance of Equity Interests permitted by Section 9.6(a), Parent shall contribute such Net Cash Proceeds to Borrowers, and there shall become due and payable on the date of such receipt a prepayment in respect of principal of the
Revolving Loan in the amount of such Net Cash Proceeds.

          (g) None of the prepayments required under this Section 3.2 shall result in a permanent reduction in the Revolving Credit Facility Commitment. Any prepayment required under this Section 3.2 shall be deemed paid to the extent that Proceeds from the transaction in respect of which the requirement for such prepayment arose shall have been paid into the Payment Account pursuant to
Section 8.22 hereof.

          Section 3.3. OPTIONAL PREPAYMENTS. (a) Upon not less than three (3)
Business Days' prior Written Notice to the Agent with respect to Revolving
Advances constituting Eurodollar Advances and Written Notice to the Agent on the
Business Day of prepayment in the case of Base Rate Advances, the Borrowers shall have the right from time to time to prepay in whole or in part, without premium, fee or charge (except as provided in Section 2.12 and Section
2.5(a)(iii) hereof), the Revolving Loan, so long as each such prepayment in part is in the amount of $50,000 or an integral multiple of $50,000 in excess thereof, and so long as, concurrently with the making of any such prepayment, the Borrowers pay any fees, premiums, charges or costs provided for under
Section 2.12 hereof. The provisions of this Section 3.3 shall not apply to mandatory payments made with respect to the Revolving Loan pursuant to Section
8.22 of this Agreement.

          (b) Upon the giving of notice of prepayment, the amount therein specified to be prepaid shall be due and payable on the date therein specified for such prepayment, together with all accrued interest thereon to such date plus any fees, premiums, charges or costs provided for under Section 2.12 or
Section 2.5(a)(iii) hereof. The Agent shall, promptly after receipt of any notice of prepayment of any Loan as provided in this Section 3.3, notify each
Lender in writing or by telephone confirmed promptly in writing of the
Borrowers' intentions so to prepay all or part of such Loan.

          Section 3.4. PROCEDURES FOR PAYMENT.

          (a) Immediately upon receipt by a Borrower of Net Cash Proceeds pursuant to paragraphs (a), (b), (c) or (d) of Section 3.2 repayments made by such Borrower shall be applied to the Swing Line Loans and the Revolving
Advances of such Borrower.

          (b) Notwithstanding anything contained in Section 3.2 hereof, the
Agent shall not, to the extent requested in writing by Borrowers, apply any mandatory prepayment under such section to any

                                       55

portion of the Revolving Loan which constitutes a Eurodollar Advance until the last day of the respective Interest Period therefor or the earlier maturity of such portion of such Revolving Loan by acceleration or otherwise, such mandatory prepayment, until it can be so applied, to be applied to the prepayment of such portion of the Revolving Loan comprising Base Rate Advances. If there shall remain any portion of such mandatory prepayment after payment in full of such portion of the Revolving Loan constituting Base Rate Advances, then until such remaining portion of the mandatory prepayment can be applied to the Eurodollar
Advances as aforesaid, such remaining portion of such mandatory prepayment shall be invested and reinvested by and in the name of the Agent in investments of the type permitted under Section 9.4(b) hereof with the type and maturity of such investments to be mutually agreed to by the Agent and the Borrowers. All interest earned on such investments shall be for the account and risk of the
Borrowers. Interest earned on any portion of principal applied to the Eurodollar
Advance shall be, so long as no Default or Event of Default shall have occurred and be continuing, and to the extent received by the Agent, turned over to the
Borrowers promptly following application of such principal to such Eurodollar
Advance, as the Agent shall determine. As additional collateral security for the
Obligations, the Borrowers hereby grant to the Agent a security interest in (x)
any such mandatory prepayments and any investments thereof, including, without limitation, any certificates or instruments evidencing any such investments, and all claims and choses in action in respect of the foregoing, (y) any interest or other payment made in respect of such investments and (z) any and all proceeds of any of the above and all claims and choses in action in respect of the foregoing (all of the foregoing constituting part of the Collateral). To the extent the Agent makes any such investments, the Borrowers hereby authorize the
Agent to hold any certificate or instrument evidencing such investments.

          Section 3.5. UNUSED FACILITY FEE. The Borrowers shall pay to the Agent for the account of each Lender on the first day of each month of each calendar year, in arrears, until the date of the expiration, termination or cancellation of the Revolving Credit Facility Commitment and on such date, an unused facility fee for the calendar month or shorter period just ended of thirty-seven and one-half basis points (37.5 b.p.) per annum on the amount equal to the excess of
(i) the daily average of the maximum dollar amount of the Revolving Credit
Facility Commitment (in any case determined without reference to the limitations imposed by the Aggregate Borrowing Base) during such calendar month or longer period over (ii) the sum of (A) the average daily outstanding principal balance of the Revolving Loan during such calendar month or longer period and (B) the average daily Letter of Credit Obligations during such calendar month or longer period.

          Section 3.6. FEES. The Borrowers shall pay to GE Capital,
individually, the fees specified in the Fee Letters at the times specified for payment therein.

          SECTION 4. SECURITY AND GUARANTIES.

          As security for the full and timely payment and performance of the
Obligations, whether now existing or hereafter arising, and subject to Section
5.3:

          Section 4.1. PLEDGE OF STOCK AND NOTES. Each of Finlay and its
Subsidiaries (other than the Sonab Entities) shall (to the extent of their interest therein) duly execute and deliver to the Agent one or more pledge agreements, substantially in the form of Exhibit 4.1(a) hereto (each as amended, supplemented or otherwise modified from time to time in accordance with its terms, a "Pledge Agreement"), covering, to the extent of such Person's interest therein, (i) all Stock of all present and future Subsidiaries (direct and indirect) of Finlay (other than the Sonab Entities), now or hereafter issued,
(ii) all Indebtedness evidenced by promissory notes and instruments held by
Finlay or any of its Subsidiaries (other than the Sonab Entities) and (iii) all proceeds thereof, pursuant to which the Credit Parties (other than the Parent)
shall grant to the Agent for the benefit of the Agent and the Lenders a valid, perfected and enforceable first priority Lien on all of the foregoing, together with certificates representing the Stock referred to therein (to the extent, with respect to any Foreign Subsidiaries, that certificates exist or certificates representing Stock are customarily issued by corporations incorporated or formed in the jurisdiction in which such Foreign Subsidiary is incorporated or formed), accompanied by

                                       56

undated stock powers or assignments thereof executed in blank. To the extent that the Pledge Agreement may not be appropriate to create a Lien in favor of the Agent on any Stock of any Foreign Subsidiary as determined by the Agent or that certain actions as determined by the Agent which are not contemplated by this Section 4.1 or by the Pledge Agreement shall be required to perfect a Lien in favor of the Agent in the Stock of a Foreign Subsidiary, the relevant Credit
Party which has an interest in such Stock shall as soon as reasonably practical, in addition to executing the Pledge Agreement as provided in this Section 4.1, execute and deliver to the Agent and cause to be executed and delivered to the
Agent such documents and instruments, in form and substance satisfactory to the
Agent, and shall take such actions as reasonably requested by the Agent, in each instance, in order to grant to the Agent for the benefit of the Agent and the
Lenders a valid, perfected and enforceable first priority Lien on the Stock of such Foreign Subsidiary to be pledged to the Agent as provided in this Section
4.1.

          Section 4.2. SECURITY AGREEMENT - TRADEMARK, PATENT AND COPYRIGHT.
Each of Finlay and its Domestic Subsidiaries (other than the Sonab Entities)
shall duly execute and deliver to the Agent one or more security agreements, substantially in the form of Exhibit 4.2 hereto, covering the Trademarks,
Patents and Copyrights of such Credit Party (each as amended, supplemented or otherwise modified from time to time in accordance with its terms, a "Trademark,
Patent and Copyright Security Agreement"), now owned and hereafter acquired, together with notices of trademarks, patents and copyrights and other similar documents in form suitable for filing with the United States Patent and
Trademark Office, the United States Copyright Office or any other applicable governmental office or agency, as the case may be, and one or more special powers of attorney and all other supplementary notices and instruments requested by the Agent in connection therewith.

          Section 4.3. SECURITY AGREEMENTS. (a) Each of Finlay and its Domestic
Subsidiaries (other than the Sonab Entities) shall duly execute and deliver to the Agent one or more security agreements, substantially in the form of Exhibit
4.3(a) hereto (each, as amended, supplemented or modified from time to time in accordance with its terms, a "Security Agreement", and, together with the Pledge
Agreements, Mortgages, Leasehold Mortgages, the Trademark, Patent and Copyright
Security Agreements, each Assignment of Life Insurance, each Assignment of
Business Interruption Insurance, the Cash Collateral Agreement, the Collecting
Bank Agreements, and any other agreement, now existing or hereafter created providing collateral security for the payment or performance of any Obligations, in each case, as amended, modified or supplemented from time to time, collectively referred to as the "Security Documents"), and (except as provided in Sections 8.19(a) and 8.27 hereof), all consents of third parties necessary to permit the effective granting of the Liens created in such security agreements
(including, without limitation, a landlord's waiver and certificate (each a
"Landlord's Certificate") in respect of each property subject to a Lease), in each case, in form and substance reasonably satisfactory to the Agent, together with:

                         (A) evidence of the completion of all recordings and
                    filings of or with respect to the Security Documents that
                    the Agent may deem necessary or desirable in order to
                    perfect and protect the Liens created thereby,

                         (B) evidence of the insurance required by the terms of
                    any Security Document or this Agreement,

                         (C) to the extent requested in writing by the Agent on
                    or prior to the Closing Date, copies of each assigned
                    agreement referred to in any Security Document, together
                    with a consent to such assignment in form and substance
                    reasonably satisfactory to the Agent, duly executed by each party to such assigned agreements other than the Borrower,
                    and

                         (D) evidence that all other action that the Agent may
                    deem necessary or desirable in order to perfect and protect the Liens created by

                                       57

                    the Security Documents (and the priority of such Liens
                    required hereunder) has been taken.

          (b) The Agent shall have received (unless otherwise consented to in writing by the Agent) acknowledgment copies or stamped receipt copies of proper financing statements, duly filed on or before the Closing Date under the UCC of all jurisdictions that the Agent may deem necessary or desirable in order to perfect and protect the Liens created by the Security Documents, covering the collateral described in the Security Documents.

          Section 4.4. REAL PROPERTY; MORTGAGES; LEASEHOLD MORTGAGES; TITLE
INSURANCE. (a) Within sixty (60) days of the Closing Date, with respect to the real property listed on Schedule 4.4 hereto and with respect to any other property to the extent requested by the Agent:

               (i) each of Finlay and its Domestic Subsidiaries shall duly execute and deliver to the Agent mortgages or deeds of trust (each such mortgage or deed of trust, as it may be amended, modified or supplemented from time to time in accordance with its terms, a
          "Mortgage") in respect of real property owned by such Credit Party so as to create in the Agent's favor, for the benefit of the Agent and the Lenders, upon recordation thereof, a valid, perfected and enforceable first priority Lien on the real property and improvements described therein (subject only to Liens specifically permitted under
          Section 9.2 hereof), such Mortgages to be in form and substance reasonably satisfactory to the Agent (with such changes thereto as may be necessary to provide that such Mortgages secure Obligations not covered by such exhibit);

               (ii) upon Agent's request and except with respect to the Leases listed on Schedule 4.4(a)(ii) hereto, each of Finlay and its Domestic
          Subsidiaries shall duly execute and deliver to the Agent leasehold mortgages or deeds of trust (each such leasehold mortgage or deed of trust, as it may be amended, modified or supplemented from time to time in accordance with its terms, a "Leasehold Mortgage") in respect of real property leased under a Lease by such Credit Party so as to create in the Agent's favor, for the benefit of the Agent and the
          Lenders, upon recordation thereof, a valid, perfected and enforceable first priority Lien on such Lease and the real property and improvements thereon leased by such Credit Party (subject only to
          Liens specifically permitted under Section 9.2 hereof), such Leasehold
          Mortgages to be in form and substance reasonably satisfactory to the
          Agent (with such changes thereto as may be necessary to provide that such Leasehold Mortgages secure Obligations not covered by such exhibit); and

               (iii) each of Finlay and its Domestic Subsidiaries shall cause the Mortgages and the Leasehold Mortgages executed and delivered by it to be duly recorded in the appropriate recording office or offices and shall pay all fees and taxes payable in connection therewith.

          (b) Each of Finlay and its Domestic Subsidiaries shall cause to be executed and delivered to the Agent such amendments to each of the Leases, such consents of third parties to the Mortgages and the Leasehold Mortgages executed and delivered by it, and such non-disturbance agreements, estoppel certificates and waivers as the Agent shall reasonably request (in each case in form and substance reasonably satisfactory to the Agent).

          (c) Each of Finlay and its Domestic Subsidiaries shall furnish to the
Agent, in sufficient copies for each Lender, for the benefit of the Agent and the Lenders, at the expense of the Borrowers or a Domestic Subsidiary, as applicable, one or more policies of mortgagee title insurance, in form, substance and amount satisfactory to the Agent, insuring that each of the
Mortgages and Leasehold Mortgages executed and delivered by it pursuant to
Section 4.4(a) hereof is a valid and perfected first

                                       58

priority Lien in favor of the Agent on the fee or leasehold interest, as applicable, of such Credit Party (subject only to Liens specifically permitted under Section 9.2 hereof), in real property and improvements described therein, and that such Credit Party has good and marketable title thereto, issued by a title insurance company reasonably satisfactory to the Agent, together with satisfactory evidence that all title insurance premiums have been fully paid.
Each Credit Party shall furnish to the Agent, in sufficient copies for each
Lender, certified surveys of real property to be subject to any Mortgage or
Leasehold Mortgage to be executed and delivered by it on or prior to the Closing
Date and such other certificates and documents as the Agent may reasonably request. Each of Finlay and its Domestic Subsidiaries shall additionally provide to each Lender with respect to any real property or leasehold interest to be subject to a Mortgage or Leasehold Mortgage on or prior to the taking of such
Mortgage or Leasehold Mortgage such appraisals of such real property or leasehold interest as shall be required under applicable law, including, without limitation, FIRREA.

          Section 4.5. ADDITIONAL COLLATERAL. Other than as set forth in any
Security Document, each of Finlay and its Domestic Subsidiaries (other than the
Sonab Entities) acknowledges that it is its intention to provide the Agent with a Lien on all its property (personal, real and mixed), whether now owned or hereafter acquired, subject only to Liens specifically permitted under Section
9.2 hereof. Without limitation of Section 4.4 hereof, each of Finlay and its
Domestic Subsidiaries (other than the Sonab Entities) shall from time to time promptly notify the Agent of the acquisition by it of any material property in which the Agent does not then hold a perfected Lien, or the creation or existence of any such property (including, without limitation, the entering into by the Borrower or any such Domestic Subsidiary of a Lease), and such Person shall, upon request by the Agent, promptly execute and deliver to the Agent or cause to be executed and delivered to the Agent pledge agreements, security agreements, mortgages or other like agreements with respect to such property, together with such other documents, certificates, title insurance, surveys, consents of third parties, opinions of counsel and the like as the Agent shall reasonably request in connection therewith, in form and substance reasonably satisfactory to the Agent, such that the Agent shall receive valid and perfected first priority Liens (subject only to Liens specifically permitted under Section
9.2 hereof) on all such property.

          Section 4.6. FILING AND RECORDING. (a) Each of Finlay and its Domestic
Subsidiaries (other than the Sonab Entities) shall, at their cost and expense, cause all instruments and documents given as security pursuant to this Agreement to be duly recorded and/or filed or otherwise perfected in all places necessary, in the opinion of the Agent, to perfect and protect the Lien of the Agent in the property covered thereby.

          (b) Each of Finlay and its Domestic Subsidiaries (other than the Sonab
Entities) hereby authorizes the Agent to file one or more financing statements or continuation statements or amendments thereto or assignments thereof in respect of any Lien created pursuant to this Agreement and the Security
Documents which may at any time be required or which, in the opinion of the
Agent, may at any time be desirable without the signature of such Credit Party where permitted by law.

          (c) In the event that any re-recording or refiling of any financing statement (or the filing of any statements of continuation or amendment or assignment of any financing statement) is required to protect and preserve such
Lien, each of Finlay and its Domestic Subsidiaries (other than the Sonab
Entities) shall, at their cost and expense, cause the same to be recorded and/or refiled at the time and in the manner requested by the Agent.

          Section 4.7. INTERPRETATION OF SECURITY DOCUMENTS. In the case of any conflict between the terms and provisions of a Security Document and this
Agreement, the terms and provisions of this Agreement shall control, unless the terms of such Security Document expressly provide otherwise.

                                       59

          Section 4.8. GUARANTIES. (a) On or prior to the Closing Date, all
Subsidiaries of Finlay (other than the Sonab Entities) shall execute and deliver to the Agent a guaranty, substantially in the form of Exhibit 4.8 hereto, of all present and future Obligations incurred by the Borrowers.

          (b) Upon the formation, after the Closing Date, of any Subsidiary of the Borrowers, such Subsidiary shall execute and deliver to the Agent a guaranty, substantially in the form of Exhibit 4.8 hereto (modified in form and substance reasonably satisfactory to the Agent), of all then existing or thereafter incurred Obligations and such other Security Documents and related documents, instruments and certificates, in form and substance reasonably satisfactory to the Agent, as the Agent shall request in order to grant to the
Agent for the benefit of the Agent and the Lenders a valid, perfected and enforceable first priority Lien on all assets of such Subsidiary. Nothing contained in this Section 4.8 shall permit the Borrowers or any Subsidiary of any thereof to form any Subsidiary which is otherwise prohibited by this
Agreement.

          Section 4.9. ASSIGNMENTS OF INSURANCE. (a) The Borrowers shall duly execute and deliver to the Agent one or more assignments, substantially in the form of Exhibit 4.9(a) hereto (each, as amended, supplemented or otherwise modified from time to time in accordance with its terms, an "Assignment of Life
Insurance"), and such other instruments and documents, in each case, as may be required by the Agent to grant to the Agent for the benefit of the Agent and the
Lenders a valid, perfected and enforceable first Lien, to the extent of such
Borrower's interest therein, on any key person life insurance policy required pursuant to Section 8.3(g) hereof, and the issuer of such policy shall have acknowledged such assignment.

          (b) The Borrowers shall duly execute and deliver to the Agent one or more assignments, substantially in the form of Exhibit 4.9(b) hereto (each, as amended, supplemented or otherwise modified from time to time in accordance with its terms, an "Assignment of Business Interruption Insurance"), and such other instruments and documents, in each case, as may be required by the Agent to grant to the Agent, for the benefit of the Agent and the Lenders, a valid, perfected and enforceable first Lien on any business interruption insurance policy required pursuant to Section 8.3(e) hereof, and the issuer of such policy shall have acknowledged such assignment.

          Section 4.10. CASH COLLATERAL AGREEMENT. The Borrowers shall duly execute and deliver to the Agent a cash collateral agreement, substantially in form and substance satisfactory to the Agent (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Cash
Collateral Agreement"), and such other instruments and documents, in each case, as may be required by the Agent to grant to the Agent for the benefit of the
Agent and the Lenders a valid, perfected and enforceable first Lien on the cash covered thereby, all investments thereof, income thereon, claims, demands, choses in action in respect thereof and all other proceeds thereof.

          Section 4.11. CONCERNING THE COLLATERAL. Each of the Lenders and the
L/C Issuers hereby directs, in accordance with the terms hereof, the Agent to release any Lien held by the Agent for the benefit of the Lenders and the L/C
Issuers against any part of the Collateral sold or disposed of by a Credit Party if such sale or disposition is permitted by this Agreement and so long as no
Default or Event of Default has occurred and is continuing, the Agent agrees to release such Collateral promptly after the Borrower Representative's request therefor. Each of the Lenders and the L/C Issuers hereby directs the Agent to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to this Section 4.11 promptly upon effectiveness of any such release and so long as no Default or Event of Default has occurred and is continuing, the Agent agrees to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release such Liens, at the Borrower Representative's request, upon or promptly after the Borrower
Representative's request therefor.

                                       60

          SECTION 5. CONDITIONS PRECEDENT TO AMENDMENT AND RESTATEMENT.

          The effectiveness of this Agreement is subject to the following conditions precedent being fulfilled to the satisfaction of the Agent in each instance (or waived in writing by the Majority Lenders):

          Section 5.1. OPINIONS OF COUNSEL. The Agent shall have received favorable opinions of Blank Rome LLP, counsel to the Credit Parties, substantially in the form attached hereto as Exhibit 5.1 (and such other opinions of counsel, including, without limitation, of local counsel, each in form and substance satisfactory to the Agent, as the Agent may request); it being understood that to the extent that such opinions of counsel shall rely upon any other opinion of counsel, each such other opinion shall be in form and substance satisfactory to Agent and shall provide that the Agent and Lenders may rely thereon.

          Section 5.2. QUALIFICATION. Each Credit Party shall be duly qualified and in good standing in each jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify, except when the failure to so qualify would not have a material adverse effect on its business, operations, liabilities, assets, properties, prospects or condition (financial or otherwise).

          Section 5.3. SECURITY DOCUMENTS AND INSTRUMENTS. The Borrowers and
their respective Domestic Subsidiaries shall have complied with the provisions of Section 4 hereof and delivered the documents required thereby (except as relates to the period after the Closing Date). Such document delivery requirements may be satisfied by (i) the delivery of such documents prior to the
Closing Date in connection with the closing under the Original Credit Agreement, the First Amended and Restated Credit Agreement or the Second Amended and
Restated Credit Agreement or (ii) appropriate amendments to the documents referred to in clause (i), all as determined by the Agent in its sole discretion. The foregoing documents shall be in full force and effect and shall grant or create the Liens, rights, powers, priorities, remedies and benefits contemplated herein or therein, as the case may be. Further, the Agent shall have received all necessary consents relating thereto from third parties so that the same shall be valid and not result in any violation of any material agreement running in favor of such third party.

          Section 5.4. NOTES. Each Lender shall have received its Note, if requested, each duly completed, executed and delivered in accordance with
Section 2.3 hereof and shall have marked the old notes as "cancelled."

          Section 5.5. FEES AND EXPENSES. All fees payable to the Agent and the
Lenders with respect to the financing hereunder shall have been paid in full to the persons entitled thereto in immediately available funds, including, but not limited to, all fees to be paid by the Borrowers pursuant to the Original Credit
Agreement, the First Amended and Restated Credit Agreement, the Second Amended
and Restated Credit Agreement or the Fee Letter.

          Section 5.6. LITIGATION. There shall be no litigation involving any
Credit Party or (relating to this transaction) any Lender, which in the judgment of the Agent has a reasonable likelihood of being determined adversely to any such Person, and if so adversely determined, would have a materially adverse effect on the business, operations, liabilities, assets, properties, prospects or condition, financial or otherwise, of the Parent and its Subsidiaries taken as a whole or such Lender, or the ability of the Parent, the Borrowers or any
Guarantor to perform its obligations under the Loan Documents and no judgment, order, injunction or other similar restraint prohibiting any of the other transactions contemplated under this Agreement.

          Section 5.7. COMPLIANCE WITH LAW. The Agent shall be satisfied that
(a) each Credit Party is in compliance with in all material respects, and shall have obtained appropriate approvals pertaining to, all applicable governmental, environmental, labor, ERISA and other requirements,

                                       61

regulations and laws; and (b) the credit facilities herein provided and all other transactions contemplated herein shall be in compliance in all material respects with all applicable laws and regulations and shall not contravene any term or condition of any charter, bylaw, debt instrument or other agreement of any Credit Party.

          Section 5.8. PROCEEDINGS; RECEIPT OF DOCUMENTS. All requisite corporate action and proceedings in connection with the borrowings, the issuance of Letters of Credit and the execution and delivery of the Loan Documents shall be satisfactory in form and substance to the Agent and the Agent shall have received all information and copies of all documents, including, without limitation, records of requisite corporate action and proceedings, which the
Agent may have requested in connection therewith, such documents where requested by the Agent to be certified by appropriate corporate Persons or governmental authorities. Without limiting the generality of the foregoing, the Agent shall have received on or before the Closing Date the following, each dated such day
(unless otherwise specified), in form and substance satisfactory to the Agent
(unless otherwise specified) and in sufficient copies for each Lender:

               (i) A copy of the certificate of incorporation of each Credit
          Party, and all amendments thereto, certified (as of a date reasonably near the Closing Date) by the Secretary of State or other applicable official of each of their respective states or countries as being a true and correct copy thereof.

               (ii) Certified copies of the resolutions of the Board of
          Directors of each Credit Party approving this Agreement, the Notes, each other Loan Document to which it is a party or by which it is bound, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this
          Agreement, the Notes and each other Loan Document.

               (iii) A copy of a certificate of the Secretary of State of the
          State where each Credit Party is organized dated a date reasonably near the Closing Date, stating that each Credit Party, as the case may be, is duly qualified and in good standing as a foreign entity in such
          State.

               (iv) A certificate of each Credit Party signed on behalf of such
          Person by its chairman, president, any vice-president, treasurer, secretary or assistant secretary, certifying as to (A) the absence of any amendments to the charter of such Person since the date of the
          Secretary of State's (or other official's) certificate for such Person referred to above and (B) a true and correct copy of the bylaws of such Person as in effect on the Closing Date.

               (v) A certificate of the Secretary or an Assistant Secretary of each Credit Party certifying the names and true signatures of the officers of such Person authorized to sign, on behalf of such Person, this Agreement, the Revolving Notes and each other Loan Document to which such Person is a party or by which it is bound.

               (vi) A fully executed Agreement and each Loan Document and such documents, instruments, agreements as the Agent shall reasonably request in connection with the transactions contemplated by this
          Agreement and the other Loan Documents.

               (vii) A fully executed Rolex Intercreditor Agreement and
          Receivables Intercreditor Agreement, in each case on terms and conditions acceptable to the Agent.

          Section 5.9. EVIDENCE OF INSURANCE. The Agent shall have received, in sufficient copies for each Lender, evidence, in form, scope and substance and with such insurance carriers reasonably satisfactory to the Agent, of all insurance policies required pursuant to Section 8.3 hereof.

                                       62

Such insurance coverage shall have been issued by responsible carriers acceptable to the Agent and shall include, without limitation, loss payee and additional insurance endorsements in form and substance satisfactory to the
Agent and in any event which require that at least thirty (30) days' prior written notice be provided to the Agent in the event of cancellation, nonrenewal or material change thereof.

          Section 5.10. LOCKBOX. On or prior to the Closing Date, the Borrowers and their respective Domestic Subsidiaries selected by the Agent shall have established a lock box pursuant to a lock box agreement as required by Section
8.22 hereof, and which in any event provides to the Agent a perfected first priority security interest in all Proceeds, now existing or hereafter acquired, of the Borrowers and such Subsidiaries. Except as set forth in Section 8.22 hereof, all deposit accounts of the Borrowers and their respective Domestic
Subsidiaries shall be covered by Collecting Bank Agreements, which shall have been executed and delivered to the Agent and shall constitute Blocked Accounts.

          Section 5.11. REPAYMENT OF PRIOR LENDER OBLIGATIONS. SATISFACTION OF
OUTSTANDING LETTERS OF CREDIT. (a) The Agent shall have received a fully executed original of a pay-off letter reasonably satisfactory to the Agent confirming that all of the Prior Lender Obligations will be repaid in full from the proceeds of the initial Revolving Loan and all Liens upon any of the property of Carlyle or any of its Subsidiaries in favor of the Prior Lender shall be terminated by the Prior Lender immediately upon such payment; and (b)
all letters of credit issued or guaranteed by the Prior Lender shall have been cash collateralized, supported by a guaranty of the Agent or supported by a
Letter of Credit issued pursuant to this Agreement, as mutually agreed upon by the Agent, the Borrowers and the Prior Lender.

          Section 5.12. APPROVALS. The Agent shall have received (a)
satisfactory evidence that the Credit Parties have obtained all required consents and approvals of all Persons including all requisite Governmental
Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the Related Transactions or (b)
an officer's certificate in form and substance reasonably satisfactory to the
Agent affirming that no such consents or approvals are required.

          Section 5.13. CAPITAL STRUCTURE: OTHER INDEBTEDNE Section The capital structure of each Credit Party and the terms and conditions of all Indebtedness of each Credit Party shall be acceptable to the Agent in its sole discretion.

          Section 5.14. DUE DILIGENCE. The Agent shall have completed its business and legal due diligence, including a roll forward of its previous
Collateral audit, with results reasonably satisfactory to the Agent.

          Section 5.15. CONSUMMATION OF RELATED TRANSACTIONS. The Agent shall have received fully executed copies of the Acquisition Agreement and each of the other Related Transactions Documents, each of which shall be in form and substance reasonably satisfactory to the Agent and its counsel. The Acquisition and the other Related Transactions shall have been consummated in accordance with the terms of the Acquisition Agreement and the other Related Transactions
Documents.

          SECTION 6. CONDITIONS PRECEDENT TO EACH BORROWING AND ISSUANCE OF
               LETTERS OF CREDIT.

          The obligation of the Lenders to make any Revolving Advance (including on the Closing Date) (other than any Revolving Advances under Sections 2.1(c)
and 2A.2 hereof) or incur any Letter of Credit Obligations is subject to the following conditions precedent:

          Section 6.1. CONDITIONS. No Lender shall have any obligation to make any Revolving Advance to any Borrower (other than any Revolving Advances under
Section 2A.2 hereof) or to incur any

                                       63

Letter of Credit Obligation unless, in each instance, (x) with respect to a
Revolving Advance (other than a Revolving Advance under Section 2.1(c) and 2A.2 hereof), the Borrower Representative delivers to the Agent a Borrower's
Certificate dated the date of such Revolving Advance and (y) the following conditions precedent are fulfilled to the satisfaction of the Agent (or waived in writing by the Majority Lenders):

               (i) all representations and warranties made by each of the Credit
          Parties contained herein or otherwise made in any Loan Document
          (including, without limitation, each Borrower's Certificate), officer's certificate or any agreement, instrument, certificate, document or other writing delivered to the Agent or any Lender in connection herewith or therewith, shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such borrowing or issuance of a Letter of Credit (unless any such representation or warranty speaks as of a particular date, in which case it shall be deemed repeated as of such date);

               (ii) on the date of such borrowing or issuance of a Letter of
          Credit there shall exist no Default or Event of Default (either immediately before or after giving effect thereto);

               (iii) the Borrowers shall have complied with all procedures and given all certificates, notices and other documents required hereunder for such advance or issuance; and

               (iv) the Agent shall have received such other approvals of
          Governmental Authorities or documents as the Agent may have reasonably requested.

          Section 6.2. WRITTEN NOTICE. Prior to the time of each Revolving
Advance or the renewal or conversion of any Revolving Advance, or portion thereof, or of the issuance of a Letter of Credit, the Agent shall have received
Written Notice of such Revolving Advance or the renewal or conversion of such
Revolving Advance, or portion thereof, or of the issuance of such Letter of
Credit, as the case may be, in accordance with and to the extent required by
Section 2 or 2A hereof, as appropriate.

          SECTION 7. USE OF PROCEEDS. From and after the Closing Date, proceeds of Revolving Advances shall be used solely (i) to fund the Acquisition, (ii) to refinance certain indebtedness of Carlyle, (iii) for the working capital and general corporate purposes of the Borrowers and their Subsidiaries to the extent such purposes are permitted hereunder, (iv) to repurchase, acquire or redeem
Senior Notes to the extent such purchases are permitted hereunder and (v) to pay dividends to Parent to the extent such dividends are permitted hereunder.

          SECTION 8. AFFIRMATIVE COVENANTS.

          Each of the Borrowers, as applicable, and the Parent covenants and agrees that, so long as any Revolving Advance or Letter of Credit is outstanding or any Lender has any Revolving Commitment hereunder, unless specifically waived by the Majority Lenders in writing:

          Section 8.1. FINANCIAL STATEMENTS AND OTHER INFORMATION. The Borrower
Representative or, where applicable, the Parent shall furnish or cause to be furnished to the Agent and each Lender:

          (a) Within thirty (30) days after the end of each fiscal month of the
Parent, (i) a copy of the internally prepared unaudited consolidated balance sheets of the Parent and its Subsidiaries and key financial information in form and substance acceptable to Agent, prepared separately with respect of the entities collectively constituting the Finlay Credit Parties and for the entities collectively constituting the

                                       64

Carlyle Credit Parties, as of the end of such month and the related consolidated statements of income for that portion of the Fiscal Year ending as of the end of such month, and (ii) a copy of the unaudited consolidated statements of income of the Parent and its Subsidiaries and key financial information in form and substance acceptable to Agent, prepared separately with respect of the entities collectively constituting the Finlay Credit Parties and for the entities collectively constituting the Carlyle Credit Parties, for such month, setting forth in comparative form in each case referred to in clauses (i) and (ii)
above, actual figures for such period as against budgeted figures (including variances in dollars and percent) for such period in the current Fiscal Year and actual figures as against actual figures (including variances in dollars and percent) for the comparable period during the prior Fiscal Year and accompanied by (A) management letters, if any, prepared by the Designated Officer of the
Parent or the Borrowers explaining any material variances from the corresponding budgets and prior Fiscal Years' figures related to the foregoing, (B) a schedule which shows, by License Agreement, each Account which is past due and, to the extent not available to the Agent by computer on-line (as required by Section
8.7(b)), a schedule detailing write-offs and returns, and (C) upon Agent's request, copies of any reports generated from the Borrowers' investigation into discrepancies noted in any of the internal inventory control reporting.

          (b) Within forty-five (45) days after the end of each fiscal month of the Parent, (i) a copy of the unaudited consolidated balance sheets of the
Parent and its Subsidiaries and key financial information in form and substance acceptable to Agent, prepared separately with respect of the entities collectively constituting the Finlay Credit Parties and for the entities collectively constituting the Carlyle Credit Parties, as of the end of such month and the related consolidated statements of income and cash flows for that portion of the Fiscal Year as of the end of such month, each prepared in accordance with GAAP (subject to normal year end adjustments and without footnotes) and (ii) a copy of the unaudited consolidated statements of income and cash flows of the Parent and its Subsidiaries and key financial information in form and substance acceptable to Agent, prepared separately with respect of the entities collectively constituting the Finlay Credit Parties and for the entities collectively constituting the Carlyle Credit Parties, for such month prepared in accordance with GAAP (subject to normal year-end adjustments and without footnotes) setting forth in comparative form in each case referred to in clauses (i) and (ii) above, actual figures as against actual figures for the comparable period during the prior Fiscal Year.

          (c) Within 45 days after each fiscal quarter of the Parent or such earlier time as may then be required under the Sarbanes-Oxley Act, (i) a copy of the unaudited consolidated and consolidating balance sheets of the Parent, the
Finlay Credit Parties and the Carlyle Credit Parties as of the end of such quarter, the related consolidated and consolidating statements of income and the related consolidated statement of cash flows for that portion of the Fiscal Year ending as of such quarter, each prepared in accordance with GAAP (subject to normal year end adjustments and without footnotes) and (ii) a copy of the unaudited consolidated and consolidating statements of income and the related consolidated statement of cash flows of the Parent, the Finlay Credit Parties and the Carlyle Credit Parties for such quarter prepared in accordance with GAAP
(subject to normal year end adjustments and without footnotes) setting forth in comparative form in each case referred to in clauses (i) and (ii) above for consolidated information only, actual figures for such period as against actual figures for the comparable period during the prior Fiscal Year.

          (d) For each of (b) and (c) above, the certification of the Designated
Officer of the Parent or Borrowers, as applicable, shall accompany such statements and shall certify that (i) all such statements are complete and correct in all material respects and are presented fairly in accordance with
GAAP (subject to normal year end adjustments and without footnotes) and (ii) to the best knowledge of such Designated Officer, no Default or Event of Default exists as of such time or, if any Default or Event of Default then exists, specifying the details and anticipated effect thereof.

                                       65

          (e) Within 45 days after the end of each month for which a quarterly reporting period ends for the Parent, a schedule showing in reasonable detail the calculations used in determining compliance (for the fiscal quarter ending on the last day of each such month) with the covenants contained in Section 9.1 and Section 8.17 hereof.

          (f) Not later than March 30 in each year, a report detailing the highest target shortage locations of the Borrowers and their Subsidiaries.

          (g) Within 90 days after the close of each Fiscal Year or such earlier time as may then be required under the Sarbanes-Oxley Act, a copy of the annual audited consolidated financial statements of each of the Parent, the Finlay
Credit Parties and the Carlyle Credit Parties, consisting of the annual consolidated balance sheet, statement of income, cash flow and changes in stockholders' equity, setting forth in comparative form, in each case, consolidated figures for the prior Fiscal Year, which financial statements shall be prepared in accordance with GAAP, certified without qualification (other than a qualification approved by the Agent) by independent certified public accountants of recognized national standing selected by the Parent and the
Borrowers respectively, and acceptable to the Agent (Deloitte & Touche being acceptable to the Agent), and accompanied by (i) unaudited consolidating financial statements of the Parent, the Finlay Credit Parties and the Carlyle
Credit Parties, consisting of the annual consolidating balance sheets and statements of income, setting forth in comparative form, in each case, consolidating figures for the prior Fiscal Year (which financial statements shall be prepared in accordance with GAAP), (ii) a schedule prepared by the
Borrowers and certified by such independent accountants, showing in reasonable detail the calculations used in determining compliance with the financial covenants under Section 8.17 hereof, (iii) a report from such accountants to the effect that in connection with their audit examination, nothing has come to their attention to cause them to believe that a Default or Event of Default had occurred or, if they believe a Default or Event of Default has occurred, specifying the details thereof, and (iv) a certification of the Designated
Officer of the Parent and the Borrowers certifying that (A) all such financial statements are complete and correct in all material respects and present fairly in accordance with GAAP the consolidated and consolidating financial position and the consolidated and consolidating results of operations and cash flows of each of the Parent, the Finlay Credit Parties and the Carlyle Credit Parties as
at the end of such Fiscal Year and (B) to the best knowledge of such Designated
Officer, no Default or Event of Default exists as of such time or, if any
Default or Event of Default then exists, specifying the details and anticipated effect thereof.

          (h) As soon as practicable, but in any event not later than two (2)
Business Days after the Parent and/or any Borrower becomes aware of the existence of any Default or Event of Default, or any development or other information which might reasonably be expected to have a Material Adverse
Effect, telephonic or telegraphic notice specifying the nature of such Default or Event of Default or development or information, including the anticipated effect thereof, which notice shall be promptly confirmed in writing within five
(5) days.

          (i) Not later than March 1 in each year, an annual operating plan for the Parent and its Subsidiaries for such Fiscal Year (approved by the board of directors of each of the Parent and the Borrowers), in form, scope and substance reasonably satisfactory to the Agent, setting forth:

               (i) projected consolidated balance sheets of the Parent, the
          Finlay Credit Parties and the Carlyle Credit Parties for such Fiscal
          Year, on a monthly basis;

               (ii) projected consolidated and consolidating statements of income of the Parent, the Finlay Credit Parties and the Carlyle Credit
          Parties for such Fiscal Year, on a monthly and quarterly basis;

               (iii) projected consolidated statements of cash flow of the
          Parent, the Finlay Credit Parties and the Carlyle Credit Parties,
          including summary details of cash disbursements, including Capital
          Expenditures, and projected operating profit of the

                                       66

          Parent, the Finlay Credit Parties and the Carlyle Credit Parties for
          such Fiscal Year, on a monthly basis; and

               (iv) projected Aggregate Borrowing Base for such Fiscal Year, on a monthly basis;

together with (x) projections of the nature requested in clauses (i) through
(iv) above, computed on an annual basis for each Fiscal Year remaining until the
Maturity Date and (y) appropriate supporting details as reasonably requested by any Lender (including, without limitation, same store growth assumptions). The annual operating plan delivered in connection with this Section 8.1(i) shall be accompanied by evidence satisfactory to the Agent that such plan shall have been approved by the boards of directors of each of the Parent and the Borrowers.

          (j) If requested by the Agent, copies of all federal, state, local and foreign tax returns and reports in respect of income, franchise or other taxes on or measured by income (excluding sales, use or like taxes) filed by the
Parent or any of its Subsidiaries.

          (k) Concurrently with the delivery of the statements referred to in
Section 8.1(a) hereof, supplements or amendments to Schedules, if any, as described in Section 8.20 hereof.

          (l) As soon as available, but in any event not later than thirty (30)
days after the end of each Fiscal Year of the Parent, a report, in form and substance satisfactory to the Agent, (i) updating the list of contracts, agreements and documents of the Parent and its Subsidiaries in existence at the end of such Fiscal Year which are required to be set forth on Schedule 11.24 hereto so that the representation and warranty made in Section 11.24 hereto shall be true and correct as of such date and (ii) specifying which contracts, agreements and documents included on such schedule at any time during the Fiscal
Year just ended have been terminated, entered into or materially modified during such Fiscal Year, and, promptly after requested by the Agent, copies of any such new contracts, agreements or other documents and material modifications.

          (m) Promptly upon the filing thereof, copies of all reports, if any, to or other documents filed by the Parent or any of its Subsidiaries with the
Securities and Exchange Commission under the Securities Act of 1933 or the
Securities Exchange Act of 1934 (other than on Form S-8 or 8-A or similar forms), and all reports, notices or statements sent or received by the Parent or any of its Subsidiaries to or from the holders of any equity interests of the
Parent or any such Subsidiary or of any Indebtedness for Borrowed Money of the
Parent or any such Subsidiary registered under the Securities Act of 1933 or to or from the trustee under any indenture under which the same is issued.

          (n) Promptly upon the commencement thereof, written notice of any litigation, including arbitrations, and of any proceedings before any governmental agency, affecting the Parent or any of its Subsidiaries (other than any described in paragraph (r) below), which would, if successful, materially adversely affect the Parent or any of its Subsidiaries or where the amount involved in excess of available insurance, if successful, would reasonably be expected to exceed $250,000.

          (o) With reasonable promptness, such other information respecting the business, operations and financial condition of the Parent or any of its
Subsidiaries as any Lender may from time to time reasonably request.

          (p) (x) not later than 12:00 noon (New York time) five (5) Business
Days after the end of each fiscal month, and (y) within three (3) days following the written request of the Agent, a certificate dated the last day of such fiscal month (or with respect to a request made under clause (y) above, an estimated certificate dated the date of delivery) from Borrower Representative in each case substantially in the form of Exhibit 8.1(p) hereto, each such certificate to be signed by the Designated Officer of Borrowers (each such certificate, a "Borrowing Base Certificate"); provided that Borrowers

                                       67

shall provide weekly Borrowing Base Certificates not later than Wednesday, 12:00 noon (New York) of each week (i) upon Agent's request, if a Default or Event of
Default shall have occurred and be continuing or (ii) if Excess Availability is less than $50,000,000 for five (5) consecutive Business Days. The delivery of the Borrowing Base Certificate pursuant to clause (x) of this Section 8.1(p)
shall be accompanied by the following, each of which shall be in form, scope and substance satisfactory to the Agent, (i) a copy of the receivables aging trial balances of the Borrower and each of its Subsidiaries as of the end of the prior month, together with an accounts receivable reconciliation to the Borrowing Base
Certificate date, and (ii) a schedule of Eligible Inventory, valued at the lesser of cost (on a specific identification basis) or current market value and setting forth the locations of all such Eligible Inventory (which may be done by reference to the computer information to which the Agent has on-line access to the extent required by Section 8.7(b) hereof), including, without limitation,
Domestic Inventory in transit and Domestic Inventory not in the possession of
Borrowers and the name of the Person in possession thereof.

          (q) Within fifteen (15) days after receipt thereof but in no event later than June 30 of each year, a copy of all management reports and management letters, if issued, prepared for each of the Parent and its Subsidiaries and
Finlay and its Subsidiaries by independent certified public accountants of recognized national standing selected by the Parent or the Borrowers, as applicable and acceptable to the Agent together with any response by any of the
Parent or any of its Subsidiaries or Finlay or any of its Subsidiaries, as
applicable, to such management reports or management letters; it being understood that the Parent and the Borrowers shall request from such independent certified public accountants such management reports and/or management letters with the delivery of any annual audited financial statements required to be delivered to the Agent hereunder;

          (r) Promptly, and in any event within ten (10) business days thereof, notice:

               (i) of any Environmental Claim or Adverse Environmental Condition
          of which any Credit Party has knowledge or any written notice of an allegation which may reasonably give rise to an Environmental Claim or
          Adverse Environmental Condition, where such Environmental Claim or
          Adverse Environmental Condition may reasonably be expected to result in a liability to any Credit Party in excess of $50,000;

               (ii) of the occurrence of a Release of a Hazardous Material upon, under or affecting any Facilities, of which any Credit Party has knowledge or Hazardous Materials at levels or in amounts that may have to be reported, remedied or responded to under any Environmental Law, of which any Credit Party has knowledge, or that have been detected on or in the soil or groundwater, of which any Credit Party has knowledge, provided the cost to the Parent or its Subsidiaries of investigating, remedying, or responding to such Release may reasonably be expected to exceed $50,000;

               (iii) that a Credit Party is reasonably likely to be liable for any costs of cleaning up or otherwise responding to a Release of
          Hazardous Materials, provided the cost of cleanup or response may reasonably be expected to exceed $50,000;

               (iv) that written notice has been received that any part of the
          Facilities is or may be subject to a Lien under any Environmental Law;
          and

               (v) that a Credit Party will undertake or has undertaken any
          Remedial Action with respect to any Hazardous Material, provided the cost of cleanup or response may reasonably be expected to exceed
          $50,000.

          (s) Within 30 days after the end of each Fiscal Year and at such other times as the Agent may request, a list, in detail reasonably satisfactory to the
Agent, of all bank accounts maintained by the Parent, the Borrowers and each of their respective Subsidiaries.

                                       68

          (t) On February 15, May 15, August 15 and November 15 of each year, a report of the Borrowers and their Subsidiaries detailing the amount of
"consigned" or "memo" inventory and owned inventory of the Borrowers and their
Subsidiaries in each of the following categories: (i) inventory under two years old, (ii) inventory between two and three years old, (iii) inventory between three and four years old and (iv) inventory more than four years old.

          (u) On a monthly basis, copies of all Consignment Limit Reports (as such term is defined in the Gold Consignment Agreement) provided by Finlay to
Sovereign Bank under or pursuant to the Gold Consignment Agreement.

          (v) Commencing six (6) months after the Closing Date and every six (6)
months thereafter, Borrowers and each Guarantor shall, unless Agent shall otherwise consent, provide to Agent a certificate of good standing from its state of incorporation or organization.

          SECTION 8A. CARLYLE COLLATERAL REPORTING.

          Carlyle shall cause to be prepared at its expense and shall deliver the following reports and other information to the Agent as of the times set forth below:

               (a) no later than thirty (30) days after the end of each month, or more frequently if requested by the Agent, an inventory report as of the end of such month, including a calculation of all Eligible
          Inventory of the Carlyle Credit Parties and all Inventory of Carlyle
          Credit Parties not constituting Eligible Inventory in form and detail acceptable to the Agent.

               (b) no later than thirty (30) days after the end of each month, or more frequently if requested by the Agent, inventory reports as of the end of such month by category and location, together with a reconciliation to the corresponding Carlyle Borrowing Base and the
          Carlyle Credit Parties' general ledger;

               (c) upon request, but no more than once each year, inventory appraisals on the Inventory of the Carlyle Credit Parties only prepared by an independent appraisers satisfactory to the Agent;
          provided, however, that the Agent may cause additional appraisals to be undertaken as it in its reasonable discretion deems necessary or appropriate, provided that the Carlyle Credit Parties shall not be obligated to pay for any such additional appraisals unless (i) a
          Default or Event of Default has occurred and is continuing, or (ii)
          Excess Availability is at any time equal to or less than $30,000,000, in which case all such additional appraisals shall be at the expense of the Carlyle Credit Parties,

               (d) upon request, copies of customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents for Inventory and Equipment acquired by the Carlyle Credit
          Parties, purchase orders and invoices;

               (e) upon request, a statement of the balance of all assets and liabilities, however arising, which are due to the Carlyle Credit
          Parties from, or which are due from the Carlyle Credit Parties to, or which otherwise arise from any transaction by the Carlyle Credit
          Parties with, any Affiliate to a Carlyle Credit Party,

               (f) such other reports as to the Collateral of the Carlyle Credit
          Parties as the Agent shall reasonably request from time to time; and

                                       69

               (g) with the delivery of each of the foregoing, a certificate of
          Carlyle executed by an Authorized Representative certifying as to the accuracy and completeness of the foregoing.

          Section 8.2. TAXES AND CLAIMS. The Borrowers and the Parent shall and shall cause their respective Subsidiaries to pay and discharge when due (a) all taxes, assessments and governmental charges upon or against it or its properties or assets prior to the date on which penalties attach thereto and (b) all lawful claims, whether for labor, materials, supplies, services or anything else, which might or could, if unpaid, become a Lien or charge upon its properties or assets, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate proceedings, the Parent or any such Subsidiary has established adequate reserves in accordance with GAAP with respect thereto,
Liens (other than Liens which, in the aggregate, are permitted under Section
9.2(i) hereof) arising from the non-payment thereof when due have not attached to any of the property or assets of the Parent or any of its Subsidiaries in a manner which could have priority over the Lien of the Agent thereon and there is no imminent risk of the sale of or foreclosure on any property or assets of the
Parent or any of its Subsidiaries by the holder of any Liens arising from the non-payment thereof when due.

          Section 8.3. INSURANCE. (a) Schedule 8.3 lists all insurance of any nature maintained by the Parent and its Subsidiaries, as well as a summary of the terms of such insurance. The Borrowers or the Parent shall, at its sole cost and expense, maintain "All Risk" physical damage insurance on all real and personal property of the Parent and its Subsidiaries including, but not limited to, fire and extended coverage, boiler and machinery coverage, flood, earthquake, theft, explosion, collapse, and all other hazards and risks ordinarily insured against by owners or users of such properties in similar businesses. All policies of insurance on such real and personal property shall contain an endorsement, in form and substance acceptable to the Agent, showing loss payable to the Agent as its interest appears. Such endorsement, or an independent instrument furnished to the Agent, shall provide that the insurance companies add the Agent as an additional insured and give the Agent at least 30 days' prior written notice before any significant change in coverage provided by or cancellation of such policy or policies of insurance and that no act, omission or default of the Parent or any of its Subsidiaries or any other Person shall affect the right of the Agent or any Lender to recover under such policy or policies of insurance in case of loss or damages.

          (b) The Borrowers or the Parent shall, at its sole cost and expense, maintain commercial general liability insurance covering itself and its
Subsidiaries on an "occurrence basis" (unless such insurance cannot be reasonably obtained at commercially reasonable rates, in which case such insurance shall be on a "claims made" basis) against claims for personal injury, bodily injury and property damage with a minimum limit of $1,000,000 per occurrence and $1,000,000 in the aggregate. Such coverage shall include but not be limited to premises/operations, broad form contractual liability, underground, explosion and collapse hazard, independent contractors, broad form property coverage, products and completed operations liability.

          (c) The Borrowers or the Parent shall, at its sole cost and expense, maintain workers' compensation insurance covering itself and its Subsidiaries including employer's liability in the minimum amount of $1,000,000 for each accident, $1,000,000 disease-policy limit, and $1,000,000 disease-each employee with excess coverage under umbrella liability insurance policies with a minimum limit of $20,000,000 per occurrence and $20,000,000 in the aggregate.

          (d) The Borrowers or the Parent shall, at its sole cost and expense, maintain automobile liability insurance covering itself and its Subsidiaries for all owned, non-owned or hired automobiles against claims for personal injury, bodily injury and property damage with a minimum combined single limit of
$1,000,000 per occurrence with excess coverage under umbrella liability insurance policies with a minimum limit of $20,000,000 per occurrence and
$20,000,000 in the aggregate.

                                       70

          (e) The Borrowers or the Parent shall, at its sole cost and expense, maintain business interruption insurance covering itself and its Subsidiaries with commercially reasonable policy limits.

          (f) All policies of liability insurance required to be maintained under this Agreement shall name the Agent and each Lender as an additional insured, contain at least a 30-day notice of significant change in coverage or cancellation and be in form and with insurers recognized as adequate by the
Agent and, except as required hereby, all such policies shall be in such amounts as may be reasonably satisfactory to the Agent. Upon the request of the Agent, the Parent and each of its Subsidiaries shall deliver to the Agent the original
(or certified copy) of each policy of insurance and evidence of payment of all premiums therefor and of compliance with all provisions of this Agreement. In addition, the Parent and each of its Subsidiaries shall notify the Agent promptly of any occurrence causing a material loss or decline in value of any real or personal property and the estimated (or actual, if available) amount of such loss or decline. The Parent and each of its Subsidiaries each irrevocably make, constitute and appoint the Agent (and all officers, employees or agents designated by the Agent) as the Parent's and each such Subsidiary's true and lawful attorney (and agent-in-fact), acting at any time after the occurrence and during the continuance of an Event of Default, for the purpose of making, settling and adjusting claims under such policies of insurance (provided that the Agent shall consult with the Parent prior to finally making, settling or adjusting claims under such policies of insurance), endorsing the name of the
Parent or any such Subsidiary on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance, and for making all determinations and decisions with respect to such policies of insurance. In the event the Parent or any Subsidiary at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, the Agent, without waiving or releasing any obligations or default by the Parent or any of its Subsidiaries hereunder, may at any time or times thereafter (but shall not be obligated to)
obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which the Agent deems advisable. All sums so disbursed by the Agent, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable, on demand, by the
Parent or any of its Subsidiaries to the Agent and shall be Additional
Indebtedness hereunder secured by the Collateral.

          (g) So long as Arthur E. Reiner is employed, directly or indirectly, by Parent, Finlay or any of their Affiliates or Subsidiaries, Finlay shall maintain a key person life insurance policy, with a responsible insurance carrier and pursuant to an insurance policy reasonably acceptable to the Agent, covering Arthur E. Reiner in an amount of not less than $5,000,000.

          (h) The Agent reserves the right at any time, upon a change of the
Parent's or any of its Subsidiaries' risk profile or upon the occurrence of an external event, to require additional forms and limits of insurance which, in the Agent's reasonable opinion, will adequately protect any Lender's investment.

          Section 8.4. BOOKS AND RESERVES. Each of the Borrowers and the Parent
shall and shall cause each of their respective Subsidiaries to:

          (a) maintain, at all times, true and complete books, records and accounts in which true and correct entries shall be made of its transactions in accordance with GAAP; and

          (b) by means of appropriate entries, reflect in its accounts and in all financial statements furnished pursuant to Section 8.1 hereof proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of its properties and bad debts, all in accordance with GAAP.

          Section 8.5. PROPERTIES IN GOOD CONDITION. Except as permitted in
Section 9.5 hereof, each of the Borrowers and the Parent shall keep, and shall cause each of their respective Subsidiaries to keep, its material properties in good repair, working order and condition, ordinary wear and tear excepted, and, from time to time, make all necessary and proper repairs, renewals, replacements,

                                       71

additions and improvements thereto, so that the business carried on may be properly and advantageously conducted at all times in accordance with prudent business management.

          Section 8.6. MAINTENANCE OF EXISTENCE, ETC. Except as otherwise provided in Section 9.5(e) or (h) hereof, each of the Borrowers and the Parent shall preserve and maintain, and cause each of their respective Subsidiaries to preserve and maintain, its statutory existence, rights and franchises.

          Section 8.7. INSPECTION BY THE AGENT AND THE LENDERS. (a) Each of the
Borrowers and the Parent shall allow, and shall cause each of their respective
Subsidiaries to allow, any representative of any Lender or of the Agent, at the
Borrowers' expense, to visit and visually inspect any of its properties, to examine its books of account and other records and files (including, without limitation, computer records and files), to make copies thereof and to discuss its affairs, business, finances and accounts with its officers and employees and independent accountants (and each of the Borrowers and the Parent hereby irrevocably authorizes its independent accountants to discuss with the Agent and the Lenders the financial affairs of the Parent and its Subsidiaries), all at such reasonable times and as often as any Lender or the Agent may reasonably request and without any unnecessary interference with the business of the
Borrowers and the Parent or any of their respective Subsidiaries.

          (b) At all times and upon the Agent's request, the Parent shall allow, and cause each of its Subsidiaries to allow, the Agent or any representative of the Agent direct continuous access (including, without limitation, by modem or any other direct computer linkage means), without any ability to alter any such records or change or enter any data, to all computer records or files concerning the business or properties of the Borrowers or any of its Subsidiaries for the
purpose of monitoring, among other things, the Accounts, Inventory and Consigned
Inventory of the Borrowers and their Subsidiaries.

          Section 8.8. PAY INDEBTEDNESS TO LENDERS AND PERFORM OTHER COVENANTS.
(a) Borrowers shall make full and timely payment of all payments required to be made by the Borrowers in respect of the Obligations, including without limitation, the Loan, whether now existing or hereafter arising, (b) Borrowers and the Parent shall strictly comply, and cause each of the other Credit Parties to strictly comply, with all the terms and covenants contained in each Loan
Document to which each such Credit Party is a party, all at the times and places and in the manner set forth therein and (c) Borrowers shall, except for the filing of continuation statements and the making of other filings by the Agent as secured party or assignee, at all times take all action necessary to maintain the Liens provided for under or pursuant to this Agreement or any Security
Document as valid and perfected Liens on the property intended to be covered thereby (subject to no other Liens except those liens expressly permitted under
Section 9.2 hereof) and supply all information to the Agent or the Lenders necessary for such maintenance.

          Section 8.9. NOTICE OF DEFAULT. Each of the Borrowers and the Parent
shall promptly, and shall cause each of their respective Subsidiaries to promptly (and in any event within five (5) days), notify the Agent in writing of any Default or Event of Default or a default under any other agreement in respect of Indebtedness for Borrowed Money to which Borrower or Parent or any of their Subsidiaries is a party, in each case describing the nature thereof and the action such party proposes to take with respect thereto.

          Section 8.10. REPORTING OF MISREPRESENTATIONS. In the event that
Borrowers or Parent, or any of their respective Subsidiaries discovers that any representation or warranty made in any Loan Document by any Credit Party was incorrect in any material respect when made, such party shall promptly report, or shall cause such Subsidiary promptly to report, the same to the Agent and take, or cause to be taken, all available steps to correct such misrepresentation or breach of warranty.

                                       72

          Section 8.11. COMPLIANCE WITH LAW. Each of the Borrowers and the
Parent shall, and shall cause each of their respective Subsidiaries to, comply with and duly observe in all material respects all laws and regulations and all rules and orders, in each case, applicable to it and all legal requirements imposed by any governmental authorities, including, without limitation, ERISA, those regarding the collection, payment and deposit of employees' income, unemployment and social security taxes, those relating to public and employee health and safety, and those relating to environmental matters, except a non-compliance or failure to observe which would not have a Material Adverse
Effect.

          Section 8.12. ERISA. (a) Each of the Borrowers and the Parent shall pay and discharge, and shall cause each other Credit Party and each ERISA
Affiliate to pay and discharge, when due (including any permissible extensions)
any material liability imposed upon it pursuant to the provisions of Title IV of
ERISA.

          (b) Each of the Borrowers and the Parent shall deliver to the Agent promptly, and in any event within ten (10) days, after

               (i) such party knows, or has reason to know, of the occurrence of any Reportable Event (as defined in Section 4043 of ERISA) with respect to any Pension Benefit Plan subject to Title IV of ERISA
          ("Reportable Event"), a copy of the materials that are filed by the applicable plan administrator with the PBGC, or the materials that would have been filed if the PBGC had not waived the notice requirements;

               (ii) the receipt of notice by a Credit Party or any ERISA
          Affiliate or any administrator of any Pension Benefit Plan who is an employee of a Credit Party or any ERISA Affiliate from the PBGC of the
          PBGC's intention to terminate any such Pension Benefit Plan or to appoint a trustee to administer any such Pension Benefit Plan, a copy of such notice;

               (iii) the filing thereof with the Internal Revenue Service, copies of each annual report that is filed on Treasury Form 5500 with respect to any Pension Benefit Plan subject to Title IV, together with any actuarial statements on Schedule B to such Form 5500;

               (iv) a Credit Party or any ERISA Affiliate or any administrator of any Pension Benefit Plan who is an employee of any Credit Party, or any ERISA Affiliate files with participants, beneficiaries or the PBGC a notice of intent to terminate any Pension Benefit Plan, a copy of any such notice;

               (v) a Credit Party or any ERISA Affiliate knows or has reason to know of any event or condition which might constitute grounds under the provisions of Section 4042 of ERISA for the termination of (or the appointment of a trustee to administer) any Pension Benefit Plan, an explanation of such event or condition;

               (vi) an application has been made to the Secretary of the
          Treasury for a waiver of the minimum funding standard under the provisions of Section 412 of the Code with respect to any Pension
          Benefit Plan, a copy of such application; and

               (vii) the receipt by any Credit Party or any ERISA Affiliate of an assessment of withdrawal liability under Section 4201 of ERISA from a Multiemployer Plan, a copy of such assessment;

in each case described above, together with a statement signed by an appropriate officer of such Credit Party or ERISA Affiliate setting forth details as to such
Reportable Event, filing, notice, event or condition, assessment or application and the action that will be taken with respect thereto.

                                       73

          Section 8.13. FURTHER ASSURANCES. Each of the Borrowers and the Parent
shall, and shall cause each of their respective Subsidiaries to, at its cost and expense, upon request of the Agent, duly execute and deliver, or cause to be duly executed and delivered, to the Agent such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of the Agent to carry out more effectually the provisions and purposes of this Agreement or any other Loan Document.

          Section 8.14. CONSIGNMENT AGREEMENTS. (a) Subject to the terms of clause (b) below, Borrowers shall deliver to the Agent Consignor Letters duly executed by consignors of "consigned" or "memo" inventory (pursuant to any written consignment agreement or otherwise) representing at least ninety percent
(90%) of the "memo" or "consigned" inventory (based on book value) of such
Borrower and at no time following the Closing Date shall any Borrower suffer or permit more than ten percent (10%) of its "memo" or "consigned" inventory (based on book value) to be on consignment from consignors who have not executed and delivered to the Agent Consignor Letters. Each Borrower further agrees to use its best efforts to deliver to the Agent Consignor Letters from each of its consignors of "memo" or "consigned" inventory and each Borrower further agrees that it shall not from and after the Closing Date enter into any consignment agreement or arrangement with any consignor who has not delivered to the Agent a
Consignor Letter. Notwithstanding the foregoing, no Consignor Letter shall be required to be executed and delivered by Sovereign Bank (its successors and assigns) in connection with the Gold Consignment Documents so long as the
Sovereign Intercreditor Agreement is in full force and effect.

          (b) Within ninety (90) days of the Closing Date, Carlyle shall deliver such Consignor Letters set forth in clause (a) above to the Agent with respect to Consignment Inventory of any Carlyle Credit Party.

          Section 8.15. AUDITS. Each of the Borrowers and the Parent shall allow, and shall cause each of their respective Subsidiaries to allow, the Agent or its designee to perform such audits of the Parent and its Subsidiaries, at the Borrowers' expense as to reasonable out-of-pocket expenses of the Agent or its designee, as the Agent may request.

          Section 8.16. ENVIRONMENTAL MATTERS, ETC. (a) Each of the Borrowers
and the Parent shall, and shall cause each of their respective Subsidiaries to,
(i) comply in all material respects with the Environmental Laws applicable to it, and (ii) promptly forward to the Agent a copy of any order, notice, Permit, or any other written communication or report received by the Parent or any of its Subsidiaries in connection with any Adverse Environmental Condition or
Environmental Claim or any written allegation which may reasonably be expected to give rise to an Adverse Environmental Condition or Environmental Claim.

          (b) The Borrowers shall fully and promptly pay, perform, discharge, if requested, defend, indemnify and hold harmless each Indemnified Party from and against any action, claim, loss, liability, damage, cost, deficiency, fine, penalty or expense (including, without limitation, reasonable attorneys' fees, disbursements, investigation, removal, cleanup and remedial costs and reasonable
Equipment modification costs incurred to permit continued or resumed normal operation of the Facilities) suffered or incurred by such Indemnified Party, whether as mortgagee pursuant to any Mortgage or Leasehold Mortgage, as mortgagee in possession, or as successor in interest to Finlay or any of its
Subsidiaries as owner, operator or lessee of any Facilities by virtue of foreclosure or acceptance in lieu of foreclosure or otherwise: (i) under or on account of the Environmental Laws as they may apply to the Parent, any of its
Subsidiaries or the Facilities, including the assertion of any Lien thereunder;
(ii) with respect to any Environmental Claim, Release or Hazardous Material
affecting such Facilities, whether or not the same originates or emanates from such Facilities or any contiguous real estate, including any loss of value of such Facilities as a result of a Release or Hazardous Material; and (iii) with respect to any other matter affecting such Facilities within the jurisdiction of any federal, state, or municipal authority administering the Environmental Laws.
The foregoing indemnity shall survive the expiration or earlier

                                       74

termination of this Agreement and the satisfaction of the Obligations under the
Loan Documents. Further, the foregoing indemnity shall not be available with respect to matters arising solely out of the gross negligence or willful misconduct of an Indemnified Party or such Person's employees, successors or assigns. The indemnification rights provided by this Section 8.16(b) shall constitute the sole indemnity available to Indemnified Parties with respect to the matters addressed under this Section.

          (c) The Agent and each Lender agree that in the event any
investigation, litigation or proceeding is asserted or threatened in writing or instituted against it or any Indemnified Party, or any Remedial Action is
requested of it or any Indemnified Party, for which indemnity is available under
Section 8.16(b) and the Agent or any Lender may desire indemnity or defense hereunder, the Agent or such Lender shall promptly notify the Borrower
Representative in writing, setting forth a description of those elements of which it has knowledge, but any failure to so notify the Borrower Representative shall not relieve the Borrowers of any of their obligations hereunder, except to the extent such failure materially interferes with the Borrowers' ability to defend the investigation, litigation, proceeding or requested Remedial Action.
The Borrowers at the request of the Agent or any Lender shall have the obligation to defend against such investigation, litigation or proceeding or requested Remedial Action, and the Borrower in any event may participate in the defense or settlement thereof with legal counsel of its choice; provided, however, that the Borrowers shall not be entitled to control the defense described above in the event that the Borrowers shall not have admitted in writing to the Agent and the Lenders that as between the Borrowers, on the one hand, and the Agent and the Lenders on the other hand, the Borrowers are liable to the Agent and Lenders as to such investigation, litigation, proceeding or
Remedial Action or there are defenses available to the Indemnified Party which are not available to the Borrowers. In the event that the Agent or any Lender requests the Borrowers to defend against such investigation, litigation or proceeding or requested Remedial Action, such party shall promptly do so and the
Agent or the affected Lender shall have the right to participate in such defense, at such party's expense, with legal counsel of its choice, and shall cooperate with the Borrowers in the conduct of such defense. No Indemnified
Party shall settle any such investigation, litigation or proceeding or requested
Remedial Action as to which it is controlling the defense without the consent of the Borrowers, which consent shall not be unreasonably withheld or delayed. In the event that the Borrowers control such defense, the Borrowers and the
Indemnified Party or Parties shall cooperate in the conduct of such defense, and the Borrowers shall not settle any such investigation, litigation or proceeding or requested Remedial Action without the consent of the Indemnified Party or
Parties, which consent shall not be unreasonably withheld. No action taken by legal counsel chosen by the Agent or any Lender in defending against any such investigation, litigation or proceeding or requested Remedial Action shall vitiate or impair the Borrowers' obligations and duties hereunder to indemnify and hold harmless the Indemnified Parties. Any and all amounts payable by the
Borrowers as indemnification under this Section 8.16(c) shall be due and payable within thirty (30) days of receipt of written notice to the Borrower
Representative and, after such thirty (30) day period, shall be added, together with interest thereon at the rate set forth in Section 2.6(c) hereof, to the
Obligations.

          (d) In the event of any Adverse Environmental Condition affecting any
Facilities, whether or not the same originates or emanates from such Facilities or any contiguous real estate, and if the Parent or any Subsidiary shall fail to comply in all respects with any of the requirements of the applicable
Environmental Laws, or, in the case of a leasehold, if required to do so under the applicable lease, the Agent (at its option or at the direction of the
Majority Lenders) may, but shall not be obligated to, cause such work to be performed or take actions reasonably necessary to remedy such Adverse
Environmental Condition or cure such failure to comply after providing written notice to the Borrower Representative of an intent to do so, allowing a reasonable time after receipt of such notice for the Borrowers to cure such failure. Any amounts paid by the Agent as a result thereof, together with interest thereon at the rate set forth in Section 2.6(c) hereof, shall be due and payable by the Borrowers within thirty (30) days of receipt of an invoice and supporting documentation and, after such thirty day period, shall be added to the Obligations. Nothing in this Agreement shall be construed as limiting or impeding the Parent's or any of its Subsidiary's rights or obligations to take any and all actions necessary or

                                       75

desirable to remedy any Adverse Environmental Condition. Any partial exercise by the Agent of the remedies hereinabove set forth or any partial undertaking on the part of the Agent to cure the Parent's failure or the failure of any
Subsidiary thereof to comply with the Environmental Laws, shall not obligate the
Agent to complete the actions taken or require the Agent to expend further sums to cure the Parent's or any such Subsidiary's noncompliance; neither shall the exercise of any such remedy operate to place upon the Agent or any Lender any additional responsibility for the operation, control, care, management or repair of the Real Estate or make the Agent or any Lender the "owner" or "operator" of the Real Estate or "owner" or "generator" of Hazardous Materials within the meaning of the Environmental Laws.

          (e) If an Event of Default occurs and is continuing, or if an Adverse
Environmental Condition should arise which would reasonably be expected to result in a Material Adverse Effect, the Agent (at its option or at the direction of the Majority Lenders) in the reasonable exercise of its discretion and with reasonable notice under the circumstances, may at any time, and at the
Borrower's sole cost and expense (which shall be added to the Obligations), take any action to incur any reasonable expense, including without limitation, to cause one or more environmental assessments of the Real Estate to be undertaken.
Environmental assessments may include a detailed visual inspection of the Real
Estate, including, without limiting the generality of the foregoing, all storage areas, storage tanks, drains, dry wells, and leaching areas, as well as the taking of soil samples, surface water samples, and ground water samples, and such other investigation or analysis as is reasonably necessary or appropriate for a complete assessment of the compliance of the Real Estate and the use and operation thereof with all Environmental Laws; provided, however, any such inspection and sampling shall be performed by a qualified, and if necessary licensed, environmental consultant, retained by Agent and provided, further, that no such inspection and sampling shall take place on any real property leased to the Parent or any of its Subsidiaries that requires the consent of the landlord for such inspection and sampling without first obtaining such consent
(the Borrowers agreeing to use their best efforts to obtain such consent). The
Borrowers shall be given the opportunity to review and comment upon the scope of work and work plan developed by the consultant for the environmental assessment prior to such assessment; provided that such review and comments shall not be unreasonably withheld or delayed. The Agent shall give the Borrower
Representative three (3) Business Days' advance notice that the consultant intends to enter the Real Estate for the purpose of conducting an environmental assessment. A representative of the Borrowers shall have the right to accompany the consultant as the consultant performs any portion of the environmental assessment, provided such representative is reasonably available, and the consultant shall provide split samples to the Borrowers' representative upon request. The consultant shall take all reasonable measures to restore the property to the condition in which the property was found prior to the environmental assessment.

          The Agent promptly shall provide the Borrower Representative with a copy of any reports (including draft reports) and analytical data prepared or gathered by the consultant relating to the environmental assessment of the Real
Estate.

          (f) The Borrowers shall, and shall cause each of their Domestic
Subsidiaries to, without regard to whether any Credit Party is in default, and at such party's sole cost and expense, cause one or more "phase I" environmental assessments to be undertaken by an environmental consultant satisfactory to the
Agent (and in any event, in form and substance sufficient to entitle the Agent and the Lenders to an exemption under any applicable state or federal law for lenders or financial institutions holding a lien or security interest) before any such party shall (i) enter into a contract for the purchase of any real property or (ii) enter into any lease with a term in excess of six months;
provided, however, that no such "phase I" environmental assessments shall be required prior to entry into a lease of real property to be used solely for retail or office purposes. If any such "phase I" environmental assessment shall identify any Adverse Environmental Condition or Environmental Claim with respect to such real property, such party shall refrain from entering into such contract or lease, as the case may be, unless such party shall ensure to the satisfaction of the Agent that such further Remedial Action as any Lender may reasonably request is undertaken at the sole expense of such party or a third party.

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          Section 8.17. FINANCIAL COVENANTS. (a) Leverage Ratio. The Parent
shall maintain, or cause to be maintained, a Leverage Ratio, as of the end of each period of four consecutive quarters of the Parent ending on or about the dates set forth below, of not more than the ratio set forth below opposite such date:

Four Fiscal Quarters
Ending On or About     Ratio
--------------------   -----
April 30, 2005          3.70
July 31, 2005           4.80
October 31, 2005        5.50
January 31, 2006        3.00
April 30, 2006          3.80
July 31, 2006           4.20
October 31, 2006        4.50
January 31, 2007        2.60
April 30, 2007          3.50
July 31, 2007           3.50
October 31, 2007        3.50

          (b) Fixed Charge Coverage Ratio. The Parent shall maintain, or cause to be maintained, as of the end of each period of four consecutive fiscal quarters of the Parent ending on or about the dates set forth below, a Fixed
Charge Coverage Ratio of not less than:

Four Fiscal Quarters
Ending On or About     Ratio
--------------------   -----
April 30, 2005          1.65
July 31, 2005           1.65
October 31, 2005        1.60
January 31, 2006        1.70
April 30, 2006          1.70
July 31, 2006           1.70
October 31, 2006        1.70
January 31, 2007        1.80
April 30, 2007          1.70
July 31, 2007           1.70
October 31, 2007        1.70

          (c) EBITDA. The Parent shall maintain, or cause to be maintained,
EBITDA for each period of four consecutive fiscal quarters of the Parent ending on or about the dates set forth below of not less than the amount set forth below opposite such date:

Four Fiscal Quarters
Ending On or About        Amount
--------------------   -----------

                                       77

April 30, 2005         $68,000,000
July 31, 2005          $64,500,000
October 31, 2005       $64,500,000
January 31, 2006       $72,000,000
April 30, 2006         $73,000,000
July 31, 2006          $73,000,000
October 31, 2006       $74,000,000
January 31, 2007       $77,000,000
April 30, 2007         $78,000,000
July 31, 2007          $78,000,000
October 31, 2007       $78,000,000

          Section 8.18. LEASES; NEW REAL ESTATE. Within five (5) Business Days after becoming a party thereto, the Borrowers shall provide, or shall cause the applicable Subsidiary to provide, the Agent with copies of all Leases of real property or similar agreements (and all amendments thereto) entered into by the
Borrowers or any Domestic Subsidiary of any Borrower after the Closing Date, whether as lessor or lessee. Except as disclosed on Schedule 8.18 hereto, the
Borrowers shall comply and shall cause each of their Domestic Subsidiaries to comply in all material respects with all of its and their material obligations under all Leases now existing or hereafter entered into by it or them with respect to real property including, without limitation, all Leases listed on
Schedule 11.5 hereto. The Borrowers shall, or shall cause the appropriate
Subsidiary to, (i) provide the Agent with a copy of each notice of default received by such Borrower or such Subsidiary under any such lease immediately upon receipt of any such notice and deliver to the Agent a copy of each notice of default sent by such Borrower or such Subsidiary under any such lease simultaneously with its delivery of such notice under such lease; (ii) notify the Agent at least 14 days prior to the date such Borrower or such Subsidiary takes possession of any new leased premises or becomes liable under any Lease having a term of greater than six months, whichever is earlier; and (iii) if requested by the Agent, obtain and deliver to the Agent a Landlord's
Certificate, and with respect to any leasehold in which the Agent has obtained or expects to obtain a Leasehold Mortgage, such consents and other agreements from landlords relating to, among other things, mortgageability and such non-disturbance agreements from mortgagees of the landlord, as the Agent may request, each in form and substance reasonably satisfactory to the Agent, prior to entering into any new lease.

          Section 8.19. LICENSE AGREEMENTS. (a) If a Specified Default occurs and is continuing, Finlay shall, upon the request of the Agent, use its best efforts to grant to the Agent for the benefit of the Agent and the Lenders pursuant to security agreements and/or collateral assignments each in form and substance satisfactory to the Agent, a valid, perfected and enforceable first priority Lien on all right, title and interest of Finlay in, to and under all
Unapproved License Agreements and License Agreements as to which the Agent shall have not heretofore received such a valid, perfected and enforceable first priority Lien (together with any legal opinions reasonably requested by the
Agent as to the validity, enforceability and perfection of such Liens). In connection therewith, Finlay shall use its best efforts to obtain all consents of third parties (including, without limitation, any licensor consents)
necessary to permit the effective granting of such Liens. In the event such security agreements or collateral assignments (together any legal opinions requested by the Agent and third party consents deemed necessary by the Agent to permit the granting of such Liens) are not delivered to the Agent within 45 days after the Agent's request therefor and the Agent has not otherwise received a valid, perfected and enforceable first priority security interest in such
Unapproved License Agreements and License

                                       78

Agreements, such failure on the part of any Credit Party shall constitute an
Event of Default hereunder in addition to any other Default or Event of Default existing at such time.

          (b) The Borrowers shall promptly (i) upon entering into any Unapproved
License Agreement or License Agreement provide the Agent with copies of same (or if such Unapproved License Agreement or License Agreement is not in writing a written description thereof), (ii) upon entering into any amendment to any
Unapproved License Agreement or License Agreement provide the Agent with a copy of same, it being understood that the Borrowers shall not need the approval of the Agent or any Lender to enter into or terminate any Unapproved License
Agreement or License Agreement, (iii) promptly upon entering into any Unapproved
License Agreement or License Agreement after the Closing Date, provide to the
Agent an internally generated projection of gross revenues for any such
Unapproved License Agreement or License Agreement for the twelve month period following the first date of operation under such Unapproved License Agreement or
License Agreement, (iv) comply in all material respects with all Unapproved
License Agreements or License Agreements now existing or hereafter entered into by it (including, without limitation, those License Agreements listed on
Schedule 11.25 hereof), and (v) provide the Agent with Written Notice of any default under any Unapproved License Agreement or License Agreement immediately upon becoming aware of any default thereunder and of any termination of an
Unapproved License Agreement or License Agreement.

          Section 8.20. SUPPLEMENTAL DISCLOSURE. From time to time as may be necessary (in the event that such information is not otherwise delivered by the
Parent or the Borrowers to the Lenders pursuant to this Agreement), the
Borrowers and the Parent will promptly supplement or amend each Schedule or representation herein with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Schedule or as an exception to such representation or which is necessary to correct any information in such Schedule or representation which has been rendered inaccurate thereby in any material respect. No such supplement shall cure any Default arising from any misrepresentation being corrected, unless such supplement has been approved by the Majority Lenders.

          Section 8.21. AGREEMENTS. Each of the Borrowers and the Parent shall, and shall cause each of their respective Subsidiaries to, perform, within all required time periods (after giving effect to any applicable grace periods), all of its obligations and enforce all of its rights under each agreement to which it is a party, including, without limitation, any leases to which any such company is a party, where the failure to so perform and enforce is reasonably likely to have a Material Adverse Effect. The Parent shall not, and shall not suffer or permit any of its Subsidiaries to, terminate or modify in any manner adverse to any such party any provision of any agreement to which it is a party which termination or modification is reasonably likely to have a Material
Adverse Effect.

          Section 8.22. CASH MANAGEMENT. (a) Each Borrower shall enter into, and shall cause its Domestic Subsidiaries to enter into, Blocked Account Agreements with each Collecting Bank where such Borrower or Domestic Subsidiary holds a deposit account (other than a Disbursement Account); provided that the Carlyle
Credit Parties shall have sixty (60) days after the Closing Date to deliver such fully executed Blocked Account Agreements to the Agent with respect to the individual Carlyle store deposit accounts identified on Schedule 8.22. Each
Borrower shall enter into, and shall cause its Domestic Subsidiaries to enter into, Control Agreements with each securities intermediary or commodity intermediary where such Borrower or Domestic Subsidiary holds a securities or commodity account. The Borrowers shall not nor shall the Borrowers suffer or permit any Domestic Subsidiary to terminate, alter or suffer or permit to be terminated or to lapse any such Blocked Account Agreement or Control Agreement.
Each Borrower shall, and shall cause its Domestic Subsidiaries to, deposit all
Proceeds in a Blocked Account and (ii) deposit all of its Cash Equivalents in a
Controlled Securities Account. If the Agent has not received one or more Blocked
Account Agreements as set forth in this Agreement, the Agent may establish reserves against the applicable Borrowing Base in its reasonable credit judgment.

                                       79

          (b) Pursuant to the Blocked Account Agreements with respect to the
Carlyle Blocked Accounts, the Carlyle Credit Parties shall cause the Collecting
Bank to sweep, on each Business Day, all amounts in such Carlyle Blocked Account
(other than a Disbursement Account) into the Carlyle Concentration Account.
Pursuant to the Carlyle Concentration Account Agreement, the Carlyle Credit
Parties shall cause the Concentration Account Bank to sweep, on each Business
Day, all amounts in the Carlyle Concentration Account into the Payment Account.
The Carlyle Credit Parties shall instruct the Receivables Purchaser to make all payments directly to a Blocked Account.

          (c) Pursuant to the Blocked Account Agreements with respect to the
Finlay Blocked Accounts, the Finlay Credit Parties shall cause the Collecting
Bank to continue to sweep on each Business Day, all amounts in such Finlay
Blocked Account (other than a Disbursement Account) into the Payment Account.

          (d) All items and all cash in the lock box and all funds, deposits, earnings and claims in respect thereof in the Blocked Accounts shall be the sole and exclusive property of the Agent, subject to the sole dominion and control of the Agent, in accordance with the provisions of Section 2.19(b) hereof and of the Blocked Account Agreements.

          (e) The Borrowers shall pay to the Agent all fees, costs and expenses which the Agent pays or incurs in connection with maintaining or opening the
Blocked Accounts, collecting and depositing for collection all checks and items of payment received or delivered to any Collecting Bank for deposit in the
Blocked Accounts and shall reimburse the Agent for all amounts which the Agent may pay to any Collecting Bank arising from obligations undertaken by the Agent under the Collecting Bank Agreements.

          (f) Within sixty (60) days of the Closing Date, the Borrowers shall deliver to the Agent, notification, executed on behalf of each Credit Party, to each of such Credit Party's credit card clearinghouses and processors, written notice in form and substance acceptable to the Agent, which provides that payment of all credit card charges submitted by such Credit Party to the clearinghouse or processor and any other amount payable to such Credit Party by such clearinghouse or processor shall be directed to a Blocked Account or as otherwise designated from time to time by the Agent. No Credit Party shall change such direction or designation except upon and with the prior written consent of the Agent.

          (g) Upon the occurrence of a Default or Event of Default, the Agent may send an activation notice under the Blocked Account Agreements and exercise control over all such Blocked Accounts as set forth in the Blocked Account
Agreements.

          (h) In the event that Excess Availability is at any time equal to or less than $30,000,000, the Agent may send an activation notice under the Blocked
Account Agreements and exercise control over all such Blocked Accounts (other than the Master Disbursement Accounts) as set forth in the Blocked Account
Agreements.

          Notwithstanding clauses (a) through (g) above, so long as the Gold
Consignment Documents and Sovereign Intercreditor Agreement are in full force and effect, the deposit account established and maintained by the Borrowers with
Sovereign Bank (referred to as the "Cash Collateral Account" in the Cash
Collateral Agreement, as such term is defined in the Gold Consignment Agreement)
holding the Cash Deposits (as defined in the Gold Consignment Agreement) and the investments of funds in such account in Time Deposits (as such term is defined in the Cash Collateral Agreement), in each instance, pursuant to the Cash
Collateral Agreement shall not be subject to the collection and payment arrangements required by this Section 8.22.

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          Section 8.23. EMPLOYMENT AGREEMENTS. After the Closing Date, the
Borrowers and the Parent shall obtain the written approval of the Agent prior to entering into any Employment Agreement with an Affiliate of the Parent, the
Borrowers or any of their respective Subsidiaries.

          Section 8.24. ASSIGNMENT OF FACTORING CREDIT BALANCES AGREEMENTS.
Contemporaneously with the execution of any future Factor Guaranties, Borrowers shall obtain duly executed Assignment of Factoring Credit Balances Agreements, in form and substance satisfactory to the Agent.

          Section 8.25. MORTGAGE. Within sixty (60) days of the Closing Date, the Borrowers shall deliver to the Agent executed Mortgages with respect to the real property identified on Schedule 4.4.

          Section 8.26. NEW STORES. The Borrowers shall deliver written notice to the Agent at least five (5) Business Days (or such shorter period as the
Agent may agree) prior to the Borrowers or any of their Subsidiaries opening or operating any new fine jewelry department or new store, which notice shall specify the exact location and whether such new location is a store or department store; provided, however, that the Borrowers shall provide the Agent with a list of projected fine jewelry department or store openings on a biweekly basis.

          Section 8.27. LANDLORDS' AGREEMENTS, MORTGAGEE AGREEMENTS AND BAILEE
LETTERS. Each Credit Party shall obtain a landlord's agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property, mortgagee of owned property or bailee with respect to any warehouse, processor or converter facility or other location where Collateral is stored or located, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to Agent; provided that the Carlyle Credit Parties shall have ninety (90) days from the Closing Date to deliver such executed third party agreements to the Agent. With respect to such locations or warehouse space leased or owned as of the Closing Date and thereafter, if Agent has not received a landlord or mortgagee agreement or bailee letter as of the Closing Date (or, if later, as of the date such location is acquired or leased), any Borrower's
Eligible Inventory at that location shall, in Agent's discretion, be excluded from the applicable Borrowing Base or be subject to such reserves as may be established by Agent in its reasonable credit judgment. After the Closing Date, no real property or warehouse space shall be leased by any Credit Party and no
Inventory shall be shipped to a processor or converter under arrangements established after the Closing Date without the prior written consent of Agent
(which consent, in Agent's discretion, may be conditioned upon the exclusion from the applicable Borrowing Base of Eligible Inventory at that location or the establishment of reserves acceptable to Agent) or, unless and until a reasonably satisfactory landlord agreement or bailee letter, as appropriate, shall first have been obtained with respect to such location. Except as disclosed on
Schedule 8.18 hereto, each Credit Party shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located.

          Section 8.28. INTERCOMPANY CHARGES AND MANDATORY DIVIDENDS RELATING TO
FINLAY MERCHANDISING. Finlay shall cause all payments (net of amounts (which may be paid in cash) equal to the reasonable, ordinary course operating expenses of
Finlay Merchandising including, without limitation, payroll expenses for employees of Finlay Merchandising) to be made by Finlay to Finlay Merchandising in respect of amounts owed under the Finlay License Agreement and the Services
Agreement to be made by means of appropriate intercompany charges. Finlay
Merchandising shall within thirty days (30) following the end of each fiscal quarter during which payments to Finlay Merchandising are made by Finlay by means of intercompany charges, declare and distribute to Finlay as a dividend an amount equal to the amount of such payments (net of reasonable operating expenses for the then current and immediately succeeding calendar month (which may be paid in cash) of Finlay Merchandising including, without limitation, payroll expenses for employees of Finlay Merchandising).

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          Section 8.29. INTERCOMPANY CHARGES AND MANDATORY DIVIDENDS RELATING TO
eFINLAY. Each of Finlay and Finlay Merchandising, as the case may be, shall account for all charges, fees, rent and other amounts owing to it by eFinlay pursuant to the eFinlay Agreements (the "eFinlay Agreement Expenses") as an
intercompany receivable and eFinlay shall pay the outstanding amount of the
eFinlay Agreement Expenses to Finlay and Finlay Merchandising, as the case may be, on a monthly basis to the extent cash is available (net of reasonable operating expenses of eFinlay for the then current and immediately succeeding calendar month (which may be paid in cash) including, without limitation, payroll expenses for employees of eFinlay) (and any amounts not paid shall be paid as soon as cash becomes available). eFinlay shall, within thirty days (30)
following the end of each fiscal quarter, declare and distribute to Finlay as a dividend any excess amounts retained by eFinlay after payment of the eFinlay
Agreement Expenses (net of reasonable operating expenses of eFinlay for the then current and immediately succeeding calendar month (which may be paid in cash)
including, without limitation, payroll expenses for employees of eFinlay).

          SECTION 9 . NEGATIVE COVENANTS. Each of the Borrowers and the Parent
covenant and agree that, so long as any Revolving Loan or Letter of Credit
Obligation is outstanding or any Lender has any Revolving Commitment hereunder, they shall not, and shall not suffer or permit any of their Subsidiaries (and with respect to Section 9.11, shall not suffer or permit any ERISA Affiliate)
to, without the prior written consent of the Majority Lenders:

          Section 9.1. CAPITAL EXPENDITURES. Make Capital Expenditures in any
Fiscal Year of the Parent ending on or about the dates set forth below in excess of the corresponding amount set forth below:

    Fiscal Year
Ending On or About      Amount
------------------   -----------
 January 31, 2005    $17,000,000
 January 31, 2006    $17,000,000
 January 31, 2007    $18,000,000
 January 31, 2008    $18,000,000

          Section 9.2. LIENS. Create, incur, assume or suffer to exist any Lien upon or defect in title to or restriction upon the use of any of its properties or assets of any character, whether owned at the date hereof or hereafter acquired, or hold or acquire any property or assets of any character under conditional sales, finance lease or other title retention agreements, other than:

          (a) Liens in favor of the Agent or the Lenders pursuant to this
Agreement or the Security Documents;

          (b) (i) Liens for taxes, assessments or governmental charges or levies, provided payment thereof shall not at the time be required in accordance with the provisions of Section 8.2 hereof;

               (ii) deposits, Liens or pledges to secure payments of workmen's compensation and other payments, unemployment and other insurance, old-age pensions or other social security obligations, or the performance of bids, tenders, leases, contracts (other than contracts for the payment of money), public or statutory obligations, surety, stay or appeal bonds, or other similar obligations arising in the ordinary course of business;

               (iii) mechanics', workmen's, repairmen's, warehousemen's,
          vendors', suppliers', materialmen's or carriers' Liens, or other similar Liens arising in the ordinary

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          course of business and securing sums which are not past due or which are being contested in good faith (and there shall be no material risk of forfeiture of the property subject to such Lien or foreclosure of such Lien), or deposits or pledges to obtain the release of any such
          Liens;

               (iv) zoning restrictions, easements, rights of way, licenses and restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such property in the normal operation of the business of the Parent or any of its
          Subsidiaries or the value of such property for the purpose of such business;

          (c) existing Liens set forth in Schedule 9.2 hereof and any renewals thereof, but not any increase in amount thereof and not any extension thereof to other property;

          (d) purchase money mortgages or other purchase money Liens (including, without limitation, Capital Leases), or any refinancing of any thereof, in favor of non-Affiliates of the Parent and its Subsidiaries upon any fixed or capital assets hereafter acquired by the Borrowers or any of their Subsidiaries constituting real property interests or machinery and Equipment, or purchase money mortgages (including, without limitation, Capital Leases) on any such assets hereafter acquired or existing at the time of acquisition of such assets by the Borrowers or any of their Subsidiaries, whether or not assumed, so long as (i) any such Lien does not extend to or cover any other asset of the
Borrowers or any of their Subsidiaries, (ii) such Lien secures the obligation to pay the purchase price of such asset (or the obligation under such Capital
Leases), interest thereon and other customary incidental obligations relating thereto only, and (iii) the original principal amount (or in the case of Capital
Leases, notional principal amount) of the aggregate Indebtedness secured by all such purchase money Liens (and Capital Leases) shall not exceed $4,000,000 at any time;

          (e) [Intentionally Deleted]

          (f) Liens on Consignment Inventory in favor of any Person who retains title to such Consignment Inventory;

          (g) Liens granted to lessors or licensors of store locations with respect to Fixtures and Equipment at store locations leased or licensed from such lessors or licensors not to exceed $2,000,000 in the aggregate at any time;

          (h) Liens for judgments, attachments, seizures or levies not to exceed
$500,000 in the aggregate outstanding at any time;

          (i) Liens on property other than Inventory, Accounts or Proceeds of either, not exceeding $100,000 in the aggregate outstanding at any time;

          (j) Liens in favor of Sovereign Bank (or any successor or assignee thereof) pursuant to the Gold Consignment Documents, subject to the provisions of the Intercreditor Agreement and subject to there being no filings of financing statements under the Uniform Commercial Code with respect thereto other than financing statements containing collateral descriptions in the form of Exhibit 9.2(j) hereto;

          (k) Liens in favor of the credit insurance provider on certain account receivables pursuant to the Factor Guaranties;

          (l) Liens on funds deposited in the Credit Card Services Account in connection with the Credit Card Services Agreement; and

          (m) Liens in favor of the Receivables Purchaser upon Purchased
Accounts granted pursuant to the Receivables Purchase Agreements.

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          (n) Liens in favor of Rolex Watch U.S.A., Inc. granted pursuant to the
Rolex Security Agreement.

          Section 9.3. INDEBTEDNESS. Create, incur, assume or suffer to exist contingently or otherwise, any Indebtedness (including, without limitation, any intercompany Indebtedness), other than:

          (a) Indebtedness under the Loan Documents;

          (b) unsecured Current Liabilities incurred in the ordinary course of business other than unsecured Current Liabilities for Indebtedness for Borrowed
Money;

          (c) Indebtedness of Finlay or any of its Subsidiaries secured by Liens permitted by Sections 9.2(b), (c) and (d) hereof;

          (d) Indebtedness to the extent expressly permitted by Sections 9.4 and
9.16 hereof;

          (e) Indebtedness of Finlay evidenced by the Senior Notes;

          (f) existing Indebtedness of Finlay and the Parent and their respective Subsidiaries listed on Schedule 9.3 hereof (but not any increase thereof or any refinancings, renewals, extensions, replacements or exchanges of any thereof except refinancings, renewals, extensions, replacements or exchanges on terms no less favorable to Finlay or any Subsidiary thereof than that being refinanced, renewed, extended, replaced or exchanged);

          (g) Indebtedness of the Borrower and the Parent arising under the Tax
Allocation Agreement;

          (h) [Intentionally Deleted];

          (i) [Intentionally Deleted];

          (j) Indebtedness of the Borrowers under (i) any Hedge Agreement of the
Borrowers which is not speculative in nature, which is designed to hedge against fluctuations in the price of gold, and which is in the ordinary course of business in keeping with the Borrowers' past practices and (ii) any Hedge
Agreement which is designed to hedge against fluctuations in interest rates;
provided, however, that in the case of any Hedge Agreement constituting an interest rate swap for which a Credit Party has swapped away exposure on a fixed rate in exchange for taking on exposure on a floating rate, such Hedge Agreement covers a notional principal amount of not more than $50,000,000;

          (k) Indebtedness of Finlay or any Subsidiary thereof to lessors or licensors of store locations with respect to fixtures and equipment located at such store location not to exceed $2,000,000 in the aggregate outstanding at any time;

          (l) Indebtedness of Finlay or any Subsidiary thereof to lessors or licensors of store location with respect to Inventory purchased from such lessors or licensors not to exceed $2,000,000 in the aggregate outstanding at any time;

          (m) Indebtedness of Finlay or any Subsidiary thereof for judgments, attachments, seizures or levies not to exceed $500,000 in the aggregate outstanding at any time;

          (n) Indebtedness consisting of intercompany loans and advances made by a Borrower to the other Borrower; provided, that: (A) each Borrower shall have executed and delivered to the other Borrower, on the Closing Date, a demand note
(collectively, the "Intercompany Notes") to evidence any such intercompany
Indebtedness owing at any time by such Borrower to such other

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Borrower which Intercompany Notes shall be in form and substance reasonably satisfactory to Agent and shall be pledged and delivered to Agent pursuant to the Security Agreement as additional collateral security for the Obligations;
(B) each Borrower shall record all intercompany transactions on its books and records in a manner reasonably satisfactory to Agent; (C) the obligations of each Borrower under any such Intercompany Notes shall be subordinated to the
Obligations of such Borrower hereunder in a manner reasonably satisfactory to
Agent; (D) at the time any such intercompany loan or advance is made by any
Borrower to the other Borrower and after giving effect thereto, each such
Borrower shall be Solvent; (E) no Default or Event of Default would occur and be continuing after giving effect to any such proposed intercompany loan; and (F)
(i) in the case of Finlay making an intercompany loan or advance to Carlyle,
Finlay shall have Borrowing Availability under the Finlay Borrowing Base of not less than $20,000,000 after giving effect to such intercompany loan, (ii) in the case of Carlyle making an intercompany loan or advance to Finlay, Carlyle shall have Borrowing Availability under the Carlyle Borrowing Base of not less than
$0; provided that, Finlay may at any time make intercompany loans and advances to Carlyle as the result of the payment by Finlay of any fees, expenses, charges, costs, principal or interest incurred by Borrowers under this Agreement and allocable to Carlyle (including without limitation all payments of interest on the Revolving Loans made to Carlyle) pursuant to any Advance deemed to have been made to Finlay pursuant to the provisions of Section 2.20(c) above regardless of whether the conditions in the preceding clause (E) or (F) shall have been complied with or exist at such time.

          (o) Indebtedness of Finlay and its Subsidiaries not to exceed
$1,500,000 in the aggregate outstanding at any time;

          (p) subject to Section 9.6(a)(ii) hereof, (i) Indebtedness of the
Parent under the Shareholders Agreement and the Reiner Employment Agreement (or
under any option agreement executed pursuant to the Long Term Incentive Plan)
and (ii) Indebtedness of Carlyle under the Carlyle Executives Employment
Agreements;

          (q) current trade Indebtedness owing to Rolex Watch U.S.A., Inc.
secured by liens created under the Rolex Security Agreement and subject to the
Rolex Intercreditor Agreement;

          (r) Indebtedness of Finlay under the Gold Consignment Documents not to exceed $50,000,000 at any time in respect of the aggregate outstanding amount of
Consigned Precious Metal (as such term is defined in the Gold Consignment
Agreement);

          (s) Indebtedness, if any, of the Carlyle Credit Parties under the
Receivables Purchase Agreements;

          (t) Indebtedness, if any, of the Carlyle Credit Parties under the
Credit Card Services Agreement; and

          (u) intercompany Indebtedness consisting of intercompany loans and advances made by (i) a Finlay Credit Party to another Finlay Credit Party or
(ii) a Carlyle Credit Party to another Carlyle Credit Party; provided that: (A)
such Credit Party shall have executed and delivered to the other Credit Party, on the Closing Date, a demand note (collectively, the "Intercompany Notes") to evidence any such intercompany Indebtedness owing at any time by such Credit
Party to such other Credit Party which Intercompany Notes shall be in form and substance reasonably satisfactory to Agent and shall be pledged and delivered to
Agent pursuant to the Security Agreement as additional collateral security for the Obligations; (B) such Credit Party shall record all intercompany transactions on its books and records in a manner reasonably satisfactory to
Agent; (C) the obligations of such Credit Party under any Intercompany Notes shall be subordinated to the Obligations of such Credit Party hereunder in a manner reasonably satisfactory to Agent; and (D) at the time any such intercompany loan or advance is made by any Credit Party to the other Credit
Party and after giving effect thereto, each such Credit Party shall be Solvent;

                                       85

Nothing contained in this Section 9.3 shall be deemed to permit Finlay or any of its Subsidiaries to incur, create or suffer or permit to be outstanding any
Indebtedness for Borrowed Money owing by any Borrower to the Parent. For the avoidance of doubt, Carlyle shall be permitted to honor its pledge to Hospice and Pallative Care of Greensboro to donate $25,000 in amounts of $5,000 per year for each fiscal year from 2006 to 2011.

          Section 9.4. LOANS, INVESTMENTS AND GUARANTEES. Lend or advance money or credit to any Person, or invest in (by capital contribution, creation of
Subsidiaries or otherwise), or purchase or repurchase the stock or Indebtedness, or all or a substantial part of the assets or properties, of any Person, or enter into any exchange of securities with any Person, or guarantee, assume, endorse or otherwise become responsible for (directly or indirectly or by any instrument having the effect of assuring any Person's payment or performance or capability) the Indebtedness, performance, obligations, stock or dividends of any Person (each of the foregoing, an "Investment"), or agree to do any of the foregoing, other than:

          (a) endorsement of negotiable instruments for deposit or collection in the ordinary course of business;

          (b) Investments, subject to Control Letters in favor of Agent for the benefit of Lenders or otherwise subject to a perfected security interest in favor of Agent for the benefit of Lenders, in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one year from the date of acquisition thereof,
(ii) commercial paper maturing no more than one year from the date of creation thereof and currently having the highest rating obtainable from either Standard
& Poor's Ratings Group or Moody's Investors Service, Inc., (iii) certificates of deposit maturing no more than one year from the date of creation thereof issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than
$300,000,000 and having a senior unsecured rating of "A" or better by a nationally recognized rating agency (an "A Rated Bank"), (iv) time deposits maturing no more than 30 days from the date of creation thereof with A Rated
Banks and (v) mutual funds that invest solely in one or more of the investments described in clauses (i) through (iv) above;

          (c) Investments representing stock or obligations issued to the Parent or any of its Subsidiaries in settlement of claims against any other Person by reason of a composition or readjustment of debt or a reorganization of any debtor of the Parent or such Subsidiary;

          (d) Investments representing the Indebtedness of any Person owing as a result of the sale by Finlay or any of its Subsidiaries in the ordinary course of business of products or services (on customary trade terms);

          (e) Investments in the stock of (i) any Subsidiary existing on the
Closing Date (other than the Sonab Entities, Investments in which are expressly prohibited, except for existing investments) or (ii) any other Subsidiary created with the prior written consent of the Majority Lenders, but for each of the foregoing, not any additional investments therein other than additional
Investments approved in writing by the Majority Lenders and increases in
Investments solely by reason of increases in the retained earnings of such
Subsidiary; provided that, notwithstanding anything to the contrary contained in the foregoing, Carlyle may make capital contributions to Montgomery and
Montgomery may make capital contributions to J.E. Caldwell and Park Promenade, in either case from time to time as Borrowers shall determine are appropriate and desirable in the operation of the businesses conducted by the Carlyle Credit
Parties, including for the purposes of providing for the repayment of any intercompany loans and advances owing from J.E. Caldwell or Park Promenade to
Montgomery or from Montgomery to Carlyle or to provide any of Montgomery, J.E.
Caldwell or Park Promenade with access to and the benefit of any Revolving Loans made to Carlyle on the basis of Inventory owned by any of such subsidiaries of
Carlyle;

          (f) the Guaranties;

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          (g) Investments outstanding on the date hereof and described on
Schedule 9.4 hereto, but not any additional investments therein;

          (h) Investments represented by the Blocked Accounts and the other bank accounts, if any, permitted hereunder;

          (i) Investments by any Borrower with respect to its officers, directors or employees not to exceed at any time $20,000 in the aggregate to any one individual or $150,000 in the aggregate outstanding at any time, plus (i)
advances to employees for travel and entertainment in the ordinary course of business, (ii) advances to employees for relocation expenses not to exceed at any time $50,000 in the aggregate to any one individual or $200,000 in the aggregate at any one time outstanding, and (iii) advances to employees in respect of bonuses actually earned by such employees so long as a Designated
Officer has certified in writing to the Agent that such bonuses were actually earned by such employees and that at the time of each such advance or advances no Default or Event of Default was continuing and (iv) the "split-dollar' life insurance benefits/arrangements provided for under the Carlyle Executives
Employment Agreements; provided, in each case, that such Investments do not violate the Sarbanes-Oxley Act of 2002;

          (j) payments required pursuant to the Tax Allocation Agreement;

          (k) advances to consignment vendors in the ordinary course of business consistent with past practices (net of interim sales of such vendor's consigned inventory) not to exceed $25,000,000 outstanding at any one time provided that
(i) the amount of such advances made to any one Person and its Affiliates does not exceed (x) $10,000,000 (net of interim sales of such vendor's consigned inventory) at any one time outstanding and (y) the amount outstanding at any time will not exceed 50% of the book value at such time of such Person's (or
Affiliate's) "memo" or "consigned" inventory as shown on the Borrowers' books or computer records, (ii) within thirty (30) days following the end of each month, at Agent's request, the Borrowers shall deliver to the Agent a detailed Schedule showing all outstanding advances under this Section 9.4(k) in form and content satisfactory to the Agent and (iii) the Borrowers shall put in place a system satisfactory to the Agent to set appropriate credit limits, track its credit experience and obtain financial information from Persons to whom advances are made under this Section 9.4(k);

          (l) Investments constituting Initial License Expense or advance payments of rent or security deposits made under any real estate lease for any
Independent Retail Store not exceeding $1,500,000 in the aggregate in any Fiscal
Year of the Parent;

          (m) Investments as a result of any transaction permitted pursuant to
Section 9.6 hereof;

          (n) Investments of the Borrowers as a result of any Hedge Agreement which is not speculative in nature, which is designed to hedge against fluctuations in the price of gold and which is in the ordinary course of business in keeping with the Borrowers' past practices;

          (o) Investments of the Borrowers as a result of any other Hedge
Agreement which is not prohibited under the terms of this Agreement;

          (p) guarantees by any Finlay Credit Party of any obligations of any other Finlay Credit Party and guarantees by any Carlyle Credit Party of any obligations of any other Carlyle Credit Party, so long as, in either such case, the obligations of the other Finlay Credit Party or Carlyle Credit Party, as applicable, are otherwise permitted hereunder;

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          (q) guarantees by Finlay and/or Parent of any of the rental obligations of any Carlyle Credit Party under any real estate lease for any
Independent Retail Store, so long as such rental obligations are permitted under
Section 9.16 below; and

          (r) guarantees by the Carlyle Credit Parties of the Senior Notes to
the extent required under the Senior Note Indenture.

          Section 9.5. MERGER, SALE OF ASSETS, DISSOLUTION, ETC. Enter into any transaction of merger or consolidation, change its name, acquire all or a substantial portion of the assets of any Person, or transfer, sell, assign, lease, or otherwise dispose of (other than sales by Finlay or any of its
Subsidiaries of Inventory in the ordinary course of business) all or any part of its properties or assets, or any of its notes or Accounts (including, without limitation, Eligible Receivables), or any stock or Indebtedness of Finlay or any of its Subsidiaries, or wind up, liquidate or dissolve, or agree to do any of the foregoing, except:

          (a) sales in the ordinary course of business of assets and properties of Finlay and its Subsidiaries no longer necessary for the proper conduct of their respective businesses having a value, together with the value of all other such property of Finlay and its Subsidiaries so sold in the same Fiscal Year of the Parent, of not greater than $350,000 in the aggregate;

          (b) sales by Finlay and its Subsidiaries of worn out or obsolete personal property of Finlay or such Subsidiary having a value, together with the value of all other such property of Finlay and its Subsidiaries so sold in the same Fiscal Year of the Parent, of not greater than $350,000 plus sales of obsolete jewelry, watches or other merchandise which Finlay believes cannot be advantageously sold in the ordinary course of business;

          (c) sales of Inventory, Equipment and Fixtures in connection with (i)
the termination of License Agreements (or similar agreements or arrangements regarding the operation of jewelry departments or stores by the Borrowers) or
(ii) the closing of any Independent Retail Store; as to any one or more locations, or Independent Retail Stores to the extent such Inventory, Equipment and Fixtures were used or retained at such locations or Independent Retail
Stores in the ordinary course of business;

          (d) the abandonment of any assets and properties of Finlay or any of its Subsidiaries which are no longer useful in its business and cannot be sold;

          (e) the merger of a wholly-owned direct or indirect Domestic
Subsidiary of a Borrower with the Borrower (so long as Borrower is the sole survivor of such merger) or with another wholly owned direct or indirect
Domestic Subsidiary of such Borrower or the transfer or sale of any assets from any Finlay Credit Party to any other Finlay Credit Party or from any Carlyle
Credit Party to any other Carlyle Credit Party;

          (f) upon thirty (30) days prior written notice to the Agent, Finlay and any of its Subsidiaries may change its name provided that such entity executes all documentation reasonably requested by the Agent (including, without limitation, UCC financing statements) in order to protect the Agent's interest in the Collateral or any other interest of the Agent under the Loan Documents;

          (g) [Intentionally Deleted.]

          (h) the winding down and dissolution of Sonab Holdings and Sonab
International;

          (i) assignments under, and in accordance with, the Factor Guaranties;

          (j) the sale, transfer and assignment by any Carlyle Credit Party to
Finlay Merchandising of any Trademarks of such Carlyle Credit Party; provided that (i) any such transfer shall

                                       88

be duly registered with the United States Patent and Trademark Office and (ii)
Borrowers shall cause the Trademark, Patent and Copyright Security Agreement executed by Finlay Merchandising to be amended to include such transferred
Trademarks; provided, further, that upon such transfer permitted under this clause (j), Finlay Merchandising and any one or more of the Carlyle Credit
Parties may enter into an appropriate Carlyle License Agreement;

          (k) the sale of the Purchased Accounts under the Receivables Purchase
Program; and

          (l) the transfers and assignments on the Closing Date of the life insurance policies previously maintained by Carlyle on the lives of Richard
Backer, Martin Bernstein and Lawrence Cohen to the respective beneficiaries thereof as provided for in the Acquisition Agreement.

          Section 9.6. DIVIDENDS, REDEMPTIONS AND OTHER PAYMENTS. (a) Declare or
make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any of its capital stock, or purchase, redeem, retire, defease or otherwise acquire for value any capital stock of the Parent, the Borrowers or such Subsidiaries or any other equity securities or any warrants, rights or options to acquire any such capital stock or other securities, whether now or hereafter outstanding, except that (and with respect to the Parent, subject to Section 3.2(f)):

               (i) any wholly-owned Subsidiary of a Borrower may declare or pay cash dividends to such Borrower or to any other wholly-owned
          Subsidiary of such Borrower which is its shareholder;

               (ii) so long as no Default or Event of Default shall have
          occurred and be continuing or would result therefrom, (A) Finlay may declare or pay dividends to the Parent on an annual basis to pay expenses of the Parent incurred in the ordinary course of business of the Parent not to exceed in the aggregate in any Fiscal Year of the
          Parent 0.25% of Finlay's net sales as indicated in Finlay's audited annual financial statements for the immediately preceding Fiscal Year and (B) Finlay and/or the Parent may purchase, repurchase, redeem, retire or acquire Equity Interests from former employees, officers and directors pursuant to the Long Term Incentive Plan, Employment
          Agreements, the Shareholders Agreement or other written agreements permitted hereby and may make payments in respect of promissory notes or other Indebtedness or evidence thereof issued or incurred in connection with any such purchase, repurchase, redemption, retirement or acquisition, and Finlay may pay dividends to the Parent in an amount sufficient to make such purchases, repurchases, redemptions, retirements and acquisitions so long as the amount of such purchases, repurchases, redemptions, retirements and acquisitions (including, without limitation, amounts paid in respect of promissory notes or other Indebtedness or evidence thereof issued or incurred in connection with any such purchase, repurchase, redemption, retirement or acquisition) does not exceed in the aggregate in any Fiscal Year the sum of $1,000,000 plus the amount of cash received by the Parent from employees, officers and directors in respect of purchases of stock during such Fiscal Year; provided, however, that the portion, if any, of such sum which is not applied to such purchases, repurchases, redemptions, retirements or acquisitions (or to the payment of dividends by Finlay to the Parent therefor) in any Fiscal Year may be applied to purchases, repurchases, redemptions, retirements or acquisitions of Equity Interests from former employees of Finlay whose employment was terminated in such Fiscal Year (and for the payment of dividends by Finlay to Parent therefor) so long as such application
          (and payment) is made during the first three months of the immediately succeeding Fiscal Year, and any such portion so paid during such first three months as permitted by this proviso shall not be included in calculating the sum for such succeeding Fiscal Year;

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               (iii) the Parent may redeem, repurchase, retire or otherwise acquire any Equity Interest of the Parent in exchange for, or out of net proceeds of the substantially concurrent sale (other than to a
          Subsidiary of the Parent) of, other Equity Interests (other than
          Disqualified Stock) of the Parent;

               (iv) so long as no Default or Event of Default is continuing, on any tax payment date, Finlay may make payments to the Parent of amounts required to be paid on such tax payment date under sections
          4(c) and 5 of the Tax Allocation Agreement; provided, however, that
          (x) no payment on any tax payment date made by Finlay to the Parent shall exceed the amount payable by the Parent to any taxing authority on such tax payment date, and (y) in any taxable year (or portion thereof), the aggregate amount payable by Finlay to the Parent under this Section 9.6(a)(iv) in respect of federal, state and local income taxes shall not exceed the lesser of (A) the federal, state and local income tax liability that would have been payable by Finlay for such taxable year (or portion thereof) determined as if the Borrower had filed separate federal, state and local income tax returns for such taxable year (or portion thereof) and for all previous taxable years beginning after October 31, 1992, computed in accordance with actual elections, conventions and other determinations with respect to Finlay reflected in the consolidated or combined returns of the Parent and including any carryforwards of tax attributes from all prior taxable years (as limited under the Code) and (B) the consolidated or combined federal, state and local income tax liability of the consolidated or combined group that includes Finlay and the Parent. For purposes of subsection (y) above the provisions relating to state and local income taxes shall only apply if and to the extent Finlay and the Parent file consolidated or combined income tax returns in such jurisdictions;

               (v) [Intentionally Deleted]

               (vi) so long as no Default or Event of Default shall have
          occurred and be continuing, Finlay may pay dividends to the Parent for the repurchase, acquisition or redemption by the Parent of up to
          $12,600,000 of its common stock in open market or privately negotiated transactions (which may be with Affiliates of the Parent), during the period from the Closing Date through and including September 30, 2005;
          provided, that immediately after giving effect to any stock repurchase
          Finlay shall have the ability to draw an additional Revolving Advance in the amount of at least $30,000,000; provided, further that the
          Parent shall give the Agent quarterly notice, in arrears, of each repurchase made by it pursuant to this clause (vi), specifying the amount of aggregate repurchases and the source from which Finlay obtained the funds to be used to effectuate such repurchases; and

               (vii) Finlay may pay dividends to the Parent for the payment of cash dividends by the Parent of up to $5,000,000 plus 25% of net income (without giving effect to extraordinary gains or losses or gains or losses resulting from the repurchase, acquisition or redemption of Senior Notes), of Finlay and its subsidiaries after
          January 31, 2005; provided, that immediately after giving effect to any cash dividend Finlay shall have the ability to draw an additional
          Revolving Advance in the amount of at least $30,000,000; provided, further that the Parent shall give the Agent quarterly notice, in arrears, of cash dividends made by it pursuant to this clause (vii), specifying the amount of aggregate cash dividends and the source from which Finlay obtained the funds to be used to effectuate such cash dividends.

          (b) Make any payment or prepayment of principal or interest on account of, or purchase, defease, acquire or redeem, any Indebtedness for Borrowed Money
(or give any notice thereof or establish a sinking fund, reserve or like set aside of funds or other property therefor) other than (i) the Obligations, (ii)
regular, scheduled payments by Finlay and the Parent, respectively of interest on, and

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required payments of principal of (in each case to the extent due and payable), the Senior Notes and (iii) payments of Indebtedness of the Borrowers permitted under paragraphs (b), (c), (d), (f), and (g) of Section 9.3, in each case, to the extent due and payable and except that:

               (i) [Intentionally Omitted];

               (ii) Finlay may, from time to time, repurchase, acquire or redeem
          Senior Notes; provided, that such Senior Notes are repurchased at prices deemed favorable by Finlay's board of directors; provided, further, that the amount of such Senior Notes repurchased under this clause (ii) shall not exceed the Repurchase Basket; and

               (iii) any of the Finlay Credit Parties or the Carlyle Credit
          Parties (as applicable) may, from time to time, repay and/or prepay any intercompany Indebtedness outstanding and permitted under Sections
          9.3(n) or 9.3(u), including payments of principal and/or interest, as they may elect in their discretion;

               (iv) Finlay may at any time and from time to time make payments and prepayments under the Gold Consignment Documents.

          Section 9.7. TRANSACTIONS WITH AFFILIATES. (a) Except for transactions specifically required or permitted by the terms of this Agreement (including, without limitation, the transactions contemplated pursuant to the Tax Allocation
Agreement, the Shareholders Agreement, the Registration Rights Agreement, the
Stock Purchase Agreement, the Trade Name License Agreements and the Services
Agreement, the Parent's Restated Certificate of Incorporation, the
Indemnification Agreements, in each case, as in effect on the Closing Date or as amended in accordance with Section 9.12 hereof), enter into or perform any transaction, including, without limitation, the purchase, leasing, sale or exchange of property or assets or the rendering of any service, with any
Affiliate of the Lee Group or the Parent, except (i) for any transaction which is in the ordinary course of business of Finlay and any Subsidiary thereof, and which transaction is upon fair and reasonable terms no less favorable to the
Borrowers and such Subsidiary than each party to such transaction could obtain in a comparable arm's length transaction with a Person not an Affiliate of such
Person, (ii) with respect to any transaction between Finlay and any of its
Subsidiaries which is on terms more favorable to the Borrowers than the
Borrowers could obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Borrowers, (iii) for the eFinlay Agreements or (iv) the
Carlyle Credit Party Management, Services and Allocation Agreements and any
Carlyle Intercompany Services and Allocation Agreements or Carlyle/Finlay Lease
that may exist from time to time.

          (b) Notwithstanding anything to the contrary contained in this
Agreement,

               (i) at all times from and after the Closing Date, the
          Subsidiaries of Carlyle may continue to incur and make payments to
          Carlyle in respect of management and other services provided by
          Carlyle to its Subsidiaries (and Carlyle may continue to provide such services) and the Subsidiaries of Carlyle may continue to incur obligations and make payments to Carlyle in respect of any interest, tax, expense or similar allocation arrangements among Carlyle and its
          Subsidiaries pursuant to the unwritten management, services and allocation agreement and practices existing among Carlyle and its
          Subsidiaries as of the Closing Date consistent with the past practices of Carlyle and its Subsidiaries and/or pursuant to any written agreement(s) entered into by Carlyle and its Subsidiaries after the
          Closing Date to document and evidence any such unwritten management, services and allocation agreements and practices existing among
          Carlyle and its Subsidiaries as of the Closing Date (such agreements and practices, whether unwritten as of the Closing Date or subsequently reduced to written agreements, collectively, the "Carlyle
          Credit Party Management, Services and Allocation Agreements"),
          provided that, no material term of any such Carlyle Credit Party

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          Management, Services and Allocation Agreements may be changed, amended or modified except in accordance with Section 9.12(b) below,

               (ii) at any time after the Closing Date, Carlyle and/or its
          Subsidiaries may enter into such written management and other services agreements with Finlay or Finlay Merchandising and/or such interest tax, expense or similar allocation agreements with Finlay as Finlay and Carlyle shall determine in their discretion are appropriate in the conduct of their respective and collective business so long as (x)
          such agreements are on terms reasonably acceptable to the Agent and
          (y) the terms of any such management or other services agreements and/or allocation agreements are reasonable and, if applicable, are substantially similar to the terms of any similar agreements existing between or among Finlay, Finlay Merchandising and/ or eFinlay, including without limitation (if applicable) the Services Agreement, the eFinlay FFJC Services Agreement and/or the eFinlay FMBI Services
          Agreement (any such management or other services agreements and/or allocation agreements, collectively, the "Carlyle Intercompany
          Services and Allocation Agreements"); provided that, no material term of any such Carlyle Intercompany Services and Allocation Agreements may be changed, amended or modified after the execution thereof except in accordance with Section 9.12(b) below,

               (iii) at any time after the Closing Date, Carlyle and/or its
          Subsidiaries may enter into a lease with Finlay pursuant to which
          Finlay leases any space in its Connecticut distribution center to
          Carlyle and/or any of its Subsidiaries on terms that are reasonable and substantially similar to the terms of the eFinlay Lease Agreement
          (any such lease, the "Carlyle/Finlay Lease"); provided that, no material term of any such Carlyle Intercompany Services and Allocation
          Agreements may be changed, amended or modified after the execution thereof except in accordance with Section 9.12(b) below.

          Section 9.8. BLOCKED ACCOUNTS. Suffer or permit (a) without the prior written consent of the Agent, any Blocked Account to be closed or terminated, or the Collecting Bank Agreement relating thereto to be terminated or no longer in full force and effect, or (b) any deposit, checking or other account to be maintained at any bank, savings and loan association or other financial institution which accepts deposits, other than (i) Blocked Accounts, (ii)
payroll, disbursement and health benefit accounts, (iii) the Sovereign Cash
Collateral Account and (iv) the other accounts set forth on Schedule 11.19 which such other accounts described in this clause (iv) shall not have an aggregate balance at any time in excess of $500,000.

          Section 9.9. MANAGEMENT COMPENSATION AND OTHER PAYMENTS. Except as
specifically permitted under Section 9.6 and 9.7 hereof, pay, directly or indirectly, any management, consulting or similar fees, make any other payments of any kind in respect of employment, management, consulting, servicing or similar services or in respect of any non-competition or similar agreement or make any other kind of payment of any nature to, any Affiliate of the Parent or to any officer, director, member of management, stockholder or partner of the
Parent or any Subsidiary of the Parent or any Affiliate of any thereof, other than (i) payments of salary and ordinary course of business compensation
(excluding bonuses and incentive compensation other than sales commission) to full time employees of the Borrowers in the ordinary course of business and consistent with past practices and severance payments which have accrued and become payable in the ordinary course of business of the Borrowers and the
Parent, (ii) payments of bonuses and incentive compensation to full time employees of Finlay and its Domestic Subsidiaries so long as such bonuses and incentive compensation (x) are consistent with the Borrowers' historical practices, and (y) are paid in accordance with Finlay Employment Agreements,
Carlyle Employment Agreement or the Long Term Incentive Plan or, if not paid under a Finlay Employment Agreement, Carlyle Employment Agreement or the Long
Term Incentive Plan, are paid in accordance with other policies a description of which is attached as Schedule 9.9 hereto, as such policies may be amended, supplemented or replaced from time to time with the approval of the Board of
Directors

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of the Borrowers or Parent so long as no such amendment, supplement or replacement represents a material increase in bonus levels or calculations,
(iii) so long as there shall be continuing no Default or Event of Default in the payment of principal of any Revolving Advance or any interest thereon, amounts payable by the Parent or the Borrowers under the Registration Rights Agreement and to the extent permitted by Section 9.6 hereof, under the Shareholders
Agreement in each case, as such payments are required pursuant to such documents as in effect on the Closing Date, (iv) payments of fees, expense reimbursements or other amounts to independent directors or consultants (which are not
Affiliates of the Parent or the Borrower) in the ordinary course of business,
(v) amounts payable by the Borrowers and the Parent under the Indemnification
Agreements and (vi) to the extent permitted under any applicable laws, payments of indemnities to members of Carlyle's board of directors as set forth in the
Acquisition Agreement.

          Section 9.10. COMPROMISE OF RECEIVABLES. Compromise or adjust any of the Receivables or other accounts (or extend the time for payment thereof) or grant any discounts, allowances or credits thereon other than, so long as there exists no Default or Event of Default, discounts, adjustments, allowances and credits granted with respect to accounts in the ordinary course of business provided that, nothing contained in the foregoing shall be deemed to prohibit the sale of any Accounts of any Carlyle Credit Party under the Receivables
Purchase Agreements or any transaction contemplated by the Credit Card Services
Agreement.

          Section 9.11. NONCOMPLIANCE WITH ERISA. (a) Engage in any transaction in connection with which a Credit Party or any ERISA Affiliate could be reasonably expected to be subject to either a material civil penalty assessed pursuant to the provisions of Section 502(i) of ERISA or a material tax imposed under the provisions of Section 4975 of the Code;

          (b) adopt an amendment to any Pension Benefit Plan requiring the provision of security under Section 307 of ERISA or Section 401(a)(29) of the
Code;

          (c) terminate any Pension Benefit Plan under Section 4041(c) of ERISA without the prior consent of the Agent;

          (d) fail in any material respect to make payment when due (including permissible extensions) of all amounts which, under the provisions of any
Employee Plan or Multiemployer Plan, it is required to pay as contributions thereto or as premiums to the PBGC, or, with respect to any Pension Benefit
Plan, permit to exist any material "accumulated funding deficiency" (within the meaning of Section 302 of ERISA and Section 412 of the Code); or

          (e) enter into a new agreement or agreements that would obligate a
Credit Party or any ERISA Affiliate to make contributions to a Multiemployer
Plan subject to subtitle (e) of Title IV of ERISA in excess of $50,000 per year or $250,000 in the aggregate during the term of this Agreement, or to create, extend or increase an obligation to provide health or medical benefits for retirees (other than at retiree's sole expense) of a Credit Party or an ERISA
Affiliate.

          Section 9.12. AMENDMENT AND MODIFICATION OF CERTAIN DOCUMENTS. (a)
Directly or indirectly, amend, modify, supplement, waive compliance with, seek a waiver under, or assent to noncompliance with, any term, provision or condition of the Senior Note Indenture or any Senior Note, the Tax Allocation Agreement,
the articles or certificate of incorporation or by-laws (other than to increase the number of authorized shares of common stock of the Parent) of the Parent,
Finlay or any Subsidiary thereof or any certificate of designation of preferred stock of any thereof or, in a manner adverse to the Agent or any Lender, any material term or provision of (i) any Employment Agreement with any Person who is, without regard to such Employment Agreement or duties or roles thereunder, an Affiliate of the Parent, the Borrowers or any of their respective
Subsidiaries, (ii) the Shareholders Agreement, (iii) the Registration Rights
Agreement, (iv) the Indemnification Agreements, or (v) any one or more of the
Gold Consignment Documents (other than modifying the advance rate percentages set

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forth in the definition of "Consignment Limit" and modifying the percentage in clause (b) of the definition of "Consignment Fixed Rate" to a percentage not exceeding three percent (3%)), provided that, at any time Finlay and Parent may terminate the Tax Allocation Agreement in the exercise of their discretion.

          (b) Directly or indirectly, amend, modify, supplement, waive compliance with, seek a waiver under, or assent to noncompliance with, any material term or provision of any other agreement, instrument or document to which the Parent or any of its Subsidiaries is a party (including, without limitation, the Long Term Incentive Plan) in a manner that will have a Material
Adverse Effect.

          (c) Notwithstanding anything to the contrary provided for in this
Section 9.12 or elsewhere in this Agreement, (i) the Carlyle Credit Parties and
Finlay may execute and deliver the First Supplemental Indenture supplementing the Senior Indenture and (ii) Finlay and eFinlay may execute and deliver the
Consent and Agreement dated as of the date hereof required under the Gold
Consignment Agreement consenting to the Acquisition.

          Section 9.13. FISCAL YEAR. Change its Fiscal Year; provided that
Carlyle may change its Fiscal Year to Finlay's Fiscal Year.

          Section 9.14. CHANGE OF BUSINESS. Alter the nature of its business in any material respect (it being understood that Finlay and eFinlay shall be permitted to engage in the business of selling inventory through websites) or except as provided in Sections 9.5(a), (b) and (c) hereof, sell any Inventory other than Inventory sold under a License Agreement and Unapproved License
Agreements or Inventory sold at an Independent Retail Store. For the avoidance of doubt, the Carlyle Credit Parties may continue to conduct their businesses as conducted by them immediately prior to the Acquisition, including the leasing and operation of Independent Retail Stores.

          Section 9.15. NO NEGATIVE PLEDGES. Enter into or become subject to, directly or indirectly, including, without limitation, as a non-party Subsidiary of a party to any agreement, any agreement other than agreements entered into on or before the Closing Date (including, without limitation, the Restated
Certificate of Incorporation of the Parent and the Gold Consignment Documents)
(a) prohibiting or restricting, in any manner (including, without limitation, by way of covenant, representation or event of default), (i) the incurrence, creation or assumption of any Indebtedness, or any Lien upon any property of any
Credit Party, except restrictions in a Capital Lease or other purchase money financing agreement permitted hereunder relating to the asset financed and except restrictions in any software or other intellectual property license agreement pertaining to such licensed software or intellectual property thereunder, (ii) the sale, disposition or pledge of any asset of any Credit
Party, except restrictions in a Capital Lease or other purchase money financing agreement permitted hereunder relating to the asset financed thereunder, (iii)
any investments of any Credit Party, (iv) any Capital Expenditures by any Credit
Party, (v) any acquisition, merger or consolidation involving any Credit Party,
(vi) any change in control of any Credit Party, or (vii) any amendment or supplement to or waiver under this Agreement or any other Loan Document or other document relating to the Obligations, or (b) which provides that any default by any Credit Party which is not a party to such agreement of any obligation not arising under such agreement is a default under such agreement.

          Section 9.16. RENTAL OBLIGATIONS. Incur, create, assume or permit to exist, in respect of leases of real or personal property, (a) obligations in any amount in respect of percentage rentals, except under the License Agreements or real estate leases for any Independent Retail Store, or (b) rental obligations or other commitments thereunder (other than Capitalized Lease Obligations) to make any direct or indirect payment, whether as rent or otherwise, for fixed or minimum rentals (including minimum payments (and excluding all other payments)
under the License Agreements) in excess of $15,000,000 for the Parent and its
Subsidiaries for any Fiscal Year.

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          Section 9.17. LEASE-BACKS. Enter into any arrangements, directly or indirectly, with any Person, whereby the Parent or any Subsidiary thereof shall sell or transfer any property, whether now owned or hereafter acquired, used or useful in its business, in connection with the rental or lease of the property so sold or transferred or of other property which the Parent or any Subsidiary thereof intends to use for substantially the same purpose or purposes as the property so sold or transferred.

          Section 9.18. CAPITAL STOCK. Issue or sell, or permit any of its
Subsidiaries to issue or sell, any of its capital stock or any rights, warrants or options to acquire any of its capital stock, or sell or otherwise dispose of, or permit any of its Subsidiaries to sell or otherwise dispose of, any capital stock of any of its Subsidiaries other than, subject to Section 10.1(j) hereof, issuances or sales by the Parent of common stock or warrants or other rights to purchase common stock of the Parent.

          Section 9.19. DEBT INCURRENCE AND PAYMENTS TO THE PARENT. Incur, agree to incur or suffer to exist the incurrence of any obligation to or for the account of the Parent or any Subsidiary thereof or make, agree to make or suffer to exist the making of any (i) payment, (ii) distribution or (iii) transfer or other disposition of assets or property, in each instance of any kind (whether in cash, assets, stock or otherwise), to or for the account of the Parent or any
Subsidiary thereof (whether in the form of a dividend, loan, return of capital, management or consulting fee or otherwise), other than as expressly permitted under this Agreement.

          Section 9.20. THE PARENT. Except as permitted under Section 9.6 hereof, the Parent shall engage in no business other than ownership of stock of
Finlay, and shall not own, acquire or lease any property, other than such stock.

          Section 9.21. INDENTURE GUARANTEES. Other than as set forth on
Schedule 9.21 hereto, engage in any transaction (or series of related transactions) which would cause any Subsidiary of the Parent to be obligated to guarantee the obligations of Finlay under the Senior Notes.

          SECTION 10. DEFAULTS AND REMEDIES.

          Section 10.1. EVENTS OF DEFAULT. If any one or more of the following events (herein called "Events of Default") shall occur for any reason whatsoever
(and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) default shall be made in the due and punctual payment of the principal of the Revolving Loan or in the due and punctual reimbursement of any payments made by any L/C Issuer under any Letter of Credit or of any payments made by any Agent or any Lender to such L/C Issuer in respect of indemnity or guaranty obligations of such Agent or Lender to such L/C Issuer with respect to a Letter of Credit, when and as the same shall become due and payable whether pursuant to Section 2 or 2A, at maturity, by acceleration or otherwise; or

          (b) default shall be made in the due and punctual payment of any amount of interest on the Loan or of any fee or other amount owing to any
Lender, any L/C Issuer, or the Agent pursuant to any of the Loan Documents, when and as such amount of interest, fee or other amount shall become due and payable and such default shall continue unremedied for three (3) days; or

          (c) default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision (other than as described in clause (a) or (b) above) contained in this Agreement or any other Loan
Document or in any instrument or document evidencing or creating any obligation, guaranty or Lien in favor of the Agent or delivered to the Lenders, any L/C
Issuer or the Agent in connection with or pursuant to this Agreement or any
Obligations, and, except in the case of the

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agreements and covenants contained in Sections 8.1, 8.2, 8.3, 8.6 through and including 8.14, 8.16, 8.17 and 8.19 through and including 8.22 and Section 9 (as to each of which Sections no notice or grace period shall apply), continuance of such default for a period of thirty (30) days following Written Notice to the
Borrowers, or if this Agreement or any other Loan Document or any such other instrument or document shall terminate or be terminated or become void or unenforceable for any reason whatsoever or any Lien created under any Security
Document shall cease to be a valid and perfected first priority Lien (except as otherwise permitted by this Agreement) in any of the Collateral purported to be covered thereby; or

          (d) (i) one or more defaults shall occur in the payment of any principal, interest or premium with respect to any Indebtedness for Borrowed
Money or any obligation which is the substantive equivalent of Indebtedness for
Borrowed Money (including, without limitation, obligations under conditional sales contracts, Capital Leases and the like) of which any Credit Party is principal, guarantor or other surety, and such default shall continue for more than the period of grace, if any, specified therefor in the documents governing same, or (ii) one or more defaults shall occur under any agreement or instrument under or pursuant to which any such Indebtedness for Borrowed Money or obligation may have been issued, created, assumed, guaranteed or secured by any
Credit Party and, in the case of clause (ii) of this Subsection 10.1(d), such default shall continue for more than the period of grace, if any, therein specified, or (iii) any such Indebtedness for Borrowed Money or obligation shall be declared due and payable prior to the stated maturity thereof; and the aggregate principal amount of all such Indebtedness for Borrowed Money and obligations as to which any such matters under clauses (i), (ii) or (iii) occur shall exceed $500,000; or

          (e) any information contained in any Borrowing Base Certificate is untrue or incorrect in any respect, or any representation, warranty or other statement of fact given herein or in any writing, certificate, report or statement at any time furnished to any Lender, any L/C Issuer or the Agent pursuant to or in connection with this Agreement, any other Loan Document, or any other document or instrument furnished to any Lender, any L/C Issuer or the
Agent relating to the transactions contemplated by this Agreement (other than a
Borrowing Base Certificate, and otherwise including, without limitation, a
Borrower's Certificate), shall be false in any material respect when given or deemed given; or

          (f) any Credit Party shall (i) be unable to pay its debts generally as they become due or admit in writing its inability to pay its debts generally;
(ii) file a petition to take advantage of any insolvency act; (iii) make an assignment for the benefit of its creditors; (iv) commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; (v) file a petition or answer seeking reorganization or arrangement or similar relief under the Federal
Bankruptcy Code or any other applicable law or statute of the United States of
America, any state or commonwealth thereof or otherwise; or (vi) by appropriate proceedings of the board of directors of any Credit Party or other governing body, authorize the filing of any such petition, making of such assignment or commencement of such a proceeding; or

          (g) a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of any Credit Party or of the whole or any substantial part of its properties, or approve a petition filed against any Credit Party seeking reorganization or arrangement or similar relief under the Federal Bankruptcy Code or any other applicable law or statute of the United States of America, any state or commonwealth thereof or otherwise; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of any Credit Party or of the whole or any substantial part of its properties; or if there is commenced against any Credit Party any proceeding for any of the foregoing relief and such proceeding or petition remains undismissed for a period of thirty (30) days; or if any Credit Party by any act indicates its consent to or approval of any such proceeding or petition;
or

          (h) (i) a final judgment shall be rendered against a Credit Party which, by itself or with other outstanding final judgments against such Credit
Party, exceeds in the aggregate $500,000 and if, within thirty (30) days after entry thereof, such judgment shall not have been discharged or

                                       96

execution thereof stayed pending appeal, or if, within thirty (30) days after the expiration of any such stay, such judgment shall not have been discharged;
or (ii) any of the assets of a Credit Party shall be attached, seized, levied upon or subject to an injunction, execution, writ or distress warrant and shall remain unstayed or undismissed for a period of thirty (30) days, which by itself or together with all other attachments, seizures, levies, injunctions, executions, writs or distress warrants against properties of such Credit Party remaining unstayed or undismissed for a period of thirty (30) days, is for an amount in excess of $500,000; or (iii) any final non-monetary judgment or order shall be rendered against a Credit Party that might reasonably be expected to have a Material Adverse Effect and if, within thirty (30) days after entry thereof, such non-monetary judgment or order shall not have been discharged or execution thereof stayed pending appeal, or if, within thirty (30) days after the expiration of any such stay, such judgment or order shall not have been discharged; or

          (i) (i) a Reportable Event shall have occurred with respect to a
Pension Benefit Plan other than a Reportable Event as to which the provision of
30 days notice to the PBGC is waived under applicable provisions;

               (ii) any Credit Party or any ERISA Affiliate or an administrator of any Pension Benefit Plan shall have filed a notice of intent to terminate a Pension Benefit Plan in a "distress termination" under the provisions of Section 4041(c) of ERISA;

               (iii) any Credit Party or any ERISA Affiliate or an administrator of a Pension Benefit Plan shall have received a notice that the PBGC has instituted proceedings to terminate (or appoint a trustee to administer) a Pension Benefit Plan;

               (iv) any other event or condition exists which might reasonably be expected, in the reasonable opinion of the Majority Lenders, to constitute grounds under the provisions of Section 4042(a)(1) or (2)
          of ERISA for the termination of (or the appointment of a trustee to administer) any Pension Benefit Plan by the PBGC;

               (v) any Credit Party or any ERISA Affiliate has incurred or is likely to incur a liability under the provisions of Section 4063, 4064 or 4201 of ERISA;

               (vi) any Person shall engage in any transaction in connection with which any Credit Party or any ERISA Affiliate could be subject to either a civil penalty assessed pursuant to the provisions of Section
          502(i) of ERISA or a tax imposed under the provisions of Section 4975 of the Code; or

               (vii) any Credit Party or any ERISA Affiliate fails to pay the full amount of any installment due under Section 412(m) of the Code or any "accumulated funding deficiency" (within the meaning of Section
          302 of ERISA and Section 412 of the Code) shall exist with respect to any Pension Benefit Plan;

and in each case in clauses (i) through (vii) above, in the opinion of the
Majority Lenders, such event or condition, together with all other such events or conditions, could reasonably be expected to subject a Credit Party or any
ERISA Affiliate to any tax, penalty or other liabilities which in the aggregate would be material in relation to the business, operations, liabilities, assets, properties, prospects or condition (financial or otherwise) of such Credit Party or such ERISA Affiliate; or

          (j) a Change of Control shall occur; or

          (k) Any Borrower or Parent shall suspend the operation of a material portion of its business as presently conducted or there shall occur the loss, theft, substantial damage to, condemnation of, exercise of right of eminent domain with respect to or destruction of, any Collateral not fully covered by insurance (except for deductibles), which by itself or with other such losses, thefts, damage,

                                       97

condemnation or destruction of, or exercise of right of eminent domain with respect to, Collateral, shall constitute a Material Adverse Effect; or

          (l) (A) (i) any Unapproved License Agreement or License Agreement
shall be cancelled, terminated (other than termination at the end of the originally scheduled or renewed or extended term of an Unapproved License
Agreement or License Agreement) or no longer in full force or effect (excluding any License Agreement which continues to be an arrangement approved in writing by the Agent, whether or not such approval has been rescinded) or the licensor or licensors under such Unapproved License Agreement or License Agreement shall be debtors under any Chapter of the Federal Bankruptcy Code (any of the foregoing events, a "License Termination Event"), (ii) as of the date three (3)
months following such License Termination Event, the excess of (x) the amount of the gross revenues of Finlay arising from such Unapproved License Agreement or
License Agreement plus the gross revenues arising from Unapproved License
Agreements and License Agreements as to which previous License Termination
Events shall have occurred during the period beginning on the Closing Date and ending on the date of determination (gross revenues being calculated by the
Agent, in the case of any Unapproved License Agreement or License Agreement
which had been in effect for at least twelve (12) calendar months as of the end of such period, for such period of twelve calendar months, and, in the case of any Unapproved License Agreement or License Agreement which had been in effect for less than twelve (12) calendar months as of the end of such period, on a seasonally adjusted twelve (12) month pro forma basis based upon results for the number of full calendar months during which such Unapproved License Agreement or
License Agreement was in effect), over (y) the amount of gross revenues of
Finlay arising from any Unapproved License Agreements and License Agreements
entered into within the period beginning on the Closing Date and ending on such date of determination, and remaining in full force and effect as of such date of determination (gross revenues being calculated by the Agent, in the case of any
Unapproved License Agreements or License Agreements which have been in effect for at least twelve months, on a seasonally adjusted twelve month pro forma basis based upon results for the number of full calendar months during which such Unapproved License Agreement or License Agreement was in effect, and, in the case of any Unapproved License Agreement or License Agreement which has been in effect for less than twelve (12) months, based upon Finlay's internally generated projection of gross revenues for such Unapproved License Agreement or
License Agreement for the twelve (12) month period following the first date of operation under such Unapproved License Agreement or License Agreement as delivered to the Agent under Section 8.19(b) hereof) shall equal or exceed 10%
of the gross revenues of Finlay for the period of twelve (12) consecutive full calendar months (treating the month ending on the last Saturday of January as a full calendar month) ending on or nearest preceding such date of determination and (iii) such License Termination Event shall represent a Material Adverse
Effect or (B) there shall occur a License Termination Event with respect to an
Unapproved License Agreement or License Agreement that accounted for, in any fiscal period of twelve consecutive full calendar months (treating the month ending on the last Saturday of January as a full calendar month), more than 20%
of the gross revenues of Finlay;

          (m) any "Event of Default" under and as defined in the Gold
Consignment Agreement shall occur; or

          (n) a default by a Carlyle Credit Party shall occur under the
Receivables Purchase Agreements and such default shall continue for more than the period of grace, if any, therein specified or any notice of the termination thereof shall be given by the Receivables Purchaser as a result of any such default by a Carlyle Credit Party under the Receivable Purchase Agreements;

then, and in any such event and at any time thereafter, if such or any other
Event of Default shall then be continuing:

                         (A) either or both of the following actions may be
                    taken: (i) the Agent may, at its option, or, the Agent
                    shall, upon the direction of the Majority Lenders, declare any obligation to lend or issue or cause the

                                       98

                    issuance of Letters of Credit hereunder terminated,
                    whereupon such obligation to make further loans or issue or cause the issuance of Letters of Credit hereunder, as the
                    case may be, shall terminate immediately, and (ii) the Agent may, at its option, or, the Agent shall, upon the direction of the Majority Lenders, declare any or all of the
                    Obligations to be due and payable, and the same, all
                    interest accrued thereon and all other obligations of the
                    Borrowers to the Agent, each L/C Issuer and the Lenders
                    under or in connection with the Loan Documents shall
                    forthwith become due and payable without presentment,
                    demand, protest or notice of any kind, all of which are
                    hereby expressly waived, anything contained herein or in any instrument evidencing the Obligations to the contrary
                    notwithstanding; provided, however, that notwithstanding the above, if there shall occur an Event of Default under
                    paragraph (f) or (g) above (other than under clause (i) of paragraph (f)), then the obligation of the Lenders to lend and of any L/C Issuer to issue or cause the issuance of any
                    Letters of Credit hereunder shall automatically terminate
                    and any and all of the Obligations shall be immediately due and payable without any action by the Agent, any L/C Issuer or any Lender;

                         (B) the Agent shall have and may exercise all rights
                    and remedies of a mortgagee or a secured party under the UCC in effect in the State of New York at such time, whether or not applicable to the affected Collateral, and otherwise,
                    including, without limitation, the right to foreclose the
                    Liens granted herein or in any of the Security Documents by any available judicial procedure and/or to take possession of any or all of the Collateral, the other security for the
                    Obligations and the books and records relating thereto, with or without judicial process; for the purposes of the
                    preceding sentence, the Agent may enter upon any or all of the premises where any of the Collateral, such other
                    security or books or records may be situated and take
                    possession and remove the same therefrom; and

                         (C) the Agent shall have the right, in its sole
                    discretion, to determine which rights, Liens or remedies it shall at any time pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of them or any of the
                    Lenders' or any L/C Issuer's rights hereunder; and any
                    moneys, deposits, Accounts (including, without limitation,
                    Eligible Receivables), balances or other property which may come into any Lender's, any L/C Issuer's or the Agent's
                    hands at any time or in any manner, may be retained by such
                    Lender, any L/C Issuer or the Agent and applied to any of
                    the Indebtedness of the Credit Parties to the Agent any L/C
                    Issuer and the Lenders hereunder.

          Section 10.2. SUITS FOR ENFORCEMENT. In case any one or more Events of
Default shall occur and be continuing, the Agent on behalf of the Agent, each
L/C Issuer and the Lenders may proceed to protect and enforce their rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in any document or instrument delivered in connection with or pursuant to this Agreement or any other Loan Document, or to enforce the payment of the
Obligations or any other legal or equitable right or remedy.

          Section 10.3. RIGHTS AND REMEDIES CUMULATIVE. No right or remedy herein conferred upon the Lenders, any Issuer Lender or the Agent is intended to be exclusive of any other right

                                       99

or remedy contained herein or in any instrument or document delivered in connection with or pursuant to this Agreement or any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

          Section 10.4. RIGHTS AND REMEDIES NOT WAIVED. No course of dealing between any of the Credit Parties and any Lender, any L/C Issuer or the Agent or
any failure or delay on the part of any Lender, any L/C Issuer or the Agent in exercising any rights or remedies hereunder shall operate as a waiver of any rights or remedies of the Lenders, any L/C Issuer or the Agent and no single or partial exercise of any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.

          Section 10.5. APPLICATION OF PROCEEDS. After the occurrence of an
Event of Default and acceleration of the Obligations as herein provided, the proceeds of the Collateral and of property of Persons other than the Credit
Parties securing the Obligations and collections from each Guaranty shall be applied by the Agent to payment of the Obligations in the following order, unless a court of competent jurisdiction shall otherwise direct:

               (i) FIRST, to payment of all costs and expenses of the Agent, each L/C Issuer and the Lenders incurred in connection with the preservation, collection and enforcement of the Obligations or any
          Guaranties, or of any of the Liens granted to the Agent pursuant to the Security Documents or otherwise, including, without limitation, any amounts advanced by the Agent or the Lenders to protect or preserve the Collateral;

               (ii) SECOND, to payment of that portion of the Obligations constituting accrued and unpaid interest and fees and indemnities payable under Sections 2, 2A and 3 hereof, ratably amongst the Agent, each L/C Issuer and the Lenders in accordance with the proportion which the accrued interest and fees and indemnities payable under
          Sections 2, 2A and 3 hereof constituting the Obligations owing to the
          Agent, each L/C Issuer and each such Lender at such time bears to the aggregate amount of accrued interest and fees and indemnities payable under Sections 2, 2A and 3 hereof constituting the Obligations owing to the Agent, each L/C Issuer and all of the Lenders at such time until such interest, fees and indemnities shall be paid in full;

               (iii) THIRD, to the Agent in an amount equal to the then
          aggregate contingent Letter of Credit Obligations (to the extent that such obligations exceed Letter of Credit Cash Collateral securing the payment of same) to be held by the Agent for the payment of such
          Letter of Credit Obligations when and if due and payable;

               (iv) FOURTH, to payment of the principal of the Obligations
          (which shall exclude all contingent Letter of Credit Obligations and shall include all the other unpaid Letter of Credit Obligations), ratably amongst the Lenders and each L/C Issuer in accordance with the proportion which the principal amount of such Obligations owing to each such Lender and L/C Issuer bears to the aggregate principal amount of such Obligations owing to all of such Lenders and L/C
          Issuers until such principal of such Obligations shall be paid in full;

               (v) FIFTH, to the payment of all other Obligations, ratably amongst the Lenders in accordance with the proportion which the amount of such other Obligations owing to each such Lender bears to the aggregate principal amount of such other Obligations owing to all of the Lenders until such other Obligations shall be paid in full; and

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               (vi) SIXTH, the balance, if any, after all of the Obligations has been satisfied, shall, except as otherwise provided in the Security
          Documents, be deposited by the Agent in an operating account of the
          Borrowers with the Agent designated by the Borrowers, or paid over to such other Person or Persons as may be required by law.

          In the event that the amount of monies received by the Agent under clause (iii) above with respect to a Letter of Credit for which there are contingent Letter of Credit Obligations at the time of the Agent's receipt of such monies shall, together with any Letter of Credit Cash Collateral securing such contingent Letter of Credit Obligations which is not securing other Lenders
Debt, exceed the amount of actual payments the applicable L/C Issuer shall have made with respect to such Letter of Credit after the Agent's receipt of such monies, which determination shall be made after such Letter of Credit has been terminated or has expired, then the Agent shall apply such excess monies and
Letter of Credit Cash Collateral in accordance with this Section 10.5.

          SECTION 11. REPRESENTATIONS AND WARRANTIES.

          Each of the Parent and the Borrowers hereby represents and warrants as follows (which representations and warranties shall survive the execution and delivery of this Agreement and the making of each Revolving Advance and shall be deemed to be incorporated in each Borrowers' Certificate submitted to the Agent pursuant to Section 2.4 hereof, and shall be deemed repeated and confirmed with respect to, and as of the date of (except that a representation or warranty expressly made as of a specific date shall be deemed repeated and confirmed as of such date), each borrowing hereunder (whether requested by Borrower
Representative or deemed requested by Borrower Representative) and of each issuance of a Letter of Credit):

          Section 11.1. CORPORATE STATUS. (a) Each Credit Party is a duly organized and validly existing corporation in good standing under the laws of the state of its incorporation with perpetual corporate existence, and has the corporate power and authority to own its properties and to transact the business in which it is engaged or presently proposes to engage.

          (b) Each Credit Party is qualified as a foreign corporation and in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except where the failure to so qualify would not have a Material
Adverse Effect.

          (c) The capital stock of the Borrowers and their Subsidiaries is owned free and clear of all Liens, except (i) Liens in favor of the Agent for the benefit of the Lenders and (ii) with respect to the capital stock of Finlay.

          (d) None of the Credit Parties has any Subsidiaries except as set forth on Schedule 11.1 hereto, which Schedule 11.1 correctly sets forth the name of each such Subsidiary, its jurisdiction of incorporation and a statement of the outstanding capitalization and ownership of capital stock of each such
Subsidiary as of the date of delivery of such Schedule 11.1. Except as set forth on Schedule 11.1, other than the Carlyle Credit Parties, Finlay Jewelry, Inc.,
Finlay Merchandising and eFinlay, no Subsidiary of any Borrower engages in any business operations or owns any real or personal property.

          Section 11.2. POWER AND AUTHORITY. Each of the Credit Parties has the
corporate power and authority to execute, deliver and perform the terms and provisions of this Agreement and the other Loan Documents to which it is a party and all instruments and documents delivered by it pursuant hereto and thereto and each of the Credit Parties has duly taken or caused to be duly taken all necessary corporate action (including, without limitation, the obtaining of any consent of stockholders required by law or its certificate of incorporation or by-laws), to authorize the execution, delivery and performance of this Agreement and each other Loan Document, in each case to which it is a party, and the instruments

                                      101

and documents delivered by it pursuant hereto and thereto. Each of this
Agreement, the other Loan Documents, and each of the other instruments and documents executed and delivered by any of the Credit Parties pursuant hereto and thereto to which it is a party constitutes a legal, valid and binding obligation of such Person, and is enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general equity principles.

          Section 11.3. NO VIOLATION OF AGREEMENTS. None of the Credit Parties
is in violation of any provision of its certificate or articles of incorporation, as the case may be, or its by-laws or is in default under any indenture, mortgage, deed of trust, agreement or other instrument to which any of them is a party or by which any of them may be bound, which default is reasonably likely to have a Material Adverse Effect. Neither the execution and delivery of this Agreement, the other Loan Documents, or any of the instruments and documents to be delivered pursuant hereto or thereto, the consummation of the transactions herein and therein contemplated nor the compliance with any of the provisions hereof or thereof, will violate any provision of the certificate or articles of incorporation, as the case may be, or by-laws of any Credit Party or any law or regulation, or any order or decree of any court or governmental instrumentality, or will (i) conflict with, or result in the breach of, or constitute a default or permit termination under, any material lease, indenture, mortgage, deed of trust, agreement or other instrument to which any Credit Party is a party or by which any of them or their respective properties may be bound, or (ii) except for (x) Liens in favor of the Agent for the benefit of the
Lenders and (y) Liens in favor of HSBC Bank USA pursuant to the Security and
Pledge Agreement covering the capital stock of Finlay, result in the creation or imposition of any Lien on any property of any Credit Party.

          Section 11.4. NO LITIGATION. (a) There are no actions, suits or proceedings pending, or, to the best knowledge of the Parent or the Borrowers threatened, against any of the Credit Parties or any of their respective
Subsidiaries before any court, arbitrator or governmental or administrative body or agency which challenge the validity or propriety of the transactions contemplated under this Agreement, the other Loan Documents, or the documents, instruments and agreements executed or delivered in connection herewith, therewith or related thereto, and which, if adversely determined, might reasonably be expected to have a Material Adverse Effect.

          (b) No Credit Party or any Subsidiary thereof is in default in any material respect under any applicable statute, rule, order, decree or regulation of any court, arbitrator or governmental body or agency having jurisdiction over such Credit Party or Subsidiary.

          (c) No judgment, order, injunction or other similar restraint with respect to any Credit Party or any Subsidiary thereof exists which prohibits any of the other transactions contemplated hereby or in connection therewith or herewith.

          Section 11.5. GOOD TITLE TO PROPERTIES. (a) Except as set forth on
Schedule 11.5 hereto, neither the Credit Parties nor any of their respective
Subsidiaries own title to any real estate. Schedule 11.5 hereto correctly identifies, categorized by Borrower or Subsidiary of any Borrower, each parcel of real estate leased or owned by or to Borrowers or any Subsidiary of the
Borrowers, together in each case with an accurate street address and description of the use of such parcel, and each other interest in real property owned, leased or granted to or held by the Borrowers or any Subsidiary of the
Borrowers. All real property leased or owned by the Borrowers and their
Subsidiaries is set forth on Schedule 11.5. Neither the Borrowers nor their
Subsidiaries is lessor under any leases other than as set forth on Schedule
11.5. With respect to each such leased property (it being understood that the provisions of clauses (i) and (iii) below shall only apply to leases covering entire facilities or structures and not space leases) except as set forth on
Schedule 11.5:

               (i) no structure owned or leased by the Borrowers or any
          Subsidiary of the Borrowers fails to conform in any material respect with applicable ordinances, regulations, zoning laws and restrictive covenants (including in any such case and

                                      102

          without limitation those relating to environmental protection) nor encroaches upon property of others, nor is any such real property encroached upon by structures of others in any case in any manner that would reasonably likely have a Material Adverse Effect;

               (ii) no charges or violations have been filed, served, made or threatened, to the knowledge of the Borrowers and their Subsidiaries, against or relating to any such property or structure or any of the operations conducted at any such property or structure, as a result of any violation or alleged violation of any applicable ordinances, requirements, regulations, zoning laws or restrictive covenants
          (including in any such case and without limitation those relating to environmental protection) or as a result of any encroachment on the property of others where the effect of same is reasonably likely to have a Material Adverse Effect;

               (iii) other than pursuant to applicable laws, rules, regulations or ordinances, covenants that run with the land or provisions in the applicable leases or matters described on Schedule 11.5, there exists no restriction on the use, transfer or mortgaging of any such property;

               (iv) the Borrowers and each of their Subsidiaries have adequate permanent rights of ingress to and egress from any such property used by it for the operations conducted thereon;

               (v) except as disclosed on Schedule 8.18 hereto, there are no developments affecting any of the real property or interests therein identified on Schedule 11.5 pending or threatened which might reasonably be expected to curtail or interfere in any material respect with the use of such property for the purposes for which it is now used;

               (vi) neither the Borrowers nor any of their Subsidiaries has any option (other than under any lease disclosed on Schedule 11.5) in, or any right or obligation to acquire any interest in, any real property;

               (vii) all permits, licenses and approvals from governmental bodies, agencies or authorities having jurisdiction over each such property which are necessary and required to be obtained by the tenant to permit the use and occupancy of such property for the purposes for which it is now used have been duly and validly issued and are in full force and effect, except for permits, licenses or approvals which, if not in full force and effect would not have a Material Adverse Effect;

               (viii) the Borrowers or their Subsidiaries have all the right, title and interest of the lessee in each such lease and presently occupy the property leased by them as lessee under each such lease to the extent not subleased; except as disclosed on Schedule 8.18 hereto, no consent under any such lease is necessary for the consummation of the transactions contemplated hereby; no event has occurred which
          (with the giving of notice or passage of time or both) would impair any right of such party to exercise and obtain the benefits of any options contained in any such lease; and there is no default under or any reasonable basis for acceleration or termination of, nor has any event occurred which (with the giving of notice or passage of time or both) would constitute a default under, any such lease, except for any such default which would not have a Material Adverse Effect; and

               (ix) municipal water service, storm sewer, sanitary sewer
          facilities, and telephone, electric and/or gas service are available to serve all parcels of real property identified on Schedule 11.5 at the lot lines of such parcels, except where the failure to have such availability would not have a Material Adverse Effect.

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          (b) The buildings, improvements and fixtures, if any, of the Borrowers and their Subsidiaries are in all material respects structurally sound with no known material defects and are in good operating condition and repair, normal wear and tear excepted.

          (c) Neither the whole nor any portion of the property or leaseholds of the Borrowers or any of their Subsidiaries described on Schedule 11.5 is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any governmental body or other entity with or without payment of compensation therefor, nor has any such condemnation, expropriation or taking been proposed to Finlay or any of its Subsidiaries.

          (d) Each of Finlay and its Subsidiaries owns good and marketable title to, or valid leasehold interests in or license rights in, all of the property and assets necessary to properly conduct its business subject to no Liens except the Liens permitted pursuant to Section 9.2 hereof.

          (e) As to any fee simple title any of the Credit Parties and their respective Subsidiaries shall hereafter acquire, each of them shall be deemed, as of the date of such acquisition and as of the date of each Revolving Advance thereafter to have repeated the representations and warranties contained in (a)
through (d) above with respect to such property.

          Section 11.6. FINANCIAL STATEMENTS AND CONDITION. (a) Each of the
Financial Statements presents fairly in accordance with GAAP (i) the financial position of the Parent and its Subsidiaries as of the date of such financial statements and (ii) the results of operations of the Parent and its Subsidiaries for such period. Neither the Parent nor its Subsidiaries had any material direct or indirect contingent liabilities as of the date of the Financial Statements which are not reserved for therein or which in accordance with GAAP would have to be included in footnotes thereto. Each of the Financial Statements has been prepared in accordance with GAAP applied on a basis consistently maintained throughout the period involved (except as described therein). There has been no material adverse change in the business, operations, liabilities, assets, properties, prospects or condition (financial or otherwise) of the Parent and its Subsidiaries, taken as a whole, since the Reference Date.

          (b) The Agent has been furnished projections of the future performance of the Parent and its Subsidiaries. The projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Parent and the Borrowers to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by such projections may differ from the projected results. No fact is known to any Credit Party as of the Closing Date which would have a
Material Adverse Effect, that has not been set forth in the financial statements referred to in this Section 11.6 or disclosed herein or otherwise disclosed to the Agent in writing prior to the Closing Date.

          Section 11.7. TRADEMARKS, PATENTS, ETC. Except as set forth on
Schedule 11.7, each of the Credit Parties owns or possesses all the Intellectual
Property adequate for the conduct of its business, without, to the best of its knowledge, conflict with the rights or claimed rights of others.

          Section 11.8. TAX LIABILITY. All federal income tax returns required to be filed by the Parent and its Subsidiaries (and each Affiliate with which the Parent or its Subsidiaries files consolidated, combined or unitary returns)
and all other material tax returns, reports and statements, domestic or foreign, have been filed with the appropriate governmental agencies in all jurisdictions in which such returns, reports and statements are required to be filed, and all
Charges and other impositions shown thereon to be due and payable have been paid prior to the date in which any fine, penalty, interest, of late charge or loss may be added thereto for nonpayment thereof, or any such fine, penalty, interest, late charge or loss has been paid. Each of the Parent and its
Subsidiaries (and each such Affiliate) has paid when due and payable all material Charges required to be paid by it. Proper and accurate amounts have been withheld by the Parent and its Subsidiaries (and each such Affiliate) from their respective employees

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for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective governmental agencies. Schedule 11.8 sets forth, for each of the Parent and its
Subsidiaries (and each such Affiliate), those taxable years for which its tax returns have been filed for all periods after December 1, 1994 or are being audited as of the date hereof by the Internal Revenue Service or any other applicable Governmental Authority. No issue has been raised in writing or, if not in writing, to the Borrowers' knowledge in any such examination that, by application of similar principles, reasonably may be expected to result in assertion of a material deficiency for any other taxable year not so examined that has not been accrued on the Financial Statements that would be required to be so accrued in accordance with GAAP. Except as set forth in Schedule 11.8 hereto, neither the Parent nor any of its Subsidiaries has, as of the date hereof, executed or filed with the Internal Revenue Service or, to its knowledge, any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. Except as set forth on Schedule 11.8 hereto, neither the Parent nor any of its Subsidiaries has agreed or has been requested to make any adjustment under Code Section 481(a) by reason of a change in accounting method initiated by the Borrowers or any of their Subsidiaries. Except for the
Tax Allocation Agreement, neither the Parent nor any of its Subsidiaries has any obligation under any tax sharing agreement.

          Section 11.9. GOVERNMENTAL ACTION. No action of, or filing with, any governmental or public body or authority (other than normal reporting requirements or filing as to Collateral under the provisions of Section 4 hereof) is required to authorize, or is otherwise required in connection with, the execution, delivery or performance by the Borrowers and the Parent or any of their respective Subsidiaries of this Agreement, the Security Documents, any
Guaranty, the Notes, the other Loan Documents or any of the instruments or documents to be delivered pursuant hereto or thereto, except such as have been made or will be made as contemplated by such agreements.

          Section 11.10. DISCLOSURE. Neither the Schedules hereto, nor the
Financial Statements, nor the certificates, statements, reports or other documents furnished to any Lender or the Agent by or on behalf of any of the
Credit Parties in connection herewith or in connection with any transaction contemplated hereby, nor this Agreement or any other Loan Document, contains, at the time furnished, any untrue statement of a material fact or omits to state any material fact (known to any such Person in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made.

          Section 11.11. REGULATION U. None of the Credit Parties or any of
their respective Subsidiaries owns any "margin stock" as such term is defined in
Regulation U, as amended (12 C.F.R. Part 221), of the Board. The proceeds of the borrowings made hereunder will be used only for the purposes set forth in
Section 7 hereof. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute the Loan under this Agreement a "purpose credit" within the meaning of said Regulation U or Regulation X (12 C.F.R. Part 224) of the Board. None of the Credit Parties or
any of their respective Subsidiaries or any agent acting in its behalf has taken or will take any action which might cause this Agreement or any of the documents or instruments delivered pursuant hereto to violate any regulation of the Board or to violate the Securities Exchange Act of 1934 or any applicable state securities laws.

          Section 11.12. INVESTMENT COMPANY. None of the Credit Parties or any
of their respective Subsidiaries is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. Sections 80a-1, et seq.). None of the transactions contemplated by this Agreement or the other Loan Documents shall violate the
Investment Company Act of 1940, as amended.

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          Section 11.13. EMPLOYEE BENEFIT PLANS. Neither any Credit Party nor
any ERISA Affiliate maintains or contributes to any Employee Plan or any
Multiemployer Plan other than those listed on Schedule 11.13 hereto. Each plan of any Credit Party or any ERISA Affiliate which is not a Multiemployer Plan and which is intended to be tax qualified under Code Section 401(a), has been determined by the Internal Revenue Service to qualify under Code Section 401(a), and the trusts created thereunder have been determined to be exempt from tax under the provisions of Code Section 501(a). Nothing has occurred with regard to any such plan which would cause the loss of such qualification or the imposition of any Code or ERISA tax liability or penalty to any Credit Party, or any ERISA
Affiliate. Except as set forth on Schedule 11.13 hereto, with respect to each
Employee Plan, all material reports required under ERISA or any other applicable law or regulation to be filed by any Credit Party or any ERISA Affiliate with the relevant Governmental Authority have been duly filed and all such reports are true and correct in all material respects as of the date given. Neither any
Credit Party nor any ERISA Affiliate has engaged in a "prohibited transaction,"
as such term is defined in Code Section 4975 and Title I of ERISA, in connection with any Employee Plan which would subject any Credit Party or any ERISA
Affiliate (after giving effect to any exemption) to a tax or penalty on prohibited transactions imposed by Code Section 4975 or Section 502 of ERISA which is either material or is attributable to a knowing violation of either of such sections. No Pension Benefit Plan has incurred an ERISA Event, nor has any material accumulated funding deficiency (as defined in Code Section 412(a)) been incurred (without regard to any waiver granted under Code Section 412), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Benefit Plan. The value of the assets of each
Pension Benefit Plan subject to Title IV of ERISA equalled or exceeded the present value of the "benefit liabilities," as defined in Title IV of ERISA of such plan as of the end of the preceding plan year using plan actuarial assumptions as in effect for such plan year. The funding methods used in connection with each Pension Benefit Plan are acceptable under ERISA and the actuarial assumptions and methods used in connection with such funding are reasonable. There are no claims (other than claims for benefits in the normal course), actions or lawsuits asserted in writing or instituted against, and neither any Credit Party nor any ERISA Affiliate has knowledge of any threatened litigation or claims (other than claims for benefits in the ordinary course), which would result in material liability against (i) the assets of any Pension
Benefit Plan or against any fiduciary of such Plan with respect to the operation of such Plan or (ii) the assets of any employee welfare benefit plan (other than a Multiemployer Plan) within the meaning of ERISA Section 3(l) or against any fiduciary thereof with respect to the operation of any such plan. Neither any
Credit Party nor any ERISA Affiliate has incurred (a) any material liability to the PBGC (other than routine claims and premium payments), (b) any material withdrawal liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such material liability) under
Section 4201 of ERISA as a result of a complete or partial withdrawal (within the meaning of Section 4203 or 4205 of ERISA) from a Multiemployer Plan or (c)
any material liability under ERISA Section 4062 to the PBGC, or to a trustee appointed under ERISA Section 4042. No Credit Party or ERISA Affiliate has been notified or otherwise has knowledge that any Multiemployer Plan is insolvent or in reorganization within the meanings of Sections 4245 and 4241 of ERISA.
Neither any Credit Party nor any ERISA Affiliate nor any organization to which any Credit Party or any such ERISA Affiliate is a successor or parent corporation within the meaning of ERISA Section 4069(b) has engaged in a transaction within the meaning of ERISA Section 4069(a). Neither any Credit
Party nor any ERISA Affiliate maintains an established welfare benefit plan within the meaning of Section 3(1) of ERISA, other than those listed on Schedule
11.13 hereto, which provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment except as may be required by the Consolidated Omnibus
Budget Reconciliation Act of 1985, as amended ("COBRA"), and the regulations thereunder or by applicable federal or other statutory law or regulation
(whether domestic or foreign). Each Credit Party and each ERISA Affiliate maintaining a welfare benefit plan (other than a Multiemployer Plan) within the meaning of Section 3(1) of ERISA has complied with the notice and continuation coverage requirements of COBRA and the regulations thereunder so as not to result in any material loss of deduction under Section 162 of the Code or any material tax, penalty or liability to any such Credit Party or any such ERISA
Affiliate.

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          Section 11.14. [Intentionally Deleted]

          Section 11.15. PERMITS, ETC. (a) Each Credit Party and each Subsidiary thereof possesses all material permits, licenses, approvals and consents of
Federal, state and local governments and regulatory authorities required to conduct its business as presently conducted and proposed to be conducted;

          (b) Each such permit, license, approval and consent is and will be in full force and effect, and no event has occurred which permits the revocation or termination of any such permit, license, approval or consent or the imposition of any restriction thereon of such nature as may materially limit the operation of the business covered thereby;

          (c) All approvals, applications, filings, registrations, consents or other actions required of any local, state or Federal authority to enable each
Credit Party and the Subsidiaries thereof to use any such permit, license, approval or consent has been obtained or made;

          (d) No Credit Party nor any Subsidiary of any Credit Party (i) is in
violation of any duty or obligation required by law or any rule or regulation applicable to the operation of any of its businesses, or (ii) has received any written notice from the granting body or any other Governmental Authority with respect to any material breach of any covenant under, or any material default with respect to, any such permit, license, approval or consent;

          (e) Before and upon giving effect to this Agreement, the Notes and the other Loan Documents, no material default shall have occurred and be continuing under any such permit, license, approval or consent;

          (f) All consents and approvals of, filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required to maintain any such permit, license, approval or consent in full force and effect prior to the scheduled date of expiration thereof has been, or, prior to the time when required, will have been, obtained, given, filed or taken and are or will be in full force and effect;

          (g) There is not pending or threatened, any action to revoke, cancel, suspend, modify or refuse to renew any such permit, license, approval or consent and each business covered by each such permit, license, approval or consent is being operated in substantial compliance with such permit, license, approval or consent;

          (h) There is not now issued or outstanding or threatened any notice of any hearing, violation or complaint against such Credit Party or Subsidiary thereof with respect to any such permit, license, approval or consent and no
Credit Party or Subsidiary thereof has any knowledge that any Person intends to contest the renewal of any such permit, license, approval or consent;

and in the case of clauses (a) through (h) of this Section 11.15, the breach of which will not reasonably be expected to have a Material Adverse Effect.

          Section 11.16. ENVIRONMENTAL STATUS. Except as disclosed on Schedule
11.16 hereto, (i) the operations of the Borrowers and each of their Subsidiaries comply in all material respects with all applicable Environmental Laws; (ii) the
Borrowers and each of their Subsidiaries have no environmental, health and safety Permits and to the best of the Borrowers' knowledge, no such permits are necessary for its operation; (iii) the Borrowers and each of their Subsidiaries and all of their present Facilities or operations, as well as to the knowledge of the Borrowers and their Subsidiaries their past Facilities or operations, are not subject to any outstanding written order or agreement with any Governmental
Authority or private party respecting (a) any Environmental Laws, (b) any
Remedial Action, or (c) any Environmental Claims arising from the Release of a
Hazardous Material into the

                                      107

environment; (iv) none of the operations of the Borrowers or any of their
Subsidiaries is subject to any judicial or administrative proceeding under any
Environmental Law; (v) to the best of the knowledge of the Borrowers and their
Subsidiaries, none of the operations of the Borrowers or any of their
Subsidiaries is the subject of any Federal or state investigation evaluating whether any Remedial Action is needed to respond to a Release of any Hazardous
Material into the environment in violation of any Environmental Law; (vi)
neither the Borrowers nor any of their Subsidiaries or to the knowledge of the
Borrowers and their Subsidiaries any predecessor of the Borrowers or any
Subsidiary has filed any notice under Environmental Law indicating past or present treatment, storage, or disposal of a hazardous waste in violation of any
Environmental Law or reporting a Release of a Hazardous Material into the environment; (vii) to the best of the knowledge of the Borrowers and their
Subsidiaries, neither the Borrowers nor any of their Subsidiaries has any contingent liability in connection with any Release of any Hazardous Material into the environment; (viii) none of the Borrowers' or any Subsidiary's operations involve the generation, transportation, treatment or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any applicable state equivalent; (ix) neither the Borrowers nor any of their Subsidiaries has disposed of any Hazardous Material by placing it in or on the ground or waters of any premises owned, leased or used by such Borrower or such Subsidiary and to the knowledge of the Borrowers and their Subsidiaries neither has any lessee, prior owner, or other person; (x) to the best knowledge of the Borrowers no underground storage tanks or surface impoundments, as referred to in the
Environmental Laws, are on the Borrowers' or any of its Subsidiaries'
Facilities; and (xi) to the best knowledge of the Borrowers no Lien in favor of any Governmental Authority for (A) any liability under Environmental Laws or regulations, or (B) damages arising from or costs incurred by such Governmental
Authority in response to a Release of a Hazardous Material into the environment, has been filed or attached to the Borrowers' or any of their Subsidiaries'
Facilities; provided that a breach of a representation under this Section 11.16 by the Borrower or any of their Subsidiaries shall not constitute an Event of
Default under Section 10.1 unless such breach may reasonably be expected to result in liability to the Borrowers or any of their Subsidiaries in excess of
$100,000 or result in a Material Adverse Effect. The foregoing representations and warranties shall survive the expiration or earlier termination of this
Agreement until such time as the environmental indemnity referred to in Section
8.16 hereof is terminated.

          Section 11.17. SOLVENCY. The Borrowers are Solvent.

          Section 11.18. PROJECTIONS. The Parent's or the Borrowers', as
applicable, (i) monthly forecasts on a consolidated basis for each Fiscal Year and (ii) annual forecasts on a consolidated basis, consolidated results of operations and cash flows and balance sheets for each Fiscal Year, copies of which have been delivered to Agent on or prior to the Closing Date, disclose all material assumptions expressly made in formulating such projections. No facts exist on the Closing Date which would result in any material change in any of such projections. The projections are based upon reasonable estimates and assumptions, all of which are reasonable in light of the conditions which existed at the time the projections were made, have been prepared on the basis of the assumptions stated therein, and reflect as of the date thereof the reasonable estimate of each of the Borrowers and the Parent of the results of operations and other information projected therein, it being recognized that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by such projections may differ from the projections.

          Section 11.19. BANK ACCOUNTS. The names and addresses of all the banks holding one or more Blocked Accounts, together with the account numbers of the
Blocked Accounts at such banks, are specified in Schedule 11.19 hereto. The
Credit Parties have no bank accounts other than as set forth on Schedule 11.19 hereto.

          Section 11.20. EMPLOYMENT AGREEMENTS. Except as set forth on Schedule
11.20 hereto, the Employment Agreements constitute all executive employment agreements and compensation arrangements (including without limitation bonus and stock options), employee or management incentive

                                      108

plans and consulting or management arrangements (including without limitation the fees payable in connection therewith) and executive or management confidentiality agreements and non-compete agreements, between any Credit Party and any such executive, member of management or employee, as applicable, a true and complete copy of each of which has been furnished to the Agent.

          Section 11.21. LABOR MATTERS. There are no strikes or other labor disputes against the Borrowers or any of their Subsidiaries pending or threatened which would have a Material Adverse Effect. Hours worked by and payment made to employees of the Borrowers and their Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters the violation of which would have a Material Adverse Effect.
All payments due from the Borrowers or any of their Subsidiaries on account of employee health and welfare insurance which would have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of such
Borrower or such Subsidiary. Except as set forth on Schedule 11.21 hereto, there are no collective bargaining or other labor agreements covering any employees of the Borrowers or any of their Subsidiaries.

          Section 11.22. OTHER VENTURES. Except as set forth on Schedule 11.22, neither the Parent nor any Subsidiary thereof is engaged in any joint venture or partnership with any other Person.

          Section 11.23. BROKERS AND CONSULTANTS. No broker, finder or consultant acting on behalf of the Parent or any of its Subsidiaries brought about the obtaining, making or closing of the loans made pursuant to this
Agreement, and neither the Parent nor any Subsidiary thereof has any obligation to any Person in respect of any finder's, consulting or brokerage fees in connection with the Loan contemplated by this Agreement.

          Section 11.24. MATERIAL CONTRACTS. Schedule 11.24 sets forth all the contracts, agreements and documents (other than those set forth on any other
Schedule hereto or constituting an Exhibit hereto) that materially affect or relate to the business or operations of the Parent and its Subsidiaries.

          Section 11.25. LICENSE AGREEMENTS. Schedule 11.25 sets forth all the
License Agreements of the Borrowers, and each of the License Agreements listed thereon is in full force and effect (or have been approved in writing (which approval has not been rescinded in writing) as an acceptable arrangement by the
Agent), and except as disclosed by the Borrowers in writing to the Agent from time to time, the Borrowers are in compliance with the material terms thereof and there exists no default on the part of the Borrowers under any of the
License Agreements.

          Section 11.26. UNWRITTEN AGREEMENTS. Neither the Borrowers nor any of
their Subsidiaries is party to any arrangement which, if approved by the Agent would constitute a License Agreement or Consignment Agreement and which is not evidenced by a written agreement other than those previously disclosed to the
Agent.

          Section 11.27. UCC FINANCING STATEMENTS. Any documents (including, without limitation, financing statements) required to be filed (if any) in order to create in favor of the Agent for the benefit of the Lenders, a perfected security interest in the Collateral with respect to which a security interest may be perfected by a filing under the UCC have been duly executed and delivered by the Borrowers on or prior to the Closing Date and have been or will be
(immediately after the Closing Date) properly filed in each jurisdiction required in order to create in favor of the Agent for the benefit of the Lenders a perfected Lien on the Collateral immediately following the Closing Date.

          SECTION 12. MISCELLANEOUS

          Section 12.1. COLLECTION COSTS. If an Event of Default occurs, the
Borrowers shall pay all court costs and costs of collection paid or incurred by the Agent and Lenders in connection with

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the Obligations, the Collateral and the Loan Documents, including, without limitation, reasonable fees, expenses and disbursements of counsel employed in connection with any and all collection efforts. The attorney's fees arising from such services, including those of any appellate proceedings, and all expenses, costs, charges and other fees incurred by such counsel in any way or with respect to or arising out of or in connection with or relating to any of the events or actions described in this Section 12.1 shall be payable by the
Borrowers to the Agent, each L/C Issuer and each Lender, as the case may be, on demand, and shall be additional obligations under this Agreement. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: recording costs, appraisal costs, paralegal fees, costs and expenses; accountants' fees, costs and expenses; court costs and expenses;
photocopying and duplicating expenses; court reporter fees, costs and expenses;
long distance telephone charges; air express charges; telegram charges;
telecopier charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with any of the foregoing.

          Section 12.2. AMENDMENT, MODIFICATION AND WAIVER. (a) No amendment, modification or waiver of any provision of the Loan Documents and no consent by the Agent, any L/C Issuer or any Lender to any departure therefrom by any of the
Credit Parties shall be effective unless such amendment, modification or waiver shall be in writing and signed by a duly authorized officer of the appropriate
Credit Parties, the Agent, the Lenders, each L/C Issuer or the Majority Lenders, as the case may be (as more fully described below), and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing.

          (b) No notice to or demand on any of the Credit Parties in any case shall entitle any of the Credit Parties to any other or further notice or demand in similar or other circumstances.

          (c) Any term or provision of any Loan Document may be amended or modified and the observance of any provision of any Loan Document may be waived with the written consent of the Credit Parties being a party to such Loan
Document and the Majority Lenders; provided, however, that no such amendment, modification or waiver shall, without the prior written consent of the Agent, amend or waive any of the provisions of Section 3.6, 12.13 or 12.15 of this
Agreement, or otherwise change any of the rights or obligations of the Agent under any of the Loan Documents; provided, further, that no such amendment, modification or waiver shall, without the prior written consent of each L/C
Issuer which has any Letters of Credit, or any Commitment to issue Letters of
Credit, outstanding, amend or waive any of the provisions of Section 2A of this
Agreement or otherwise materially adversely affect any of the rights or obligations of such L/C Issuer under any of the Loan Documents; and provided, further, that no such amendment, modification or waiver shall, without the prior written consent of all of the Lenders:

               (i) extend the due date of any principal of any Loan, or portion thereof, extend the final scheduled maturity of any Loan or the
          Revolving Credit Facility Commitment, reduce the rate of interest on any Loan, or portion thereof, reduce the amount of any principal or accrued interest payable on any Loan, or portion thereof, or reduce the fees payable to any Lender hereunder;

               (ii) except as set forth in Section 4.11 hereof, substitute, discharge, release or surrender any Collateral (which defined term for purposes of this clause (ii) shall include any Guaranties of any or all the Obligations) with a value exceeding $5,000,000 in the aggregate; provided, that any substitution, discharge, release or surrender of Collateral with a value not exceeding $5,000,000 in the aggregate or under Section 9.6 shall be subject solely to the prior written consent of the Agent.

               (iii) except as provided in Sections 2.14(e) and 12.15 hereof, change the proportion of any Lender's Revolving Commitment to the aggregate Revolving Commitments of all Lenders or the amount of any
          Lender's Revolving Commitment;

                                      110

               (iv) modify any provision of this Section 12.2 or any other provision which expressly requires the consent of all Lenders;

               (v) amend the definition of "Majority Lenders"; or

               (vi) amend the last sentence of Section 4.4(c) hereof or amend
          Section 10.5 hereof.

          (d) From and after the Closing Date, "Obligations" arising under or in connection with the Original Credit Agreement or the First Amended and Restated
Credit Agreement shall continue to be "Obligations" arising under or in connection with this Agreement.

          (e) If, in connection with any proposed amendment, modification, waiver or termination requiring the consent of all Lenders, the consent of
Majority Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this clause (e) being referred to as "Non Consenting Lender"), then, so long as Agent is not a Non Consenting Lender, at Borrowers' request
Agent, or a Person reasonably acceptable to Agent, shall have the right with
Agent's consent and in Agent's sole discretion (but shall have no obligation) to purchase from such Non Consenting Lenders, and such Non Consenting Lenders agree that they shall, upon Agent's request, sell and assign to Agent or such Person, all of the Revolving Commitments of such Non Consenting Lenders for an amount equal to the principal balance of all Loans held by the Non Consenting Lenders and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment
Agreement.

          Section 12.3. NEW YORK LAW. THIS AGREEMENT AND THE NOTES SHALL BE
CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

          Section 12.4. NOTICES. All notices, requests, demands or other communications provided for herein shall be in writing (unless otherwise expressly provided herein) and shall be deemed to have been given (a) if by registered or certified mail, return receipt requested, four (4) Business Days following the date when sent, (b) if by telex, when sent and answerback received, (c) if by overnight courier, when received, (d) if by telecopier, when sent, or (e) if personally delivered or delivered by messenger, when receipted for, in each case, addressed to the appropriate Credit Party or to the Agent, any L/C Issuer or any Lender, at its respective office under its name on the signature pages of this Agreement and to the attention of the Person so designated, or to such Person or address as any party hereto shall designate to the other from time to time in writing forwarded in like manner. All notices, requests, demands or other communications given or deemed given to either of
Borrowers or Parent shall be deemed given to both Borrowers and Parent.

          Section 12.5. FEES AND EXPENSES. The Borrowers shall pay all reasonable out-of-pocket costs and expenses paid or incurred by the Agent or GE
Capital in connection with the Loan Documents and the financing contemplated thereunder, including but not limited to appraisal fees, reasonable syndication fees (excluding fees payable to any syndicate member taking an assignment from
GE Capital of any portion of the Loan or Commitment of GE Capital hereunder), title insurance fees, audit fees, recording fees, travel and transportation fees, search and filing fees, and the reasonable fees and expenses of Weil,
Gotshal & Manges LLP, special counsel, and all local counsel to the Agent or GE
Capital and of any industry, environmental, tax, accounting and other consultants retained by the Agent or GE Capital. Such expenses shall also include, without limitation, any costs paid or incurred by the Agent or GE
Capital in connection with the administration of the financial accommodations herein provided (including of any Collateral), any waivers, amendments, modifications, extensions, renewals, renegotiations or "work-outs" of this
Agreement or any instrument or document delivered in connection herewith and any consents or approvals provided hereunder or otherwise requested by any Credit
Party. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include, to

                                      111

the extent they are out-of-pocket as to the Agent or GE Capital: recording costs, appraisal costs, paralegal fees, costs and expenses; accountants' fees, costs and expenses; photocopying and duplicating expenses; long distance telephone charges; air express charges; telegram charges; telecopier charges;
secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with any of the foregoing.

          Section 12.6. [Intentionally Deleted]

          Section 12.7. WAIVER OF JURY TRIAL AND SET-OFF. In any litigation in any court with respect to, in connection with, or arising out of this Agreement, any of the Revolving Advances, any of the Notes or other Loan Documents, the
Collateral, or any instrument or document delivered pursuant to this Agreement, or the validity, protection, interpretation, collection or enforcement thereof, or any other claim or dispute howsoever arising, between any Credit Parties and any of the Lenders, any L/C Issuer party hereto or the Agent, (a) EACH OF THE
CREDIT PARTIES HEREBY, to the fullest extent it may effectively do so, waives the right to interpose any set-off, recoupment, counterclaim or cross-claim in connection with any such litigation, irrespective of the nature of such set-off, recoupment, counterclaim or cross-claim, unless such set-off, recoupment, counterclaim or cross-claim could not, by reason of any applicable Federal or
State procedural laws, be interposed, pleaded or alleged in any other action and
(b) EACH OF THE CREDIT PARTIES AND THE LENDERS, TO THE FULLEST EXTENT IT MAY
EFFECTIVELY DO SO, WAIVES TRIAL BY JURY IN CONNECTION WITH ANY SUCH LITIGATION.
EACH OF THE CREDIT PARTIES AGREES THAT THIS SECTION 12.7 IS A SPECIFIC AND
MATERIAL ASPECT OF THIS AGREEMENT AND ACKNOWLEDGES THAT NONE OF THE LENDERS
WOULD EXTEND TO THE COMPANY ANY FINANCIAL ACCOMMODATIONS HEREUNDER IF THIS
SECTION 12.7 WERE NOT PART OF THIS AGREEMENT.

          Section 12.8. TERMINATION OF AGREEMENT. (a) The financing arrangements contemplated hereby shall be in effect until the Maturity Date, and the Loans and all other Obligations shall be automatically due and payable in full, and this Agreement shall be terminated, on such date. The Agent on behalf of the
Lenders shall have the right to, or the Agent upon the direction of the Majority
Lenders shall, terminate this Agreement immediately, at any time, during the continuance of an Event of Default under Section 10 hereof.

          (b) The termination of this Agreement shall not affect any rights of the Credit Parties, any Lender, any L/C Issuer or the Agent or any obligation of any of the Credit Parties, any Lender, any L/C Issuer or the Agent to the
others, arising on or prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all Obligations and obligations of the Credit Parties hereunder incurred on or prior to such termination have been paid and performed in full.

          (c) Upon the giving of notice of termination of this Agreement, all
Obligations (including, without limitation, the Revolving Loan and amounts in respect of Letters of Credit) shall be due and payable on the date of termination specified in such notice.

          (d) The Liens and rights granted to the Agent on behalf of the Agent and the Lenders hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement, until all of the Obligations have been paid (or in the case of Letter of Credit Obligations, cash collateralized in accordance with Section 2A.3) in full or the Credit Parties have furnished the Lenders, each L/C Issuer and the Agent with an indemnification satisfactory to the Lenders, such L/C Issuers and the Agent;
provided that notwithstanding anything herein or in any other Loan Document to the contrary in the event that all Obligations are paid (or in the case of
Letters of Credit Obligations, cash collateralized in accordance with Section
2A.3) in full (or such satisfactory indemnification is provided) and this
Agreement is terminated, the Liens in favor of the Agent shall terminate (and the Agent shall authorize in accordance with the requirements of the UCC, the filing of appropriate UCC-3 termination statements and

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execute and deliver such other lien termination documents as may be reasonably requested by the Borrower).

          (e) All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof unless otherwise provided.

          (f) Notwithstanding the foregoing, if after receipt of any payment of all or any part of the Obligations, the Agent, any L/C Issuer or any Lender is
for any reason compelled to surrender such payment to any Person or entity because such payment is determined to be void or voidable as a preference, an impermissible set-off, a diversion of trust funds or for any other reason, this
Agreement shall continue in full force, and the Credit Parties, as appropriate, shall be liable to, and shall indemnify and hold such Lender, such L/C Issuer or the Agent, as the case may be, harmless for, the amount of such payment surrendered until such Lender, such L/C Issuer or the Agent, as the case may be, shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Lenders, such L/C Issuer or the Agent in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Lenders', such L/C Issuer's or the Agent's rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable. For the avoidance of doubt, this Section
12.8(f) shall not apply to any taxes and amounts relating thereto (payment with respect to which shall be governed by Section 2.22).

          (g) All indemnities provided for under this Agreement and the other
Loan Documents, including, without limitation, under Sections 2.12 and 12.5 hereof and this Section 12.8, shall survive the termination of this Agreement and the payment in full of the Obligations.

          Section 12.9. CAPTIONS. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

          Section 12.10. LIEN; SET-OFF BY LENDERS. Each of the Credit Parties
hereby grants to each Lender and the Agent a continuing Lien for all Obligations upon any and all monies, securities and other property of such Credit Party and the proceeds thereof, now or hereafter held or received by, or in transit to, such Lender or the Agent from or for such Credit Party, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general or special) and credits of such Credit Party with, and any and all claims of such Credit Party against, any Lender or the Agent, at any time existing (which shall constitute part of the Collateral). Upon the occurrence and during the continuance of an Event of Default, each Lender and the Agent is hereby authorized at any time and from time to time, without notice to such Credit Party, to set-off, appropriate and apply any or all items hereinabove referred to against all Obligations under the Loan Documents;
provided that no Lender may exercise such set-off rights without the Agent's consent.

          Section 12.11. PAYMENT DUE ON NON-BUSINESS DAY. Whenever any payment to be made hereunder or under any other Loan Document or on any Revolving
Advance shall be stated to be due and payable, or whenever the last day of any
Interest Period would otherwise occur, on a day which is not a Business Day, such payment shall be made and the last day of such Interest Period shall occur on the next succeeding Business Day and such extension of time shall in such case be included in computing interest on such payment; provided, however, if such extension would cause a payment of a Eurodollar Advance to be made, or the last day of such Interest Period for a Eurodollar Advance to occur, in the next following calendar month, such payment shall be made and the last day of such
Interest Period shall occur on the next preceding Business Day.

          Section 12.12. SERVICE OF PROCESS. Each of the Credit Parties hereby irrevocably consents to the jurisdiction of the courts of the State of New York and of any Federal Court located in the

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City of New York in connection with any action or proceeding arising out of or relating to this Agreement, any Guaranty, any of the Security Documents, all or
any of the Obligations, the Collateral, all or any of the Notes, any other Loan
Document or any document or instrument delivered pursuant to this Agreement. In any such litigation, each of the Credit Parties waives, to the fullest extent it may effectively do so, personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to any Credit Party at its address set forth in Section
12.4 hereof. Each of the Credit Parties hereby waives, to the fullest extent it may effectively do so, the defenses of forum non conveniens and improper venue.

          Section 12.13. GENERAL ELECTRIC CAPITAL CORPORATION, AS AGENT. (a)
Each Lender hereby irrevocably designates and appoints GE Capital as the agent of such Lender under each of the Loan Documents in which GE Capital is named as agent, and each such Lender hereby irrevocably authorizes GE Capital, as the agent for such Lender to take such action on behalf of each Lender under the provisions of the Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of the Loan
Documents, together with such other powers as are reasonably incidental thereto.
Notwithstanding any provision to the contrary elsewhere in the Loan Documents, the Agent shall not have any duties or responsibilities except those expressly set forth in the Loan Documents, nor any fiduciary relationship with any Lender and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Loan Documents or otherwise exist against the
Agent.

          (b) The Agent may execute any of its duties under the Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

          (c) Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Loan Documents (except for its or such Person's own gross negligence or wilful misconduct), or (ii) responsible in any manner to any
Lender for any recitals, statements, representations or warranties made by any of the Credit Parties or any of their respective Subsidiaries or any officer thereof contained in the Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with the Loan Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Loan Documents or for any failure of any of the Credit Parties or any of their respective
Subsidiaries to perform its obligations under the Loan Documents. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Loan Documents, or to inspect the properties, books or records of any of the Credit Parties or any of their respective Subsidiaries.

          (d) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper
Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Credit Parties), independent accountants and other experts selected by the Agent.

          (e) The Agent shall be fully justified in failing or refusing to take any action under the Loan Documents unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with a request of the Majority Lenders (or where required by the terms of

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this Agreement, the Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

          (f) The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent shall have received notice from a Lender or one of the Credit Parties referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders; provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          (g) Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of any of the Credit
Parties or any of their respective Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the
Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of each of the Credit Parties and their respective
Subsidiaries, and made its own decision to make its loans and other financial accommodations hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, liabilities, assets, properties and condition (financial or otherwise) and creditworthiness of each of the Credit Parties and their respective Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the
Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of any of the Credit Parties or any of their respective Subsidiaries which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

          (h) Each Lender agrees to indemnify the Agent in its capacity as such
(to the extent not reimbursed by the Credit Parties and without limiting the obligation of the Credit Parties to do so), ratably according to the total loan percentages set forth opposite its name on Exhibit A hereto from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents, the financing thereunder or any of the transactions contemplated thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no
Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. The agreements in this Section 12.13(h) shall survive the payment of the Notes and the Obligations.

          (i) The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Credit Parties as though the Agent were not the Agent hereunder. With respect to its pro rata share of the Revolving Advances made or renewed by it and any Note issued to it, the Agent shall have the same rights and powers under this Agreement as any
Lender

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and may exercise the same as though it were not the Agent. The terms "Lender"
and "Lenders" shall include the Agent in its individual capacity.

          (j) The Agent may resign as Agent upon thirty (30) days' written notice to the Lenders. In the event that the Agent shall enter receivership or a proceeding in bankruptcy or insolvency shall be commenced by or against the
Agent, then the Lenders (other than the Lender which is the acting as Agent, if applicable) may by unanimous consent of such Lenders, remove the Agent under this Agreement. If the Agent shall give a notice of its intention to resign as
Agent under this Agreement or the Agent shall be removed, then the Majority
Lenders shall appoint a successor agent for the Lenders, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring
Agent's resignation hereunder as Agent or any Agent's removal, the provisions of this Section 12.13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

          (k) Each Lender agrees that (i) all obligations of the Credit Parties to each Lender under this Agreement and under the Notes rank pari passu in all respects with each other, and (ii) if any Lender shall, through the exercise of a right of banker's lien, set-off, counterclaim or otherwise, obtain payment with respect to its Revolving Commitment which results in its receiving more than its pro rata share of the aggregate payments in respect of the Aggregate
Revolving Commitments, then (A) such Lender shall be deemed to have simultaneously purchased from each of the other Lenders a share in its Revolving
Advances so that the amount of the Revolving Advances of all Lenders shall be pro rata and (B) such other adjustments shall be made from time to time as shall be equitable to insure that all Lenders share such payments ratably. If all or any portion of any such excess payment is thereafter recovered from the Lender which received the same, the purchase provided in this Section 12.13(k) shall be deemed to have been rescinded to the extent of such recovery, without interest.
Each of the Credit Parties expressly consents to the foregoing arrangements and agrees that each Lender so purchasing a portion of another Lender's loan may exercise all rights of payment (including, without limitation, all rights of set-off, banker's lien or counterclaim) with respect to such portion as fully as if such Lender were the direct holder of such portion.

          (l) The Agent agrees that it shall promptly deliver to each Lender copies of all notices, demands, statements and communications which the Agent gives to the Credit Parties, except for routine notices of payments due under the Loan Documents and other miscellaneous notices, demands, statements and communications, which are not material to the interests of any Lender. The Agent shall have no liability to any Lender, nor shall a cause of action arise against the Agent, as a result of the failure of the Agent to deliver to any Lender any such notice, demand, statement or communication.

          (m) The Agent shall endeavor to exercise the same care in
administering the Loan Documents as it exercises with respect to similar transactions in which it is involved and where no other co-lenders or participants are involved; provided that the liability of the Agent for failing to do so shall be limited as provided in the preceding paragraphs of this
Section 12.13.

          (n)  (i) If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or the Agent shall be advised by counsel, that it is so necessary or prudent in the interest of the Lenders, or the Agent shall deem it necessary for its own protection in the performance of its duties hereunder, the
Agent and (to the extent required by the Agent) each Credit Party shall execute and deliver all instruments and agreements reasonably necessary or proper to constitute another bank or trust company, or one or more individuals approved by the Agent (to the extent necessary or requested by the Agent) (each an "Approved
Delegate"), either to act as co-agent or co-agents or trustee of all or

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any of the Collateral, jointly with the Agent originally named herein or any successor, or to act as separate agent or agents or trustee of any such
Collateral. In the event that any of the Credit Parties shall not have joined in the execution of such instruments or agreements with any Approved Delegate within thirty (30) Business Days after the receipt of a written request from the
Agent to do so, or in case an Event of Default shall have occurred and be continuing, each of the Credit Parties hereby irrevocably appoints the Agent as its agent and attorney to act for it under the foregoing provisions of this
Section 12.13(n) in such contingency.

               (ii) Every separate agent and every co-agent and every trustee, other than any agent which may be appointed as successor to the Agent, shall, to the extent permitted by applicable law, be appointed to act and be such, subject to the following provisions and conditions, namely:

                         (A) except as otherwise provided herein, all rights,
                    remedies, powers, duties and obligations conferred upon,
                    reserved or imposed upon the Agent in respect of the
                    custody, control and management of moneys, paper or
                    securities shall be exercised solely by the Agent hereunder;

                         (B) all rights, remedies, powers, duties and
                    obligations conferred upon, reserved to or imposed upon the
                    Agent hereunder shall be conferred, reserved or imposed and exercised or performed by the Agent except to the extent
                    that the instrument appointing such separate agent or
                    separate agents or co-agent or co-agents or trustee shall
                    otherwise provide, and except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Agent shall be incompetent or
                    unqualified to perform such act or acts, in which event such rights, remedies, powers, duties and obligations shall be
                    exercised and performed by such separate agents or co-agent or co-agents to the extent specifically directed in writing by the Agent;

                         (C) no power given hereby to, or which it is provided
                    hereby may be exercised by, any such separate agent or
                    separate agents or co-agent or co-agents or trustee shall be exercised hereunder by such separate agent or separate
                    agents or co-agent or co-agents or trustee except jointly
                    with, or with the consent in writing of, the Agent, anything herein contained to the contrary notwithstanding;

                         (D) no separate agent or co-agent or trustee
                    constituted under this Section 12.13(n) shall be personally liable by reason of any act or omission of any other agent, separate agent, co-agent or trustee hereunder; and

                         (E) the Agent, at any time by an instrument in writing,
                    executed by it, may accept the resignation of or remove any such separate agent or co-agent or trustee, and in that
                    case, by an instrument in writing executed by the Agent and the Credit Parties (to the extent necessary or requested by the Agent) jointly, may appoint a successor to such separate agent or co-agent or trustee, as the case may be, anything herein contained to the contrary notwithstanding. In the
                    event that any of the Credit Parties shall not have joined in the execution of any such instrument with a Person or
                    entity within ten (10) days after the receipt of a written request from the Agent to do so, or in the case an Event of
                    Default shall have occurred and be continuing, the Agent,
                    acting alone,

                                      117

                    may appoint a successor and may execute any instrument in
                    connection therewith, and the Credit Parties hereby
                    irrevocably appoint the Agent its agent and attorney to act for it in such connection in either or such contingencies.

          Section 12.14. NON-RECOURSE TO PARENT. Notwithstanding the fact that the Parent is a signatory to this Agreement and is referred to in this Agreement and the other Loan Documents, neither the Agent nor any Lender shall have any recourse to the Parent or any of its directly owned assets for the payment or performance of any Obligations of any Credit Party (other than the Parent) nor shall the Parent have any personal liability therefor; provided, however, that the Loans shall be fully recourse to the Borrower, the Guarantors and their respective assets.

          Section 12.15. BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS.
(a) This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns, except that the obligation of the Lenders and any L/C Issuer hereto to make Revolving Advances and other financial accommodations hereunder shall not inure to the benefit of any successors and assigns of the Borrowers.

          (b) Neither Borrowers nor Parent may assign or transfer any of its interest hereunder without the prior written consent of the Lenders. Each of the
Lenders may make, carry or transfer its pro rata share of the Revolving Advances at, to or for the account of any of its branch offices or the office of one or more of its Affiliates.

          (c) Subject to the terms of this Section 12.15, any Lender may make an assignment to a Qualified Assignee of, or sale of participations in, at any time or times, the Loan Documents, Revolving Advances, Letter of Credit Obligations
and any Revolving Commitment or any portion thereof or interest therein, including any Lender's rights, title, interests, remedies, powers or duties thereunder. Any assignment by a Lender shall: (i) require the consent of Agent
(which consent shall not be unreasonably withheld or delayed with respect to a
Qualified Assignee) and the execution of an assignment agreement (an "Assignment
Agreement") substantially in the form attached hereto as Exhibit 12.15(c) and otherwise in form and substance reasonably satisfactory to, and acknowledged by,
Agent; (ii) be conditioned on such assignee Lender representing to the assigning
Lender and Agent that it is purchasing the applicable Revolving Advances to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iii) after giving effect to any such partial assignment, the assignee Lender shall have a Revolving Commitment in an amount at least equal to $5,000,000 and the assigning Lender shall have retained a
Revolving Commitment in an amount at least equal to $5,000,000; (iv) include a payment to Agent of an assignment fee of $3,500 and (v) so long as no Event of
Default has occurred and is continuing, require the consent of Borrowers as to the identity of the Qualified Assignee Lender of the type described in clause
(b) of the definition of "Qualified Assignee", which shall not be unreasonably withheld or delayed; provided that no such consent shall be required for an assignment to a Qualified Assignee of the type described in clause (a) of the definition of "Qualified Assignee"; and provided further that an assignment will not be effective unless it is recorded by Agent in the Loan Account. In the case of an assignment by a Lender under this Section 12.15, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as all other Lenders hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Revolving Commitment or assigned portion thereof from and after the date of such assignment. Each Borrower hereby acknowledges and agrees that any assignment shall give rise to a direct obligation of Borrowers to the assignee and that the assignee shall be considered to be a "Lender". In all instances, each Lender's liability to make
Revolving Advances hereunder shall be several and not joint and shall be limited to such Lender's pro rata share of the aggregate Revolving Commitment. In the event Agent or any Lender assigns or otherwise transfers all or any part of the
Obligations, Agent or any such Lender shall so notify Borrowers and Borrowers shall, upon the request of Agent or such Lender, execute new Notes in exchange for the Notes, if any, being assigned. Notwithstanding the foregoing provisions of this

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Section 12.15(c), (i) any Lender may at any time pledge the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to a Federal Reserve Bank provided, that no such pledge to a Federal Reserve Bank shall release such Lender from such Lender's obligations hereunder or under any other Loan Document, and (ii) any Lender that is an investment fund may assign the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to another investment fund managed by the same investment advisor, provided that such Lender shall notify Agent of any such assignment for purposes of maintaining the Loan Account in accordance with Section 2.21 hereof, and such assignment will become effective only if such assignment is recorded in the Loan Account.

          (d) Any participation by a Lender of all or any part of its Revolving
Commitment shall be made with the understanding that all amounts payable by
Borrowers hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or fees payable with respect to, any Revolving Advance in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of any Revolving Advance in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Security Documents or the other Loan Documents). Solely for purposes of Sections 2.9, 2.10, 2.11, 2.12, 2.15 and 2.22, each Borrower acknowledges and agrees that a participation shall give rise to a direct obligation of Borrowers to the participant and the participant shall be considered to be a "Lender". Except as set forth in the preceding sentence neither Borrower nor any other Credit Party shall have any obligation or duty to any participant. Neither Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.
In addition, each Lender granting a participation under this Section 12.15(d)
shall keep a register, meeting the requirements of Treasury Regulation Section
5f.103-1(c), of each participant, specifying such participant's entitlement to payments of principal and interest with respect to such participation, and for the avoidance of doubt, each participant shall be obligated to comply with
Section 2.22 as if it were a "Lender."

          (e) Except as expressly provided in this Section 12.15, no Lender shall, as between Borrower and that Lender, or Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Revolving Advances, the Notes or other Obligations owed to such
Lender.

          (f) Each Credit Party executing this Agreement shall assist any Lender permitted to sell assignments or participations under this Section 12.15 as reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be reasonably requested and the preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants. Each Credit Party executing this Agreement shall certify the correctness, completeness and accuracy of all descriptions of the Credit Parties and their respective affairs contained in any selling materials provided by it and all other information provided by it and included in such materials, except that any projections delivered by Borrowers shall only be certified by Borrowers as having been prepared by Borrowers in compliance with the representations contained in Section 11.18.

          (g) A Lender may furnish any information concerning Credit Parties in the possession of such Lender from time to time to assignees and participants
(including prospective assignees and participants); provided that such Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained in Section 12.18.

          (h) Notwithstanding anything to the contrary contained herein, any
Lender (a "Granting Lender"), may grant to a special purpose funding vehicle (an
"SPC"), identified as such in

                                      119

writing by the Granting Lender to Agent and Borrowers, the option to provide to
Borrowers all or any part of any Revolving Advance that such Granting Lender would otherwise be obligated to make to Borrowers pursuant to this Agreement;
provided that (i) nothing herein shall constitute a commitment by any SPC to make any Revolving Advance; and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Revolving Advance, the Granting Lender shall be obligated to make such Revolving Advance pursuant to the terms hereof. The making of a Revolving Advance by an SPC hereunder shall utilize the Revolving Commitment of the Granting Lender to the same extent, and as if such Revolving Advance were made by such Granting Lender. No SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). Any SPC may (i) with notice to, but without the prior written consent of, Borrowers and Agent and without paying any processing fee therefor assign all or a portion of its interests in any Revolving Advances to the Granting Lender or to any financial institutions (consented to by Borrower and Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Revolving Advances and (ii) disclose on a confidential basis any non-public information relating to its Revolving Advances to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This Section 12.15(h) may not be amended without the prior written consent of each Granting Lender, all or any of whose
Revolving Advances are being funded by an SPC at the time of such amendment. For the avoidance of doubt, the Granting Lender shall for all purposes, including without limitation, the approval of any amendment or waiver of any provision of any Loan Document or the obligation to pay any amount otherwise payable by the
Granting Lender under the Loan Documents, continue to be the Lender of record hereunder. In addition, each Granting Lender (i) shall keep a register, meeting the requirements of Treasury Regulation Section 5f.103-1(c), of each SPC which has funded all or any part of any Loan that such Granting Lender would otherwise be obligated to make to Borrowers pursuant to this Agreement, specifying such
SPC's entitlement to payments of principal and interest with respect to such
Loan and (ii) shall collect, prior to the time such SPC receives payments with respect to such funded Loan, from each such SPC the appropriate forms, certificates and statements described in Section 2.22(c) as if such SPC were a
Lender under Section 2.22(c).

          (i) For purposes of this Section 12.15, with respect to each Letter of
Credit, if an L/C Issuer transfers its rights with respect to the Borrowers'
reimbursement obligation with respect to a Letter of Credit, (i) such L/C Issuer shall give notice of such transfer to the Agent for notation in the Loan
Account, (ii) each such transfer shall be notated in the Loan Account, and (iii)
no such transfer will be effective for purposes of this Agreement unless it has been recorded in the Loan Account.

          Section 12.16. COUNTERPARTS; FACSIMILE SIGNATURE. (a) This Agreement
may be executed by the parties hereto individually or in any combination, in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same agreement.

          (b) Delivery of an executed counterpart of a signature page to this
Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

          Section 12.17. INVALIDITY. Whenever possible, each provision of this
Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this
Agreement shall be prohibited by or invalid under any such law or regulation, it shall be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without the remainder thereof or any of the remaining provisions of this
Agreement being prohibited or invalid.

          Section 12.18. DISCLOSURE OF FINANCIAL INFORMATION. The Agent and each
Lender are each hereby authorized to deliver a copy of any financial statement or any other information relating to the business, operations or financial condition of the Parent and each of its Subsidiaries which may be furnished to it hereunder or otherwise, to any Affiliate of such Lender, any other Lender, any

                                      120

court, regulatory body or agency having jurisdiction over the Agent or such
Lender, to any Person which shall, or shall have any right or obligation to, succeed to all or any part of the Agent's or such Lender's interest in any of the Revolving Advances, this Agreement and any Collateral or to any actual or prospective participant therein or assignee thereof. Subject to the foregoing, the Agent and each Lender (i) agree to take all reasonable precautions and to exercise due care to maintain the confidentiality of all information provided to it by the Parent and its Subsidiaries in connection with this Agreement, (ii)
agree and undertake that neither it nor any of its Affiliates shall use any such information other than for the purpose of the financing contemplated by the
Agreement or as otherwise permitted above, and (iii) shall treat all such information confidentially and shall cause each prospective participant or assignee of the type described in this Section 12.18 or participant or assignee of such Lender to agree in writing to treat such information confidentially and to abide by the provisions of this sentence. Information that is available to the public shall not be subject to the confidentiality requirements of this
Section 12.18. In no event shall the Agent or any Lender be liable under this
Section 12.18 for any direct, indirect, consequential or punitive damages resulting from disclosure permitted under this Section 12.18. Notwithstanding anything to the contrary set forth herein or in any other express or implied agreement or understanding, the obligations of confidentiality contained herein or therein (the "Confidentiality Obligations") as they relate to the transaction or transactions contemplated herein, shall not apply to the "structure or the tax aspects," as that phrase is used in Section 1.6011-4T(b)(3) (or any successor provision) of the U.S. Treasury Regulations (the "Confidentiality
Regulation") promulgated under Section 6011 of the Code, of such transaction or transactions; provided, however, that the Confidentiality Obligations nevertheless shall apply to any and all items of information not required to be freely disclosable in order for the transaction or transactions not to be treated as "offered under conditions of confidentiality" within the meaning of the Confidentiality Regulation.

                                      121

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                     FINLAY FINE JEWELRY CORPORATION

                                     By: /s/ Bruce Zurlnick
                                         ---------------------------------------
                                     Name: Bruce E. Zurlnick
                                     Title: SVP, CFO & Treasurer

                                     Address:
                                     529 Fifth Avenue, 5th Flr.
                                     New York, New York 10017
                                     Attention: Bruce Zurlnick
                                     Telecopier: (212) 808-2946

                                     CARLYLE & CO. JEWELERS

                                     By: /s/ Bruce Zurlnick
                                         ---------------------------------------
                                     Name: Bruce E. Zurlnick
                                     Title: SVP, CFO & Treasurer

                                     Address:
                                     4615 Dundas Drive
                                     Greensboro, NC 27407
                                     Attention: Paul Sutton
                                     Telecopier: (336) 218-7382

                                     FINLAY ENTERPRISES, INC.

                                     By: /s/ Bruce Zurlnick
                                         ---------------------------------------
                                     Name: Bruce E. Zurlnick
                                     Title: SVP, CFO & Treasurer

                                     Address:
                                     529 Fifth Avenue, 6th Flr.
                                     New York, New York 10017
                                     Attention: Bonni G. Davis, Esq.
                                     Telecopier: (212) 808-0349

          with copies of all notices and other communications to be sent to:

                                     Finlay Fine Jewelry Corporation
                                     529 Fifth Avenue, 6th Flr.
                                     New York, New York 10017
                                     Attention: Bonni G. Davis, Esq.
                                     Telecopier: (212) 808-0349

         [SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT]

                                     - and -

                                     Blank Rome LLP
                                     405 Lexington Avenue
                                     New York, New York 10174
                                     Attention: Richard DiStefano, Esq.
                                     Telecopier: (212) 885-5001

         [SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT]

                                     GENERAL ELECTRIC CAPITAL
                                     CORPORATION, Individually and
                                     as Administrative Agent

                                     By: /s/ Charles Chiodo
                                         ---------------------------------------
                                     Name: Charles Chiodo
                                     Title: Duly Authorized Signatory

                                     Address:
                                     201 Merritt 7
                                     Norwalk, Connecticut 06856
                                     Attention: Account Manager - Finlay
                                     Telecopier: (203) 956-4002

          with copies of all notices and other communications to be sent to:

                                     General Electric Capital Corporation
                                     201 Merritt 7
                                     Norwalk, Connecticut 06856
                                     Attention: Commercial Finance Legal Counsel
                                     Telecopier: (203) 956-4001

                                     -and-

                                     Weil, Gotshal & Manges LLP
                                     767  Fifth Avenue
                                     New York, New York 10153
                                     Attention: Douglas R. Urquhart, Esq.
                                     Telecopier: (212) 310-8007

         [SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT]

                                     GE BUSINESS CAPITAL CORPORATION

                                     By: /s/ Charles Chiodo
                                         ---------------------------------------
                                     Name: Charles D. Chiodo
                                     Title: Duly Authorized Signatory

                                     Address:
                                     201 Merritt 7
                                     Norwalk, Connecticut 06856
                                     Attention: Commercial Finance Legal Counsel
                                     Telecopier: (203) 956-4001

         [SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT]

                                     BANK OF AMERICA N.A.
                                     Individually and as Documentation Agent

                                     By: /s/ Alexis MacElhiney
                                         ---------------------------------------
                                     Name: Alexis MacElhiney
                                     Title: Director

                                     Address:
                                     40 Broad Street
                                     Boston, Massachusetts 02109
                                     Attention: Alexis MacElhiney, Director
                                     Telecopier: (617) 434-2615

         [SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT]

                                     ABN AMRO BANK N.V.

                                     By: /s/ Ronald C. Spurga
                                         ---------------------------------------
                                     Name: Ronald C. Spurga
                                     Title: Vice President

                                     By: /s/ Frederick Jennings
                                         ---------------------------------------
                                     Name: Frederick Jennings
                                     Title: Vice President

                                     Address:
                                     565 Fifth Avenue, 25th Floor
                                     New York, NY  10017
                                     Attention: Ronald C. Spurga
                                     Telecopier: (212) 649-5149

         [SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT]

                                     JP MORGAN CHASE BANK, NATIONAL ASSOCIATION

                                     By: /s/ Irene B. Spector
                                         ---------------------------------------
                                     Name: Irene B. Spector
                                     Title: Vice President

                                     Address:
                                     1166 Avenue of the Americas, 16th Floor
                                     New York, N.Y. 10036
                                     Attention: Irene Spector, Vice President
                                     Telecopier: (212) 899-1470

         [SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT]

                                     WELLS FARGO FOOTHILL, LLC

                                     By: /s/ Lan Wong
                                         ---------------------------------------
                                     Name: Lan Wong
                                     Title: Vice President

                                     Address:
                                     2450 Colorado Ave., Suite 3000 West
                                     Santa Monica, CA 90404
                                     Attention: Lan Wong
                                     Telecopier: (310) 453-7447

         [SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT]

Pursuant to Item 601(b)(2) of Regulation S-K, the following is a list of omitted schedules and exhibits to the Third Amended and Restated Credit Agreement.
Finlay agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.



Schedule 2A.1(a)       -       Letters of Credit
Schedule 2A.1(b)       -       Bank of America Letters of Credit
Schedule 4.3(b)(B)     -       Jurisdictions
Schedule 4.4(a)(ii)    -       Excluded Leases
Schedule 8.3           -       Insurance
Schedule 8.18          -       Lease Obligations
Schedule 8.22          -       Lockbox Accounts
Schedule 9.2           -       Existing Liens
Schedule 9.3           -       Indebtedness
Schedule 9.4           -       Outstanding Investments
Schedule 9.9           -       Compensation Policies
Schedule 9.21          -       Indenture Guarantees
Schedule 11.1          -       Subsidiaries
Schedule 11.5          -       Real Property
Schedule 11.7          -       Trademarks, Patents, Etc.
Schedule 11.8          -       Taxes
Schedule 11.13         -       ERISA
Schedule 11.16         -       Environmental Matters
Schedule 11.19         -       Collection, Concentration and Special Accounts
Schedule 11.20         -       Employment Agreements
Schedule 11.21         -       Labor Matters
Schedule 11.22         -       Other Ventures
Schedule 11.24         -       Material Contracts
Schedule 11.25         -       License Agreements

Exhibit A              -       Lenders, Commitments and Initial Eurodollar Offices
Exhibit B              -       Form of Indemnification Agreement
Exhibit C              -       Form of Master Agreement for Documentary Letters of
                               Credit
Exhibit D              -       Form of Master Agreement for Standby Letters of Credit
Exhibit 2.1(c)(ii)     -       Form of Swing Line Note
Exhibit 2.3(a)         -       Form of Revolving Note
Exhibit 2.4            -       Form of Borrower's Certificate
Exhibit 4.1(a)         -       Form of Pledge Agreement
Exhibit 4.2            -       Form of Trademark, Patent and Copyright Security Agreement
Exhibit 4.3(a)         -       Form of Security Agreement
Exhibit 4.8            -       Form of Guaranty
Exhibit 4.9(a)         -       Assignment of Life Insurance
Exhibit 4.9(b)         -       Assignment of Business Interruption Insurance
Exhibit 5.1            -       Form of Opinion of Counsel for the Credit Parties
Exhibit 8.1(p)         -       Form of Borrowing Base Certificate




Exhibit 8.14           -       Form of Consignor Letter
Exhibit 9.2(j)         -       Form of Collateral Description Regarding Gold Consignment Documents
Exhibit 12.15(c)       -       Form of Assignment
